CINCINNATI BELL INC.
SAVINGS AND SECURITY PLAN

(As amended and restated
effective as of December 31, 2002)

TABLE OF CONTENTS

CINCINNATI BELL INC.
SAVINGS AND SECURITY PLAN

ARTICLE 6A	- AFTER- TAX SAVINGS AND MATCHING CONTRIBUTION DISCRIMINATION STANDARDS	34
6A.1	After-Tax Savings and Matching Contribution Discrimination Standards Under Code Section 40l(m)(2) for Participants Who Are Not Collectively Bargained Employees	34
6A.2	Matching Contribution Discrimination Standards Under Code Section 40l(m)(2) for Participants Who Are Collectively Bargained Employees	40
ARTICLE 7	- ACCOUNTS AND THEIR ALLOCATIONS AND VESTING	41
7.1	Accounts Held for Participants	41
7.2	Savings Subaccounts and Allocation of Savings Contributions Thereto	41
7.3	Matching Subaccounts and Allocation of Matching and Other Contributions Thereto	42
7.4	Rollover Subaccounts and Allocation of Rollover Contributions Thereto	42
7.5	Allocation of Forfeitures	42
7.6	Maximum Annual Addition to Accounts	42
7.7	Investment of Accounts	43
7.8	Allocation of Income and Losses of Investment Funds to Accounts	43
7.9	Loans to Participants	43
7.10	Deduction of Benefit Payments, Forfeitures, and Withdrawals	46
7.11	Account Balances	46
7.12	Vested Rights	46
7.13	Voting of Company Common Shares Held in Investment Fund	47
7.14	Effect of Tender Offer on Company Common Shares Held In Investment	48
ARTICLE 7A	- MAXIMUM ANNUAL ADDITION LIMITS	49
7A.1	General Maximum Annual Addition Limit Rules	49
7A.2	Necessary Terms	49
7A.3	Combining of Plans	50
7A.4	IRS Regulations Issued Under Code Section 415	50
ARTICLE 7B	-INVESTMENT OF ACCOUNTS	51
7B.1	General Rules for Investment of Participant Accounts	51
7B.2	Investment Funds	51
7B.3	Elimination of Convergys Corporation Share Investment Fund	52
ARTICLE 8	WITHDRAWALS DURING EMPLOYMENT	53
8.1	Withdrawals From After-Tax Portion of Savings Subaccount, Rollover Subaccount, and Matching Subaccount	53
8.2	Withdrawals From Pre-Tax Portion of Savings Subaccount	54
8.3	Requirements for Hardship Withdrawals	54
8.4	Suspension of Savings Contributions	56
ARTICLE 9	- DISTRIBUTIONS ON ACCOUNT OF TERMINATION OF EMPLOYMENT FOR REASONS OTHER THAN DEATH	57
9.1	Distribution of Retirement Benefit	57
9.2	Special Optional Forms of Benefit in Case of Retirement or Disability	57
9.3	Forfeiture of Nonvested Account on Termination of Employment	59
9.4	Special Rules as to Effect of Rehirings on Accounts	59
9.5	Source of Restorals	59
9.6	Application of Forfeitures	59

ARTICLE 10	-DISTRIBUTIONS ON ACCOUNT OF DEATH	60
10.1	Distribution of Death Benefit	60
10.2	Designation of Beneficiary	60
ARTICLE 11	-ADDITIONAL WITHDRAWAL DISTRIBUTION PROVISIONS	61
11.1	Allocation of Contributions After Distribution	61
11.2	Form of Payment	61
11.3	Determination of Proper Party for Distribution and Forfeiture When Proper Party Cannot Be Located	61
11.4	Reemployed Participant	62
11.5	Nonalienation of Benefits	62
11.6	Incompetency	62
11.7	Legal Distribution Limits	62
11.8	Distribution Form Notices	63
11.9	Direct Rollover Distributions	63
11.10	Distribution Restrictions	65
11.11	Coverage of Pre-Effective Amendment Date Participants	65
ARTICLE 12	-ADMINISTRATION OF THE PLAN	66
12.1	Plan Administration	66
12.2	Committee Procedures	66
12.3	Authority of Committee	66
12.4	Reliance on Information and Effect of Decisions	68
12.5	Funding Policy and Method	68
12.6	Participant Information Forms	68
12.7	Disbursement of Funds	68
12.8	Insurance	68
12.9	Compensation of Committee and Payment of Plan Administrative and Investment Charges	68
12.10	Indemnification	69
12.11	Employees' Benefit Claim Review Committee	69
ARTICLE 13	- CLAIM AND APPEAL PROCEDURES	70
13.1	Initia1Claim	70
13.2	Actions in Event Initial Claim is Denied	70
13.3	Appeal of Denial of Initial Claim	70
13.4	Decision on Appeal	71
13.5	Additional Rules	71
ARTICLE 14	- CERTAIN RIGHTS AND OBLIGATIONS OF COMPANY RELATING TO AMENDMENTS, PLAN TERMINATIONS, AND CONTRIBUTIONS	72
14.1	Authority to Amend Plan	72
14.2	Amendment to Vesting Schedule	72
14.3	Authority to Terminate Plan	73
14.4	Procedure for Amending or Terminating Plan	73
ARTICLE 15	- TERMINATION OF PLAN	75
15.1	Full Vesting on Termination	75
15.2	Distribution Method on Termination	75

ARTICLE 16	-TOP HEAVY PROVISIONS	76
16.1	Determination of Whether Plan is Top Heavy	76
16.2	Effect of Top Heavy Status on Vesting	79
16.3	Effect of Top Heavy Status on Contributions	79
ARTICLE 17	-MISCELLANEOUS	81
17.1	Exclusive Benefit of Participants	81
17.2	Mergers, Consolidations, and Transfers of Assets	81
17.3	Plan Benefits and Service for Military Service	82
17.4	Authority to Act for Company	84
17.5	Relationship of Plan to Employment Rights	84
17.6	Applicable Law	84
17.7	Separability of Provisions	84
17.8	Counterparts	84
17.9	Headings	84
17.10	Special Definitions	85
17.11	Plan Administrator and Sponsor	85

	SIGNATURE PAGE	86

CINCINNATI BELL INC.
SAVINGS AND SECURITY PLAN
(As amended and restated
effective as of December 31, 2002)

ARTICLE I

NAME, PURPOSE, AND EFFECTIVE DATE

1.1Name.    The plan set forth herein shall be known as the Cincinnati Bell Inc. Savings and Security Plan. It shall hereinafter be referred to in this document as the "Plan."

1.2Purpose. The purpose of the Plan is to provide a convenient and effective way for Participants to save on a regular and long-term basis for retirement and to encourage Participants to make and continue their careers with the Participating Companies. It is intended that the Plan (together with the Trust used in conjunction with the Plan) qualify as a tax-favored plan and trust under sections 401(a) and 501(a) of the Code and shall be interpreted in a manner consistent with sections 401(a) and 501(a) of the Code.

1.3	Effective Date.

1.3.1This document amends and restates the Plan effective as of the Effective Amendment Date (except as is otherwise provided herein) in order (a) to conform the Plan to the dictates of the Economic Growth and Tax Relief Reconciliation Act of 2001, the Pension Protection Act of2006, the Heroes Earnings Assistance and Relief Tax Act of2008, the Worker, Retiree, and Employer Recovery Act of 2008, and certain additional Treasury regulations and other guidance, (b) to collect all recent amendments to the Plan into one document, and (c) to make certain other changes in the Plan.

1.3.2This document replaces and supersedes all other documents both which amended the Plan effective as of any date on or after the Effective Amendment Date and which were adopted prior to the date on which this document is signed.

1.3.3Whenever the context permits, any reference to the Plan includes a reference to the provisions of the Plan as in effect for periods prior to the Effective Amendment Date.

ARTICLE 2

DEFINITIONS AND GENDER AND NUMBER

2.1General Definitions. For purposes of the Plan, the following terms shall have the meanings hereinafter set forth, unless a different meaning is plainly required by the context.

2.1.1"Account" means, with respect to any Participant, the bookkeeping account established by the Committee for the Participant in accordance with the provisions of this Plan, and as to which contributions, forfeitures, and Plan income, earnings, expenses, and losses may be allocable under the Plan. As is indicated in the subsequent provisions of this Plan, certain portions of a Participant's Account are described in the Plan as "Subaccounts," including, when applicable, a Savings Subaccount, a Rollover Subaccount, and/or a Matching Subaccount. Each Subaccount of a Participant's Account is intended to reflect a specific portion of such Account that is attributable to a certain kind of contribution made by or on behalf of the Participant to the Plan.

2.1.2"Affiliated Employer" means each of: the Company; each corporation which is (and only during the period it is) a member of a controlled group of corporations (within the meaning of section 414(b) of the Code as modified when applicable by section 415(h) of the Code) which includes the Company; each trade or business (whether or not incorporated) which is (and only during the period it is) under common control (within the meaning of section 414(c) of the Code as modified when applicable by section 415(h) of the Code) with the Company; each member (and only during the period it is such a member) of an affiliated service group (within the meaning of section 414(m) of the Code) which includes the Company; and each other entity required to be aggregated with the Company under section 414(o) of the Code (and only during the period it is required to be so aggregated).

2.1.3	"Board" means the Board of Directors of the Company.

2.1.4"Code" means the Internal Revenue Code of 1986 and the sections thereof, as it and they exist as of the Effective Amendment Date or may thereafter be amended or renumbered.

2.1.5"Collectively Bargained Employee" means an Employee who is included in a unit of employees covered by an agreement that the U.S. Secretary of Labor or his delegate finds to be a collective bargaining agreement between a Participating Company and the employee representatives of such unit, provided that the Employee shall not in any event be considered a Collectively Bargained Employee if more than 2% of the unit of employees which includes the Employee are professional employees (as defined in Treasury Regulations section 1.410(b)-9).

2.1.6"Collectively Bargained Covered Employee" means, with respect to any date, a person who on such date is both a Covered Employee and a Collectively Bargained Employee.

2.1.7"Committee" means the Employees' Benefit Committee which is appointed by the Company to administer the Plan (and to perform certain other duties with respect to the Plan) in accordance with the provisions of Article 12 below and the other provisions of the Plan.

2.1.8"Company" means Cincinnati Bell Inc. (which corporation was named Broadwing Inc. from April20, 2000 to May 27, 2003), or any corporate successor thereto. The Company is the sponsor of the Plan.

2.1.9"Covered Compensation" means, with respect to any Participant and for any specified period, the amount determined in accordance with the following paragraphs of this Subsection 2.1.9.

(a)Subject to paragraphs (b), (c), and (d) below, the Participant's "Covered Compensation" for any specified period shall mean his base pay paid to the Participant by the Participating Companies, during such specified period, for personal services actually rendered as a Covered Employee, to the extent that the amounts are includible in the Participant's gross income for Federal income tax purposes and as determined from the payroll records of the Participating Companies.

(b)Notwithstanding the provisions of paragraph (a) above, the Participant's "Covered Compensation" for any specified period that occurs after December 30, 2007 shall not in any event include any wages or other compensation paid after he has ceased to be an Employee, unless such wages or other compensation is paid within 2-1/2 months after (or, if later, by the end of the Plan Year in which) he has ceased to be an Employee and reflects either:

(i)a payment that, absent his severance from employment, would have been paid to him while he was an Employee and would have been both for services rendered as a Covered Employee and base pay for services during his regular working hours; or

(ii)a payment for accrued bona fide sick, vacation, or other leave, but only if he would have been able to use the leave if he had not ceased to be an Employee and only to the extent that such payment reflects an amount that would have been paid to him as base pay for services rendered as a Covered Employee had he not been on such leave.

In no event, even if paid within 2-1/2 months after (or, if later, by the end of the Plan Year in which) he has ceased to be an Employee, shall any payment of severance pay that is made after the Participant ceases to be an Employee be treated as part of the Participant's "Covered Compensation" for any specified period that occurs after December 30, 2007 under the provisions of this paragraph (b).

(c)In addition to the amounts included in the Participant's "Covered Compensation" for any specified period under paragraphs (a) and (b) above, and notwithstanding such paragraphs, the Participant's "Covered Compensation" for any specified period shall also include any amounts which are not treated as the Participant's "Covered Compensation" for such specified period under paragraphs (a) and (b) above solely because such amounts are considered elective contributions that are made by a Participating Company on behalf of the Participant and are not includable in the Participant's gross income for Federal income tax purposes by reason of section 125, 402(e)(3), 402(h), and/or 132(£)(4) of the Code (i.e., elective contributions under a cafeteria plan, a cash or deferred arrangement in a profit sharing plan, a simplified employee pension plan, or an arrangement under which qualified transportation fringes can be chosen) or any other types of deferred compensation or contributions described in Code section 414(s)(2) or Treasury Regulations section 1.414(s)-1(c)(4).

(d)Finally, notwithstanding any of the foregoing paragraphs of this Subsection 2.1.9, the "Covered Compensation" of the Participant for any twelve consecutive month period which is taken into account under any other provision of the Plan shall not exceed the dollar amount set forth in section 401(a)(17)(A) of the Code, as such amount is adjusted under Code section 401(a)(17)(B) by the

Secretary of the Treasury or his delegate for the calendar year in which such twelve consecutive month period begins (e.g., $200,000 for any twelve month determination period that begins in 2002 or 2003, $205,000 for any twelve month determination period that begins in 2004, $210,000 for any twelve month determination period that begins in 2005, $220,000 for any twelve month determination period that begins in 2006, $225,000 for any twelve month determination period that begins in 2007, $230,000 for any twelve month determination period that begins in 2008, $245,000 for any twelve month determination period that begins in 2009 or in 2010, and a dollar amount to be determined under Code sections 401(a)(17)(A) and 401(a)(17)(B) for any twelve month determination period that begins after 2010).

2.1.10"Covered Employee" refers to an individual who is eligible to be a Participant in the Plan if and after he meets all of the participation requirements set forth in Article 4 below. In addition, a Participant can only elect to have pre-tax and/or after-tax contributions from his Covered Compensation made under the Plan, and to have matching contributions made by the Participating Companies under the Plan for his behalf, with respect to his services as a "Covered Employee." For these and all other purposes of the Plan, a "Covered Employee" means an individual who meets all of the criteria set forth in the following paragraphs of this Subsection 2.1.10.

(a)Subject to the other provisions of this Subsection 2.1.10, a person shall be considered a "Covered Employee" for any period during which he is or was an eligible bargained-for or hourly employee. For purposes of the Plan but subject to the provisions of subparagraphs (i) and (ii) of this paragraph (a), a person is considered an "eligible bargained-for or hourly employee" for any period if, and only if, he is during such period either: (1) an Employee of a Participating Company who is a Collectively Bargained Employee, unless, for any period that occurs after December 31, 2005, his participation in the Plan is not required for such period under a collective bargaining agreement entered into between the Participating Company and the representatives of the applicable collective bargaining unit; or (2) an Employee of a Participating Company who is not a Collectively Bargained Employee but whose position is an hourly paid position either that is or at any prior time had been subject to automatic wage progression or that at any prior time had been a position the holder of which would be eligible to participate in the Plan upon the meeting of any applicable minimum age and/or service requirements of the Plan.

(i)Notwithstanding the foregoing provisions of this paragraph (a), a person shall not for purposes of the Plan be considered an "eligible bargained-for or hourly employee" for any period that begins after January 31, 2008 and during which he is described in clause (2) of the second sentence of the foregoing provisions of this paragraph (a) (i.e., an Employee of a Participating Company who is not a Collectively Bargained Employee but whose position is an hourly paid position either that is or at any prior time had been subject to automatic wage progression or that at any prior time had been a position the holder of which would be eligible to participate in the Plan upon the meeting of any applicable minimum age and/or service requirements of the Plan) in the event he was not considered an eligible bargained-for or hourly employee under the provisions of this paragraph (a) that precede this subparagraph (i) on the date that immediately precedes the first day of such period.

(ii)In addition and notwithstanding the foregoing provisions of this paragraph (a), a person shall for purposes of the Plan still be considered an "eligible bargained-for or hourly employee" for any period during which he is or was temporarily promoted from an eligible bargained- for or hourly employee position to another position for one year or less.

(b)Notwithstanding the provisions of paragraph (a) above, a person shall not in any event be considered a Covered Employee for any period during which he is not on the employee payroll of a Participating Company or during which he is a Leased Employee. In particular, it is expressly intended that any person not treated as an employee by a Participating Company on its employee payroll records shall not be considered a Covered Employee for purposes of this Plan even if a court or administrative agency determines that such individual is a common law employee of a Participating Company.

(c)Notwithstanding the provisions of paragraph (a) above, a person shall not in any event be considered a Covered Employee for any period during which he is classified by a Participating Company as a contingency employee, a job ban1c employee, a co-op, or an intern.

2.1.11"Effective Amendment Date" refers to the effective date of the amendment and restatement of the Plan that is reflected in this document and means December 31,2002.

2.1.12 "Employee" means any person who either (a) is employed as a common law employee of an Affiliated Employer (i.e., a person whose work procedures are subject to control by an Affiliated Employer), including any such person who is absent from active service with an Affiliated Employer by reason of an absence from service that is approved by the Affiliated Employer that employs such person, or (b) is a Leased Employee. A person who is an Employee shall no longer be considered an Employee when he both: (a) is no longer providing services to any Affiliated Employer; and (b) is not then on a temporary leave of absence approved by an Affiliated Employer (or, for any period prior to December 31, 2009, is no longer treated as an Employee by an Affiliated Employer) or in a position where applicable law requires him to be treated as an employee of an Affiliated Employer.

2.1.13 "ERISA" means the Employee Retirement Income Security Act of 1974 and the sections thereof, as it and they exist as of the Effective Amendment Date or may thereafter be amended or renumbered.

2.1.14 "Highly Compensated Employee" means, with respect to any Plan Year (for purposes of this Subsection 2.1.14, the "subject Plan Year"), any person who is a highly compensated employee (within the meaning of section 414(q) of the Code) for the subject Plan Year.

(a)Under the provisions of Code section 414(q) as in effect on the Effective Amendment Date, but subject to any subsequent changes to such Code section, a person shall be considered as a highly compensated employee for the subject Plan Year if he is an Employee during at least part of such Plan Year and (i) was at any time a 5% owner (as defined in section 416(i)(1) of the Code) of any Affiliated Employer during the subject Plan Year or the twelve consecutive month period ending on the day immediately preceding the first day of the subject Plan Year (for purposes of this Subsection 2.1.14, the "look-back period") or (ii) received Total Compensation in excess of$85,000 in the look-back period. The $85,000 amount set forth above shall be adjusted for each look-back period beginning after the Effective Amendment Date in accordance with the adjustment to such amount made by the Secretary of the Treasury or his delegate under section 414(q)(1) of the Code.

(b)Also, under the provisions of Code section 414(q) as in effect on the Effective Amendment Date, a person shall be considered a highly compensated employee for the subject Plan Year if he separated from service (or was deemed to have separated from service under Treasury regulations issued under section 414(q) of the Code) prior to the subject Plan Year, if he performs no services for any Affiliated Employer during the subject Plan Year, and if he was considered a highly compensated employee under the provisions of Code section 414(q) for either the Plan Year in which he separated from service (or was deemed to have separated from service) or any Plan Year ending on or after the person's 55th birthday.

2.1.15 "Investment Fund" means one of the separate commingled investment funds established under the Trust which are used for the investment of assets of the Plan.

2.1.16 "Leased Employee" means any person who is a leased employee (within the meaning of section 414(n) of the Code) of an Affiliated Employer. Under the provisions of Code section 414(n) as in effect on the Effective Amendment Date, but subject to any subsequent changes to such Code section, a leased employee is an individual who provides services to an Affiliated Employer, in a capacity other than as a common law employee of the Affiliated Employer, in accordance with each of the following three requirements: (a) the services are provided pursuant to an agreement between the Affiliated Employer and one or more leasing organizations; (b) the individual has performed such services for the Affiliated Employer on a substantially full-time basis for a period of at least one year; and (c) such services are performed under the primary direction or control by the Affiliated Employer. The determination of who is a Leased Employee shall be consistent with any regulations issued under section 414(n) of the Code (except to the extent such regulations fail to reflect changes made in Code section 414(n) after the issuance of such regulations).

        2.1.17 "No-Break Retransferred Collectively Bargained Employee" means, with respect to any date that occurs on or after February 1, 2008 (for purposes of this Subsection 2.1.17, the "subject collective bargaining retransfer date"), a person: (i) who had prior to February 1, 2008 been a Collectively Bargained Covered Employee and has had no break at all in his employment as an Employee with the Affiliated Employers during the period from the latest date prior to February 1, 2008 on which he was a Collectively Bargained Covered Employee to the subject collective bargaining retransfer date (for purposes of this Subsection 2.1.17, the "continuous employment period"); (ii) who transferred or was reclassified on any date in the continuous employment period (but prior to the subject collective bargaining retransfer date) from being a Collectively Bargained Covered Employee to being an Employee who was not a Covered Employee; and (iii) on the subject collective bargaining retransfer date retransferred or was reclassified to being again a Collectively Bargained Covered Employee. For purposes of determining whether a person is a No-Break Retransferred Collectively Bargained Employee under the preceding sentence (and for no other purposes), a person who as a Collectively Bargained Employee incurs a break in his employment as an Employee with the Affiliated Employers but who still then has recall rights pursuant to the collective bargaining agreement that covers such person shall be deemed not have incurred such a break in employment as an Employee during the period while such recall rights continue to apply to him.

2.1.18 "Non-Highly Compensated Employee" means, with respect to any Plan Year, any person who is an Employee during at least part of such Plan Year and who is not a Highly Compensated Employee with respect to such Plan Year.

2.1.19	"Normal Retirement Age" means, with respect to any Participant, age 65.

2.1.20"Participant" means a person who becomes a Participant in the Plan in accordance with the provisions of Article 4 below, so long as he remains a Participant under the provisions of Article 4 below.

2.1.21"Participating Company" refers to each employer that participates in the Plan, as determined under the following paragraphs of this Subsection 2.1.21.

(a)Subject to the provisions of paragraph (b) below, each of the following organizations shall be considered a "Participating Company": (i) the Company; (ii) each corporation which is (and only during the period it is) a member of a controlled group of corporations (within the meaning of section 414(b) of the Code) which includes the Company and that, were it to be considered a Participating Company, would directly employ a Covered Employee; and (iii) each other trade or business (whether or not incorporated) which is (and only during the period it is) under common control (as defined in section 414(c) of the Code) with the Company and that, were it to be considered a Participating Company, would directly employ a Covered Employee.

(b)Notwithstanding the provisions of paragraph (a) of this Subsection 2.1.21, any of the employers identified as a "Participating Company" under paragraph (a) of this Subsection 2.1.21 shall no longer be a "Participating Company" for purposes of this Plan once it no longer is an Affiliated Employer.

2.1.22"Pay Day" means, with respect to any Participant, each day on which Covered Compensation is paid to the Participant.

2.1.23"Plan" means the Cincinnati Bell Inc. Savings and Security Plan, as set forth in this document and as it may be amended after the date this document is executed. In addition, any reference to the "Plan" contained in this document shall, only when the context clearly requires or when used in conjunction with determining the Account balance of any Participant or the amount of any distribution made with respect to a Participant, be deemed also to refer to all defined contribution plans which preceded and were continued by this document or any such other preceding plan, and any defined contribution plans which are or were merged into or have or had assets and liabilities directly transferred to this Plan as constituted in this document or any of such other preceding plans, with all such other preceding and merged or transferred plans being referred to in this Plan as the "Prior Plans." The provisions of the Prior Plans are hereby incorporated by reference in this document to the extent necessary to apply any provisions of this document. The Prior Plans include, but are not limited to, the Cincinnati Bell Inc. Savings and Security Plan as in effect immediately prior to the Effective Amendment Date.

2.1.24 "Plan Year" refers to the annual period on which Plan records are kept and means a twelve consecutive month period that begins on a December 31 and ends on the immediately following December 30.

2.1.25 "Premise Technician OOT Employee" means, with respect to any date that occurs on or after January 1, 2007 and prior to January 1, 2010, a person who on such date is a Covered Employee whose job title is Premise Technician Position-GOT (the "OOT" label indicating an out-of-territory position, which refers to a position in an area of operation for which no Affiliated Employer is the incumbent local exchange carrier).

2.1.26 "Required Commencement Date" means, with respect to any Participant, a date determined by the Committee for administrative reasons to be the date as of which the Participant's nonforfeitable benefit under the Plan (if any such benefit would then exist and not yet have begun to be paid) is to commence or be paid in order to meet the requirements of section 40l(a)(9) of the Code (or, for any Participant who attains age 70-1/2 prior to January 1, 2002, in order to meet the requirements of Code section 401(a)(9) as in effect before the effect of the Small Business Job Protection Act of 1996 is taken into account), which date shall be subject to the parameters set forth in the following paragraphs of this Subsection 2.1.26.

(a)Subject to paragraphs (e) and (f) below, for a Participant who attained age 70-1/2 on or after January 1, 1987 and prior to January 1, 2002, his Required Commencement Date must be no later than, and no earlier than six months prior to, the April 1 of the calendar year next following the calendar year in which he attained age 70-1/2.

(b)Subject to paragraphs (e) and (f) below, for a Participant who both attained or attains age 70-1/2 prior to January 1, 1987 or on or after January 1, 2002 and is not a 5% owner of an Affiliated Employer, his Required Commencement Date must be no later than, and no earlier than six months prior to, the April 1 of the calendar year next following the later of: (i) the calendar year in which he attained or attains age 70-1/2; or (ii) the calendar year in which he ceased or ceases to be an Employee.

(c)Subject to paragraphs (e) and (f) below, for a Participant who both attained or attains age 70-1/2 prior to January 1, 1987 or on or after January 1, 2002 and is a 5% owner of an Affiliated Employer, his Required Commencement Date must be no later than, and no earlier than six months prior to, the April1 of the calendar year next following the later of: (i) the calendar year in which he attained or attains age 70-1/2; or (ii) the earlier of the calendar year with or within which ends the Plan Year in which he became or becomes a 5% owner of an Affiliated Employer or the calendar year in which he ceased or ceases to be an Employee.

(d)A Participant is deemed to be a 5% owner of an Affiliated Employer for purposes hereof if he was or is a 5% owner of the Affiliated Employer (as determined under section 416(i)(1)(B) of the Code) at any time during the Plan Year ending with or within the calendar year in which he attained or attains age 66-1/2 or any subsequent Plan Year. Once a Participant meets this criteria, he shall be deemed a 5% owner of the Affiliated Employer even if he ceased or ceases to own 5% of the Affiliated Employer in a later Plan Year.

(e)Notwithstanding the foregoing provisions of this Subsection 2.1.26, if the Participant's Required Commencement Date as determined under the preceding provisions of this Subsection 2.1.26 would otherwise be the April 1 of the calendar year next following the 2009 calendar year, then, subject to paragraph (f) below, his Required Commencement Date shall for purposes of the Plan be deemed to be December 31, 2010.

(f)Notwithstanding the foregoing provisions of this Subsection 2.1.26, if a Participant first earned or earns a nonforfeitable retirement benefit under the Plan after the date which would otherwise be his Required Commencement Date under the foregoing provisions of this Subsection 2.1.26, then his Required Commencement Date shall not be determined under such foregoing provisions but rather must be a date within the calendar year next following the calendar year in which he first earned or earns a nonforfeitable retirement benefit under the Plan.

2.1.27 "Tier 2 Employee" means, with respect to any date that occurs during any period that begins on or after February 1, 2008 (for purposes of this Subsection 2.1.27, the "subject period"), a person who on each date in the subject period is a Covered Employee but who both (a) was not a Covered Employee on the date immediately preceding the first day of the subject period and (b) is not a No-Break Retransferred Collectively Bargained Employee on the first day of the subject period; except that a person who would otherwise be considered a Tier 2 Employee under the foregoing terms of this Subsection 2.1.27 as of any date prior to January 1, 2010 but who is a Premise Technician OOT Employee on such pre-2010 date shall not be considered a Tier 2 Employee under the Plan on such date (but he shall be treated as a Tier 2 Employee on any date after December 31, 2009 if he would otherwise be considered a Tier 2 Employee under the foregoing terms of this Subsection 2.1.27 as of such post-2009 date).

2.1.28"Total Compensation" means, with respect to any Employee and for any specified period, the amount determined in accordance with the following paragraphs of this Subsection 2.1.28.

(a)Subject to paragraphs (b), (c), and (d) below, the Employee's "Total Compensation" for any specified period shall mean his wages (within the meaning of section 3401(a) of the Code) and all other compensation paid during such period to the Employee by each Affiliated Employer (in the course of the Affiliated Employer's trade or business) for his services as an Employee and for which the Affiliated Employer is required to furnish him a written statement under section 6041(d), 6051(a)(3), or 6052 of the Code (e.g., compensation reported in Box 1 on a Form W-2). Such Total Compensation shall be determined without regard to any rules under section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or the services performed.

(b)Notwithstanding the provisions of paragraph (a) above, the Employee's "Total Compensation" for any specified period that occurs after December 30, 2007 shall not in any event include any wages or other compensation paid after he has ceased to be an Employee, unless such wages or other compensation is paid within 2-1/2 months after (or, if later, by the end of the Plan Year in which) he has ceased to be an Employee and reflects either:

(i)a payment that, absent his severance from employment, would have been paid to him while he was an Employee and would have been regular compensation for services during his regular working hours, compensation for services outside his regular working hours (such as overtime or shift differentials), commissions, bonuses, or similar compensation;

(ii)a payment under a nonqualified unfunded deferred compensation plan, but only if the payment would have been made on its actual date of payment even if the Employee had not ceased to be an Employee and only to the extent that the payment is includible in his gross income for Federal income tax purposes; or

(iii)a payment for accrued bona fide sick, vacation, or other leave, but only if he would have been able to use the leave if he had not ceased to be an Employee.

In no event, even if paid within 2-1/2 months after (or, if later, by the end of the Plan Year in which) he has ceased to be an Employee, shall any payment of severance pay, or any nonqualified unfunded deferred compensation plan payment (unless explicitly described in the immediately preceding sentence), that is made after the Employee ceases to be an Employee be treated as part of the Employee's "Compensation" for any specified period that occurs after December 30, 2007 under the provisions of this paragraph (b).

(c)In addition to the amounts included in the Employee's "Total Compensation" for any specified period under paragraphs (a) and (b) above, and notwithstanding such paragraphs, the Employee's "Total Compensation" for any specified period shall also include any amounts which are not treated as the Employee's "Total Compensation" for such specified period under paragraphs (a) and (b) above solely because such amounts are considered elective contributions that are made by an Affiliated Employer on behalf of the Employee and are not includable in the Employee's gross income for Federal income tax purposes by reason of section 125, 402(e)(3), 402(h), and/or 132(f)(4) of the Code (i.e., elective contributions under a cafeteria plan, a cash or deferred arrangement in a profit sharing plan, a simplified employee pension plan, or an arrangement under which qualified transportation fringes can be chosen) or any other types of deferred compensation or contributions described in Code section 414(s)(2) or Treasury

Regulations section 1.414(s)-1(c)(4).

(d)Finally, notwithstanding any of the foregoing paragraphs of this Subsection 2.1.28, the "Total Compensation" of the Employee for any twelve consecutive month period which is taken into account under any other provision of the Plan shall not exceed the dollar amount set forth in section 401(a)(l7)(A) of the Code, as such amount is adjusted under Code section 401(a)(17)(B) by the Secretary of the Treasury or his delegate for the calendar year in which such twelve consecutive month period begins (e.g., $200,000 for any twelve month determination period that begins in 2002 or in 2003, $205,000 for any twelve month determination period that begins in 2004, $210,000 for any twelve month determination period that begins in 2005, $220,000 for any twelve month determination period that begins in 2006,
$225,000 for any twelve month determination period that begins in 2007, $230,000 for any twelve month determination period that begins in 2008, $245,000 for any twelve month determination period that begins in 2009 or in 2010, and a dollar amount to be determined under Code sections 401(a)(17)(A) and 401(a)(17)(B) for any twelve month determination period that begins after 2010).

2.1.29 "Trust" means the trust which is created by the Company to serve as the funding media for the Plan, as such trust exists as of the Effective Amendment Date or is subsequently amended. The Trust is hereby incorporated by reference and made a part of the Plan. Any reference to the Plan in this document shall be deemed to be referring to the Trust when the context requires.

2.1.30 "Trustee" means the person or entity serving at any time as trustee of the Trust.

2.1.31 "Valuation Date" refers to each day on which the Investment Funds are valued and means each business day of the Trustee.

2.2Other Definitions.    Other special terms used in the Plan, which are more easily defined in the context of certain provisions of the Plan, are defined in subsequent provisions of the Plan. Any such defined terms shall have the meanings set forth in such subsequent provisions with the same force as if they were defined in this Article 2. Such other terms include, but are not limited to, Pre-Tax Savings Contributions, After-Tax Savings Contributions, Savings Contributions, Basic Savings Contributions, Additional Savings Contributions, and Matching Contributions.

2.3Gender and Number. For purposes of the Plan, words used in any gender shall include all other genders, words used in the singular form shall include the plural form, and words used in the plural form shall include the singular form, as the context may require.

ARTICLE 3

SERVICE

3.1Hour of Service. An Employee's "Hours of Service" to be counted for purposes of the Plan shall be computed as set forth in the following subsections of this Section 3.1, subject to the rules contained in U.S. Department of Labor Regulations section 2530.200b-2(b) and (c) (which are incorporated herein by reference).

3.1.1One Hour of Service shall be credited for each hour for which the Employee is paid, or entitled to payment, by an Affiliated Employer for the performance of duties. Hours of Service credited under this Subsection 3.1.1 shall be allocated to the computation period or periods during which the duties are performed.

3.1.2One Hour of Service shall be credited for each hour for which the Employee is paid, or entitled to payment, by an Affiliated Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence. Hours of Service credited under this Subsection 3.1.2 shall be allocated to computation periods in accordance with the rules of U.S. Department of Labor Regulations section 2530.200b-2(b) and (c). Notwithstanding the foregoing provisions of this Subsection 3.1.2:

(a)no more than 501 Hours of Service shall be credited under this Subsection 3.1.2 to the Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period);

(b)an hour for which the Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation, or disability insurance laws; and

(c)Hours of Service shall not be credited for a payment which solely reimburses the Employee for medical or medically related expenses incurred by the Employee.

For purposes of this Subsection 3.1.2, a payment shall be deemed to be made by or due from an Affiliated Employer regardless of whether such payment is made by or due from the Affiliated Employer directly or indirectly through, among others, a trust fund or insurer to which the Affiliated Employer contributes or pays premiums, and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

3.1.3One Hour of Service shall be credited for each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Affiliated Employer with respect to the Employee. Hours of Service credited under this Subsection 3.1.3 shall be allocated to the computation period or periods to which the agreement or award relates. The same Hours of Service shall not be credited both under Subsection 3.1.1 or 3.1.2, as the case may be, and under this Subsection 3.1.3. Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in Subsection 3.1.2 above shall be subject to the limitations set forth in that provision.

3.1.4To the extent required by applicable Federal law, Hours of Service shall be credited for any leave taken pursuant to the requirements of the Federal Family and Medical Leave Act of 1993, as amended.

3.1.5For purposes only of determining whether the Employee has incurred a Break in Service, if the Employee is absent from active service with an Affiliated Employer (1) by reason of the pregnancy of the Employee, (2) by reason of the birth of a child of the Employee, (3) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or (4) for purposes of caring for such a child for a period beginning immediately following such a birth or placement, and the Employee is not paid or entitled to be paid for such absence, the Employee shall be credited with one Hour of Service for each hour which the Employee would normally have been scheduled for work but for such absence (or, if the Employee does not have a regular work schedule, with eight Hours of Service for each day of such absence). Notwithstanding the immediately preceding sentence, the following paragraphs of this Subsection 3.1.5 shall apply to the crediting of Hours of Service.

(a)No more than 501 Hours of Service shall be credited under this Subsection 3.1.5 to the Employee on account of any single continuous period of such an absence.

(b)Any Hours of Service which are to be credited to the Employee under this Subsection 3.1.5 by reason of a single continuous period of absence shall be credited for any period in which such absence begins and with respect to which a Break in Service would be incurred if the Employee completed 500 or less Hours of Service therein (for purposes of this paragraph (b), an "initial period") in the event that the Employee would be prevented from incurring a Break in Service with respect to such initial period solely because of such crediting. Otherwise, such Hours of Service shall be credited for the twelve-month period next following such initial period.

(c)No Hours of Service shall be credited under this Subsection 3.1.5 to the Employee unless the Employee furnishes to a Plan representative such timely information as the Committee may reasonably require to establish that the applicable absence from work is for reasons referred to in the first sentence of this Subsection 3.1.5 and the number of days for which there was such an absence.

3.1.6For purposes of the Plan, the Employee shall be deemed to have completed 45 Hours of Service for each week in which he completes one or more Hours of Service.

3.2Break in Service. An Employee shall be deemed to have incurred a "Break in Service" for any calendar year or other twelve-month period if he is credited with not more than 500 Hours of Service during such calendar year or other twelve-month period.

3.3Employment and Reemployment Commencement Dates. An Employee's "Employment Commencement Date" shall be the date on which he first performs an Hour of Service as an Employee for which he is paid, or entitled to payment, by any Affiliated Employer. Further, if the Employee incurs a Break in Service for any Eligibility Computation Period of his that ends prior to his completion of at least 1,000 Hours of Service in any Eligibility Computation Period, then the first day that occurs after the end of such Eligibility Computation Period in which he incurs a Break in Service and on which he performs an Hour of Service as an Employee for which he is paid, or entitled to be paid, by any Affiliated Employer shall be considered his "Reemployment Commencement Date."

3.4Eligibility Service. An Employee shall be credited with one year of "Eligibility Service" as of the last day of the first Eligibility Computation Period during which he completes at least 1,000 Hours of Service.

3.5Eligibility Computation Period. An Employee's "Eligibility Computation Period" shall be each twelve-month period commencing on the Employee's Employment Commencement Date or an annual anniversary of such date. However, notwithstanding the foregoing, if the Employee incurs a Break in Service for any Eligibility Computation Period that ends prior to his completion of at least 1,000 Hours of Service in an Eligibility Computation Period, then his "Eligibility Computation Period" after such Break in Service period shall mean each twelve-month period commencing on his first Reemployment Commencement Date that occurs after the end of such Break in Service period or an annual anniversary of such date.

3.6Vesting Service. An Employee's years of "Vesting Service" shall be computed as set forth in the following subsections of this Section 3.6.

3.6.1The Employee shall be credited with years of Vesting Service equal to the number of his years of vesting service counted for purposes of the Plan as of January 1, 2002 (as calculated under the provisions of the Plan in effect on such date).

3.6.2The Employee shall also be credited with one year of Vesting Service for each calendar year beginning on or after January 1, 2002 and during which he is credited with at least 1,000 Hours of Service; provided that service prior to the calendar year in which the Employee attained age 18 shall not be counted for purposes of this Subsection 3.6.2.

3.7	Service With Other Companies.

3.7.1To the extent provided in any Interchange Agreement, an Employee's service with any Interchange Company shall be deemed to be service with an Affiliated Employer which is not a Participating Company. For purposes of the Plan: (a) an "Interchange Agreement" means an agreement which is between one or more Participating Companies and one or more other companies that are not Affiliated Employers and which provides that service with such other companies will be recognized for purposes of this Plan; and (b) an "Interchange Company" means a company which is not an Affiliated Employer and which is identified in an Interchange Agreement as a company with respect to which service credit will be recognized under this Plan.

3.7.2The service credited to any person under the foregoing provisions of this Section 3.7 shall be determined by the Committee (or any other party to whom these administrative duties are delegated under procedures authorized by the Plan) based on the best records that it receives as to such service. Since the service credited to any person under the foregoing provisions of this Section 3.7 is deemed to be service with an Affiliated Employer which is not a Participating Company, such service shall be used in determining the person's Eligibility Service and Vesting Service under this Plan but shall not be used in any manner in calculating the amounts to be allocated to the person's Account under this Plan, if any.

3.7.3Except as is otherwise provided in the Plan, service with a corporation or other organization which becomes an Affiliated Employer (or substantially all of whose assets are acquired by an Affiliated Employer) that is completed prior to the date on which such corporation or other organization so becomes an Affiliated Employer (or prior to the date on which substantially all of the assets of such corporation or organization are so acquired by an Affiliated Employer) shall not be deemed to be service with an Affiliated Employer for purposes of this Plan.

ARTICLE 4

PARTICIPATION

4.1Eligibility for Participation.    Except as is provided in Section 4.3 below (as to reemployed Participants), persons shall become Participants in the Plan only in accordance with the following subsections of this Section 4.1.

4.1.1Eligibility for Participation for Employees Who Are Not Premise Technician OOT Employees or Tier 2 Employees. Except to the extent otherwise provided in Subsections 4.1.2 and 4.1.3 below (as to Premise Technician OOT Employees and Tier 2 Employees), a person who has not previously become a Participant in the Plan shall become a Participant in the Plan on the first day of the first month by the start of which he (a) has completed at least one year of Eligibility Service and (b) is a Covered Employee.

4.1.2Eligibility for Participation for Premise Technician OOT Employees in 2007-2009 Period. Notwithstanding the provisions of Subsection 4.1.1 above, a person who has not previously become a Participant in the Plan but is a Premise Technician OOT Employee on the first day of any month that begins on or after January 1, 2007 and prior to January 1, 2010 shall become a Participant in the Plan as of the first day of such month.

4.1.3Eligibility for Participation for Tier 2 Employees in Post-January 31, 2008 Period. Also notwithstanding the provisions of Subsection 4.1.1 above, a person who has not previously become a Participant in the Plan but is a Tier 2 Employee on any date that occurs on or after February 1, 2008 shall become a Participant in the Plan as of such date.

4.2	Duration of Participation.

4.2.1Each Participant in the Plan shall continue to be a Participant until he is no longer a Covered Employee and the entire balance in his Account under the Plan has been distributed or forfeited hereunder.

4.2.2However, notwithstanding the foregoing, a Participant shall be eligible to enter into or continue a Savings Agreement (as is defined in Article 5 below) to the extent allowed under Article 5 below only while he is considered an active Participant. For this purpose and all other purposes of the Plan, a person is an "active Participant" for any period only if he is both a Participant and a Covered Employee during such period.

4.3Reinstatement of Participation.    Any person who ceases to be an active Participant, but who is thereafter reemployed as a Covered Employee by a Participating Company, shall be reinstated as an active Participant as of the date on which he next completes an Hour of Service on or after such reemployment.

ARTICLE 5

SAVINGS AND ROLLOVER CONTRIBUTIONS

5.1Savings Agreement. For purposes of this Article 5 and all other provisions of the Plan and subject to the following provisions of this Section 5.1, a "Savings Agreement" means, with respect to any Participant and for any specified period that the agreement is in effect, any agreement enrolled in (or deemed enrolled in under the provisions of the Plan) by the Participant and under which the Participant elects (or is deemed to elect) that (1) his Covered Compensation for each Pay Day that occurs during the specified period is to be reduced on a pre-tax and/or after-tax basis, in $5 increments not lower than the lowest available Basic Savings Contribution amount that applies to the Participant for such Pay Day under the provisions of Subsection 5.5.1 below and up to but not in excess of75% of his Covered Compensation for such Pay Day (with such 75% limit rounded up to the next higher multiple of $5 when such 75% limit is not an even multiple of $5) or (2) no part (0%) of his Covered Compensation for each Pay Day that occurs during the specified period is to be reduced on either a pre-tax or after-tax basis. Any Savings Agreement is subject to the following subsections of this Section 5.1.

5.1.1In no event may a Participant's Covered Compensation be reduced under this Plan on a pre-tax basis for any calendar year (or any taxable year of the Participant that begins in such calendar year) to the extent such reduction, when combined with all of his other Elective Deferrals (as defined in Subsection 5B.3.1 below) made under all other plans, contracts, and arrangements of the Affiliated Employers for such calendar year (or such taxable year), exceeds the applicable dollar limit established for such calendar year under and pursuant to section 402(g)(1)(B) of the Code (including, when applicable, by any adjustment in such limit that is made for such calendar year by the Secretary of the Treasury or his delegate pursuant to Code section 402(g)'s cost-of-living adjustment provisions).

5.1.2An active Participant may amend his then effective Savings Agreement as to any election made in such agreement (e.g., any election that concerns the amount of future Covered Compensation, if any, to be reduced under such agreement and/or the portion of the reductions to be made in his Covered Compensation which are to be made on a pre-tax basis and/or an after-tax basis) at any time. Such amendment can provide that no part (0%) of the Participant's Covered Compensation is to be reduced.

5.1.3Except as is otherwise provided in Subsections 5.1.4, 5.1.5, 5.1.6, or 5.1.7 below, a Savings Agreement or amended Savings Agreement must be affirmatively enrolled in by a Participant (i) on a form prepared or approved for this purpose by the Committee and filed with a Plan representative, (ii) by a communication to a Plan representative under a telephonic or electronic system approved by the Committee, or (iii) under any other method approved by the Committee, with the specific method or methods to be used to be chosen in its discretion by the Committee. The Committee may choose different methods to apply to Participants in different situations (e.g., requiring a form to be used for new Participants but a telephonic or electronic system to be used for other Participants).

(a)Regardless of what method is to be used for a Participant, if the Participant properly enrolls in a Savings Agreement or amends such an agreement under the method for doing so which applies to him and the type of election he is making, for all other provisions of the Plan he will be deemed to have "filed" with a Plan representative such agreement or amendment on the day he completes all steps required by such method to enter into such agreement or amendment.

(b)Except as otherwise may be provided under the immediately following sentence, any Savings Agreement or amendment of a Savings Agreement which is made by a Participant pursuant to the provisions of this Subsection 5.1.3 shall become effective as of the first Pay Day that occurs after such agreement or amendment is filed with a Plan representative and on which the Committee can reasonably put such agreement or amendment into effect (in accordance with, if applicable, the Savings Agreement processes of any third party administrative firm employed by the Committee to assist in the Plan's administration). Further, the Committee may adopt procedures by which any Savings Agreement or amendment of a Savings Agreement can go in effect only at certain times (e.g., as of the first Pay Day that occurs a certain number of days after the agreement or amendment is filed with a Plan representative or as of the first administratively possible Pay Day that occurs in the calendar month following the month in which the agreement or amendment is filed with a Plan representative).

5.1.4Any Participant who is an active Participant as of the Effective Amendment Date pursuant to Article 4 above, and who had a Savings Agreement in effect under the Plan as of the date immediately preceding the Effective Amendment Date, shall have the Savings Agreement that was in effect for him as of the date immediately preceding the Effective Amendment Date still be effective as of the Effective Amendment Date, unless he amends such Savings Agreement under the provisions of Subsection 5.1.3 above effective as such date.

5.1.5Except as provided in Subsection 5.1.7 below, any Participant who does not otherwise affirmatively enroll in a Savings Agreement that becomes effective pursuant to the foregoing provisions of this Section 5.1 by the first date on which he is entitled to receive Covered Compensation from a Participating Company (for purposes of this Subsection 5.1.5, the Participant's "first Pay Day") shall be deemed to have automatically enrolled in a Savings Agreement under which no part (0%) of the Participant's Covered Compensation is to be reduced on a pre-tax or after-tax basis. Such initially deemed Savings Agreement shall become effective on the Participant's first Pay Day.

5.1.6Except as provided in Subsection 5.1.7 below, any Participant who is reinstated as an active Participant in the Plan (pursuant to Section 4.4 above) after having previously been an active Participant in the Plan, and when the Savings Agreement that had been in effect for the Participant on the latest date he last previously had been an active Participant no longer is in effect pursuant to the provisions of Subsection 5.1.9 below, and who does not otherwise affirmatively enroll in a Savings Agreement that becomes effective pursuant to the provisions of Subsection 5.1.3 above by the first date after such reinstatement on which the Participant is entitled to receive Covered Compensation from a Participating Company (for purposes of this Subsection 5.1.6, the Participant's "first post-reinstatement Pay Day") shall be deemed to have automatically enrolled in a Savings Agreement under which no part (0%) of the Participant's Covered Compensation is to be reduced on a pre-tax or after-tax basis. Such deemed Savings Agreement shall become effective on the Participant's first post-reinstatement PayDay.

5.1.7Notwithstanding any provision of Subsections 5.1.5 and 5.1.6 above to the contrary, if on any date (for purposes of this Subsection 5.1.7, the "subject date") that occurs on or after January 1, 2007 and prior to January 1, 2010 a Participant first becomes a Participant or is reinstated as an active Participant in the Plan pursuant to Subsection 4.3 above after having previously been an active Participant in the Plan (and after the Savings Agreement that had been in effect for the Participant on the latest date he or she previously had been an active Participant was rendered ineffective under the provisions of Subsection 5.1.9 below), if he is on the subject date a Premise Technician OOT Employee, and if he fails to affirmatively enroll in a Savings Agreement (pursuant to the provisions of Subsection 5.1.3 above) within a reasonable period, as set by the Committee, after the date he receives the initial notice that is described in paragraph (b) of this Subsection 5.1.7 (with such reasonable period being referred to in this Subsection 5.1.7 as the Participant's "initial election period"), then he shall be deemed to have automatically enrolled in a Savings Agreement under which an amount of the Participant's Covered Compensation shall be reduced on a pre-tax basis (and the provisions of paragraphs (a), (b), and (c) of this Subsection 5.1.7 shall apply to the Participant).

(a)In such case, (i) such automatically enrolled Savings Agreement shall be effective on the Participant's first Pay Day that occurs after the expiration of his initial election period and as of which the Committee is able administratively to put such automatic enrollment into effect (in accordance with, if applicable, the Savings Agreement processes of any third party administrative firm employed by the Committee to assist in the Plan's administration), with such first Pay Day being referred to in this Subsection 5.1.7 as the Participant's "initial automatic Pay Day," and (ii) the amount of the pre-tax reduction in the Participant's Covered Compensation for any Pay Day for which such automatic enrollment applies shall be equal to the lowest available Basic Savings Allotment amount that applies to the Participant for the applicable Pay Day under the provisions of Subsection 5.5.1 below.

(b)The Committee shall provide the Participant, both (1) by or as soon practical after the subject date and (2) within a reasonable period before the start of each Plan Year that both begins after the subject date and before the Participant has on or after the subject date affirmatively enrolled in a Savings Agreement under the provisions of Subsection 5.1.3 above, with a notice (which shall be deemed to include any documents referred to in such notice that are also provided to the Participant in connection with such notice) that apprises the Participant of his rights and obligations under the automatic enrollment rules that are set forth in the foregoing provisions of this Subsection 5.1.7. Such notice shall meet all of the following requirements:

(i)it explains the automatic enrollment rules that are set forth in the portion of this Subsection 5.1.7 that precedes paragraph (b) thereof and that will apply to the Participant unless he affirmatively enrolls in a first or new Savings Agreement (pursuant to the provisions of Subsection 5.1.3 above) that becomes effective under the provisions of Subsection 5.1.3 above;

(ii)it explains his right to affirmatively enroll in a first or new Savings Agreement (pursuant to the provisions of Subsection 5.1.3 above) that provides for no portion of his Covered Compensation to be reduced on a pre-tax and/or after-tax basis under the Plan (or for an amount of his Covered Compensation to be reduced on a pre-tax and/or after-tax basis under the Plan that is different than the amount to be so reduced under the automatic enrollment provisions of this Subsection 5.1.7); and

(iii)it explains the rules by which any contributions made to the Plan by reason of the Participant's automatic enrollment in a Savings Agreement pursuant to the provisions of this Subsection 5.1.7 will be invested in the absence of any investment election of the Participant that is made pursuant to the rules set forth in Article 7B below.

(c)    In accordance with the terms of the notice described in paragraph (b) of this Subsection 5.1.7, the Participant shall be given a reasonable period before the Participant's initial automatic Pay Day, and shall thereafter continue to have the right, to affirmatively enroll in a first or new Savings Agreement (pursuant to the provisions of Subsection 5.1.3 above) that provides for no portion of his Covered Compensation to be reduced on a pre-tax and/or after-tax basis under the Plan (or for an amount of his or her Covered Compensation to be reduced on a pre-tax and/or after-tax basis under the Plan that is different than the amount to be so reduced under the automatic enrollment provisions of this Subsection 5.1.7).

5.1.8If on any date (for purposes of this Subsection 5.1.8, the "subject date") that occurs on or after January 1, 2008 a Participant first becomes a Participant or is reinstated as an active Participant in the Plan pursuant to Subsection 4.4 above after having previously been an active Participant in the Plan (and after the Savings Agreement that had been in effect for the Participant on the latest date he or she previously had been an active Participant was rendered ineffective under the provisions of Subsection 5.1.9 below) and if he is on the subject date a Tier 2 Employee, then the Committee shall provide the Participant, both (a) by or as soon practical after the date he so becomes or is reinstated as a Participant and (b) annually thereafter in the event the Participant has not yet affirmatively enrolled in a Savings Agreement under the provisions of Subsection 5.1.3 above, with a notice that apprises the Participant of his right to enroll in a Savings Agreement (pursuant to the provisions of Subsection 5.1.3 above), instructs him on how to so enroll, and encourages him to so enroll.

5.1.9Any Savings Agreement or amended Savings Agreement that becomes effective for a Participant under any of the foregoing provisions of this Section 5.1 shall remain in effect until the earlier of: (a) the date the next amended Savings Agreement enrolled in or deemed to be enrolled in by the Participant pursuant to the foregoing provisions of this Section 5.1 becomes effective; or (b) the date on which the Participant ceases to be a Covered Employee (plus, in any case when the Committee determines that the circumstances warrant that an additional administrative period that ends after the date on which the Participant ceases to be a Covered Employee run before such Savings Agreement is rendered ineffective under the Plan's processes, the expiration of such an additional reasonable administrative period that is set by the Committee).

5.1.10 Notwithstanding any other provision of the Plan, a Participant's Savings Agreement cannot relate to any Covered Compensation of the Participant that is currently available prior to the adoption or effective date of the Savings Agreement. In addition, except for occasional, bona fide administrative considerations, any contributions that are made to the Plan pursuant to a Participant's Savings Agreement cannot precede the earlier of (a) the performance of the Participant's services with respect to which such contributions are made or (b) when the amount of such contributions would be currently available to the Participant in the absence of such Savings Agreement.

5.2Effect of Leave of Absence, Layoff, and Disability Absence on Savings Agreement. Notwithstanding any other provision of the Plan to the contrary, the following subsections of this Section 5.2 shall apply for purposes of the Plan, particularly for determining the status of a Savings Agreement of an active Participant when such Participant goes on an approved unpaid leave of absence, is laid off, or goes on a disability absence.

5.2.1If the Participant is granted an approved unpaid leave of absence by a Participating Company (during which the Participant is still considered an Employee) other than a leave described in Subsection 5.2.3 below, any Savings Agreement of the Participant that is in effect at the time the leave of absence begins shall no longer be in effect at the expiration of a reasonable administrative period after such leave of absence begins. The reasonable administrative period referred to in the immediately preceding sentence shall be set by the Committee in order to permit the Plan a reasonable period of time to render the applicable Savings Agreement ineffective. During the remainder of such leave of absence, the Participant shall not be considered an active Participant under the Plan and hence shall not be eligible to continue such Savings Agreement or enter into a new Savings Agreement.

5.2.2If the Participant is laid off by a Participating Company, the Participant shall be deemed to have had his employment with such Participating Company terminated. In accordance with the other provisions of the Plan, any Savings Agreement of the Participant that is in effect at the time the layoff begins shall no longer be in effect at the expiration of a reasonable administrative period after such layoff begins. The reasonable administrative period referred to in the immediately preceding sentence shall be set by the Committee in order to permit the Plan a reasonable period of time to render the applicable Savings Agreement ineffective.

5.2.3If the Participant is absent from performing active service for his then Participating Company on account of an approved disability leave (during which the Participant is still considered an Employee) and receives disability payments directly from a Participating Company (that replace in whole or in part his regular salary or wages but are not payments made under a long term disability plan of a Participating Company), then: (a) any Savings Agreement of the Participant that is in effect at the time the disability absence begins shall not, while he receives such payments, become ineffective solely because of the Participant's disability; (b) such disability payments shall be considered part of the Participant's Covered Compensation for purposes of this Plan (and hence can be reduced pursuant to a Savings Agreement of the Participant); and (c) the Participant shall still be considered an active Participant while he receives such disability payments.

5.3	Savings Contributions.

5.3.1Subject to the other provisions of the Plan, the amount by which a Participant's Covered Compensation is reduced on either a pre-tax or after-tax basis pursuant to a Savings Agreement shall be referred to in this Plan as "Savings Contributions." For purposes of any other provision of this Plan, the Savings Contributions of a Participant under the Plan that are to be treated as having been made with respect to the Participant "for" any period that is specified in another provision of the Plan (e.g., a Plan Year or a calendar year) shall be deemed to include (and only to include) those Savings Contributions of the Participant that relate to his Pay Days that occur during such period.

5.3.2Any active Participant who enters into a Savings Agreement or amended Savings Agreement under the Plan shall specify in such agreement the portion of the Savings Contributions resulting from such agreement which shall be considered under this Plan as "Pre Tax Savings Contributions" and the portion of such Savings Contributions which shall be considered "After-Tax Savings Contributions."

5.3.3For purposes of the Plan, any Savings Contributions applicable to an active Participant which are designated by the Participant as Pre-Tax Savings Contributions shall be taken from the Participant's Covered Compensation prior to the Participant being deemed in receipt of such amounts for Federal income tax purposes and shall thereby be considered to have been credited on a "pre-tax" basis.

5.3.4Further, for purposes of the Plan, any Savings Contributions applicable to an active Participant which are designated by the Participant as After-Tax Savings Contributions shall be taken from the Participant's Covered Compensation after the Participant is deemed in receipt of such amounts for Federal income tax purposes and shall thereby be considered to have been credited on an "after-tax" basis.

5.3.5Notwithstanding the foregoing provisions of this Section 5.3, to the extent any Savings Contributions of a Participant which have been designated as Pre-Tax Savings Contributions by the Participant would otherwise cause the limit set forth in Subsection 5.1.2 above to be exceeded for any calendar year, such contributions shall be deemed to have been designated as After-Tax Savings Contributions (and shall not be considered as Pre-Tax Savings Contributions).

5.4Catch-Up Contributions. Notwithstanding any other provision of the Plan (and Section 5.1 above in particular) to the contrary, any Participant who is otherwise eligible to elect to have Pre-Tax Savings Contributions made for him under the Plan and who will have attained at least age 50 before the close of a calendar year (or, if the Participant's taxable year is not a calendar year, the taxable year of the Participant that begins in such calendar year) shall be eligible to make catch-up contributions (as defined in the following subsections of this Section 5.4) for such calendar year (or, if applicable, such taxable year); except that, notwithstanding any of the following subsections of this Section 5.4, the provisions of this Section 5.4 shall not apply to any Pay Day that occurs prior to January 1, 2006 and no contributions may be made by reason of this Section 5.4 with respect to any Pay Days that occur before such date.

5.4.1For purposes of this Section 5.4 and the other provisions of the Plan, "catch-up contributions" means, with respect to any Participant and for any calendar year (or, if the Participant's taxable year is not a calendar year, the taxable year of the Participant that begins in such calendar year), Pre-Tax Savings Contributions that are made by the Participant in accordance with the foregoing sections of this Article 5 (as if they were permitted to be made under such foregoing sections) for any Pay Days occurring in such calendar year (or, if applicable, such taxable year) but which would not otherwise be permitted to be made or retained under the Plan by reason of any of the limits that otherwise apply to Pre-Tax Savings Contributions under sections 401(a)(30), 401(k)(3), and 415(c) of the Code (and Subsection 5.1.1 above, Article 5A below, and Article 7A below that implement such Code sections) and under the provisions of clause (1) of the first sentence of Section 5.1 above (that implements an employer-designed limit under the Plan). The determination of whether any of the Participant's Pre-Tax Savings Contributions are catch-up contributions because they exceed any of the limits described in the immediately preceding sentence shall be determined (a) for a limit based on a Plan Year or limitation year, at the end of such year; or (b) for a limit based on any other basis (such as a calendar year or taxable year of the Participant), as of the Pay Day that relates to such Pre-Tax Savings Contributions.

5.4.2 Notwithstanding the foregoing, in no event may a Participant make catch up contributions to the Plan for any calendar year (or any taxable year of the Participant that begins in such calendar year) in excess of the lesser of: (a) the difference between (i) the Participant's Covered Compensation for such calendar year (or such taxable year) and (ii) the Participant's Pre-Tax Savings Contributions that are not catch-up contributions made on all Pay Days occurring in such year; or (b) the applicable dollar catch-up limit established for such calendar year under and pursuant to section 414(v)(2)(B)(i) of the Code, as such limit is adjusted under Code section 414(v)(2)(C) by the Secretary of the Treasury or his delegate for such calendar year.

    5.4.3 For purposes of effectively permitting each eligible Participant to make catch-up contributions, a Participant who is entitled to make catch-up contributions to the Plan for any calendar year (or any taxable year of the Participant that begins in such calendar year) shall have any Savings Agreement in effect for him under the Plan for any Pay Day in such year apply for such Pay Day pursuant to the provisions of Section 5.1 above but as if the maximum amount of Pre-Tax Savings Contributions that he could make under the Plan with respect to such Pay Day were equal to the sum of (a) the limits on Pre-Tax Savings Contributions that could otherwise be made for such Pay Day if the provisions of this Section S.4 were disregarded and (b) the lesser of (i) the difference between the Participant's Covered Compensation for such Pay Day and the Participant's Pre-Tax Savings Contributions that are not catch-up contributions that are made for such Pay Day or (ii) the difference between the limit described in clause (b) of Subsection S.4.2 above and all of the Participant's catch-up contributions made for earlier Pay Days that occurred in the same calendar year (or taxable year) as the subject year.

5.4.4 Notwithstanding any other provisions of the Plan to the contrary, any catch-up contributions shall not be treated as Pre-Tax Savings Contributions for purposes of, or as causing the Plan to fail the requirements of, Code section 401(a)(30), 401(k)(3), 410(b), 415, or 416 (or any of Subsection 5.l.1 above, Article 5A below, Article 7A below, or Article 16 below to the extent it implements any such Code section).

5.5    Timing of Savings Contributions.    The amounts of each Participant's Pre-Tax Savings Contributions and/or After-Tax Savings Contributions that relate to any reduction in the Participant's Covered Compensation that is otherwise payable on any Pay Day shall be paid to the Plan by the Participating Companies as of the earliest date (that occurs after the Participant's performance of the services with respect to which such Covered Compensation is otherwise payable) on which such amounts can reasonably be segregated from the Participating Companies' general assets (and in no event shall such amounts be paid later than the maximum time period permitted for such payments under U.S. Department of Labor Regulations section 2S10.3-102). Such amounts shall be credited to the Participant's Account under the Plan as soon as administratively possible after they are paid to the Plan. Further, the payment of such amounts to the Plan shall not be dependent on profits of the Participating Companies or any other similar factor.

5.6Savings Contributions Eligible for Match. For purposes of determining the extent to which Matching Contributions are made under Article 6 below, certain Savings Contributions of an active Participant are deemed to be "Basic Savings Contributions" which are used to help determine the amount of Matching Contributions (as defined in Article 6 below), and certain of such Savings Contributions are deemed to be "Additional Savings Contributions" which are not used to determine the amount of Matching Contributions. For this purpose, the portion of the Savings Contributions made for an active Participant with respect to any Pay Day are deemed to be Basic Savings Contributions or Additional Savings Contributions in accordance with the rules set forth in the following subsections of this Section 5.6.

5.6.1Except as provided in paragraphs (a) and (b) of this Subsection 5.6.1, any such Savings Contributions which relate to a reduction in the Participant's Covered Compensation that is otherwise payable on a Pay Day (1) shall be deemed to be Basic Savings Contributions to the extent they both are designated as Basic Savings Contributions by the Participant in the Savings Agreement under which he elects to make such Savings Contributions (or, when applicable, are Savings Contributions that are made by reason of the Participant being automatically enrolled under a Savings Agreement pursuant to the provisions of Subsection 5.1.7 above) and are included in one of the available Basic Savings Contribution amounts set forth in the table immediately below that relates to the Participant's weekly Covered Compensation rate in effect as of such Pay Day and (2) shall be deemed to be Additional Savings Contributions to the extent they either are designated as Additional Savings Contributions by the Participant in the Savings Agreement under which he elects to make such Savings Contributions or are in excess of the maximum of the available Basic Savings Contribution amounts set forth in the table immediately below that relates to the Participant's weekly Covered Compensation rate in effect as of such Pay Day.

Participants's Weekly	Available Basic Savings
Covered Compensation	Contribution Amounts
Up to $200	$5 or $10
$200 up to $300	$5, $10, or $15
$300 up to $400	$5, $10, $15, or $20
$400 up to $500	$5, $10, $15, $20, or $25
$500 up to $600	$5, $10, $15, $20, $25, or $30
$600 up to $700	$5, $10, $15, $20, $25, $30, or $35
$700 up to $800	$5, $10, $15, $20, $25, $30, $35, or $40
$800 up to $900	$5, $10, $15, $20, $25, $30, $35, $40, or $45
$900 up to $1,000	$5, $10, $15, $20, $25, $30, $35, $40, $45, or $50
$1,000 up to $1,100	$5, $10, $15, $20, $25, $30, $35, $40, $45, $50, or $55
$1,100 up to $1,200	$5, $10, $15, $20, $25, $30, $35, $40, $45, $50, $55 or $60
$1,200 and over	$5, $10, $15, $20, $25, $30, $35, $40, $45, $50, $55, $60, or $65

(a)Notwithstanding the table contained in the foregoing provisions of this Subsection 5.6.1, the available Basic Savings Contribution amounts that shall apply (i) for any Pay Day that occurs on or after January 1, 2007 and prior to January 1, 2010, (ii) with respect to a Participant who on such Pay Day is a Premise Technician OOT Employee, and (iii) when such Participant's weekly Covered Compensation rate in effect as of such Pay Day is at least $500 but not greater than $800 shall be determined under the immediately following table instead of under the foregoing table of this Subsection 5.6.1.

Participants's Weekly	Available Basic Savings
Covered Compensation	Contribution Amounts
$500 up to $600	$10, $15, $20, $25, $30, or $35
$600 up to $700	$15, $20, $25, $30, $35, or $40
$700 up to $800	$20, $25, $30, $35, $40, or $45

(b)Notwithstanding the two tables contained in the foregoing provisions of this Subsection 5.6.1, the available Basic Savings Contribution amounts that shall apply (i) for any Pay Day that occurs on or after February 1, 2008 and (ii) with respect to a Participant who on such Pay Day is a Tier 2 Employee shall be determined under the immediately following table instead of under the foregoing tables of this Subsection 5.6.1.

Participants's Weekly	Available Basic Savings
Covered Compensation	Contribution Amounts
Up to $200	$5 or $10
$200 up to $300	$5, $10, or $15
$300 up to $400	$5, $10, $15, or $20
$400 up to $500	$5, $10, $15, $20, or $25
$500 up to $600	$10, $15, $20, $25, $30, or $35
$600 up to $700	$15, $20, $25, $30, $35, or $40
$700 up to $800	$20, $25, $30, $35, $40, or $45
$800 up to $900	$5, $10, $15, $20, $25, $30, $35, $40, $45, or $50
$900 up to $1,000	$5, $10, $15, $20, $25, $30, $35, $40, $45, $50, or $55
$1,000 up to $1,100	$5, $10, $15, $20, $25, $30, $35, $40, $45, $50, $55, or $60
$1,100 up to $1,200	$5, $10, $15, $20, $25, $30, $35, $40, $45, $50, $55, or $60
$1,200 and over	$5, $10, $15, $20, $25, $30, $35, $40, $45, $50, $55, $60, or $65

5.6.2If both Pre-Tax Savings Contributions and After-Tax Savings Contributions are made by a Participant with respect to any Pay Day, and if the sum of such contributions exceeds the amount on which Matching Contributions will be made under the foregoing provisions of this Section 5.6, then to the extent possible the Participant's Pre-Tax Savings Contributions made with respect to such Pay Day shall be deemed to be Basic Savings Contributions applicable to such Pay Day and only to the extent still necessary and possible shall the Participant's After-Tax Savings Contributions made with respect to such Pay Day be deemed to be Basic Savings Contributions applicable to such Pay Day.

5.7	Rollover Contributions.

5.7.1A Covered Employee may, whether or not he is yet a Participant in the Plan under the provisions of Article 4 above, cause any distribution applicable to him from another eligible plan (as defined in Subsection 5.7.2 below) which he certifies is an eligible rollover distribution (within the meaning of the Code) to be paid directly from such other plan to this Plan, or be paid by the Participant to this Plan after his receipt of such distribution, pursuant to the terms of the Code, (a) provided that the Committee receives such evidence and/or additional certifications from the Covered Employee as it reasonably requires to determine the eligible rollover distribution status of the amount, generally including but not necessarily limited to a written notice from the plan administrator or issuer of such other plan that the other plan has received a current determination letter from the Internal Revenue Service concluding that the other plan is qualified as an eligible plan under the Code or that the other plan is intended to be an eligible plan and either is intending to obtain such determination letter or is permitted under applicable Internal Revenue Service rules to rely on a current opinion or advisory letter issued to a sponsor of pre-approved prototype or volume submitter plan documents used for such other plan and evidence that the rollover is being made directly from the other plan or from the Participant on a timely basis, (b) provided that any other administrative rules adopted by the Committee and required by the Committee to be met with respect to the rollover have been satisfied, (c) provided that the Committee has no information which shows that such payment is other than an eligible rollover contribution under the Code, and (d) provided that such payment is made in cash.

5.7.2For purposes of this Section 5.7, an "eligible plan" means: (a) a qualified plan described in section 401(a) or 403(a) of the Code, excluding after-tax employee contributions held thereunder; (b) an annuity contract described in section 403(b) of the Code, excluding after-tax employee contributions held thereunder; and (c) an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

5.7.3	Any payment to the Plan that is made under the provisions of Subsection
5.7.1 above shall be referred to as a "Rollover Contribution" under the Plan. If a Rollover Contribution is made by or on behalf of a Covered Employee to the Plan but the Covered Employee is not a Participant in the Plan under the provisions of Article 4 above, he shall still be considered a Participant under the other provisions of the Plan to the extent such other provisions concern the establishment of an Account to reflect such contribution, the investment, crediting of Plan income, earnings, expenses, and losses, the loaning, withdrawing, and distribution of such Account, and the administration of the Plan with respect to such Account, but he shall not be considered a Participant for any other purposes of the Plan until he qualifies as a Participant under the provisions of Article 4 above.

ARTICLE 5A

PRE-TAX SAVINGS CONTRIBUTION DISCRIMINATION STANDARDS

The discrimination standards that apply to Pre-Tax Savings Contributions under Code section 40l(k)(3)(ii) shall be met for any Plan Year, by following the rules and procedures described in the following sections of this Article 5A.

5A.l    Average Actual Deferral Percentage Limits.    In accordance with the prior year testing method described in Treasury Regulations section 1.40l(b)-2(a)(2)(iii), the Average Actual Deferral Percentage of the Highly Compensated Employees for any Plan Year (for purposes of this Section 5A.l, the "subject Plan Year") must satisfy one of the following limits:

5A.l.l Limitation 1:    The Average Actual Deferral Percentage of the Highly Compensated Employees for the subject Plan Year may not exceed the Average Actual Deferral Percentage of the Non-Highly Compensated Employees for the Plan Year which immediately precedes the subject Plan Year multiplied by 1.25; or

5A.1.2 Limitation 2:     The Average Actual Deferral Percentage of the Highly Compensated Employees for the subject Plan Year both may not exceed the Average Actual Deferral Percentage of the Non-Highly Compensated Employees for the Plan Year which immediately precedes the subject Plan Year multiplied by 2.0 and may not exceed the Average Actual Deferral Percentage of the Non-Highly Compensated Employees for the Plan Year which immediately precedes the subject Plan Year by more than two percentage points.

5A.2    Special Rules for Average Actual Deferral Percentage Limits. For purposes of the limits set forth in Section 5A.l above, the special rules set forth in the following subsections of this Section 5A.2 shall apply.

5A.2.1 If, with respect to any Plan Year (for purposes of this Subsection 5A.2.1, the "subject Plan Year"), an Eligible Participant who is a Highly Compensated Employee for the subject Plan Year is or was eligible to participate in a cash or deferred arrangement which qualifies under section 401(k) of the Code and is contained in an aggregatable plan, then, for the purpose of determining the Actual Deferral Percentage of the Eligible Participant for the subject Plan Year under this Plan, any contributions made to such aggregatable plan that (i) are allocated to the Eligible Participant's account under such aggregatable plan as of any dates within the subject Plan Year and (ii) would be treated as ADP Pre-Tax Savings Contributions of the Eligible Participant for the subject Plan Year had they been allowed and made under this Plan shall be treated as if they were ADP Pre-Tax Savings Contributions of the Eligible Participant under this Plan for the subject Plan Year. For purposes hereof, an "aggregatable plan" is a plan other than this Plan which is qualified under section 401(a) of the Code, is maintained by an Affiliated Employer, and is not prohibited from being aggregated with this Plan for purposes of section 410(b) of the Code under Treasury Regulations section 1.410(b)-7.

5A.2.2 For purposes of this Section 5A.1 and the other provisions of the Plan, ADP Pre-Tax Savings Contributions are treated as being made on behalf of an Eligible Participant "for" a Plan Year if such contributions relate to Pay Days of the Eligible Participant which occur during such Plan Year.

5A.3    Distribution of Excess Contributions. Subject to the provisions of this Section 5A.3 but notwithstanding any other provision of the Plan to the contrary, any Excess Contributions applicable to any Plan Year (for purposes of this Section 5A.3, the "subject Plan Year") shall be distributed during (but no later than the last day of) the immediately following Plan Year to Eligible Participants who were Highly Compensated Employees for the subject Plan Year. (Such Excess Contributions, even if distributed, shall still be treated as part of the annual addition, as defined in Article 7A below, for the subject Plan Year.) The following subsections of this Section 5A.3 apply to this distribution requirement.

5A.3.1 For purposes of the Plan, "Excess Contributions" for the subject Plan Year means the amount (if any) by which the aggregate sum of ADP Pre-Tax Savings Contributions paid to the Trust for the subject Plan Year on behalf of Eligible Participants who are Highly Compensated Employees for the subject Plan Year exceeds the maximum amount of such ADP Pre-Tax Savings Contributions which could have been made and still have satisfied one of the limitations set forth in Section 5A.l above for the subject Plan Year.

5A.3.2 The Excess Contributions for the subject Plan Year shall be determined, and applied to Eligible Participants who are Highly Compensated Employees for the subject Plan Year for distribution purposes, in accordance with the methods described in paragraphs (a) and (b) of this Subsection 5A.3.2.

(a)The total amount of Excess Contributions for the subject Plan Year shall be deemed to be the sum of the Excess Contributions which are determined to apply to each Eligible Participant who is a Highly Compensated Employee for the subject Plan Year under the leveling method which is described in this subparagraph (i). Under this leveling method, the Actual Deferral Percentage of the Highly Compensated Employee(s) with the highest Actual Deferral Percentage for the subject Plan Year is reduced to the extent required to enable one of the applicable limitations set forth in Section 5A.l above to be satisfied for the subject Plan Year or to cause such Actual Deferral Percentage to equal the Actual Deferral Percentage of the Highly Compensated Employee(s) with the next highest Actual Deferral Percentage for the subject Plan Year, whichever comes first. This process is repeated as necessary until one of the applicable limitations set forth in Section 5A.l above is satisfied for the subject Plan Year. For each Highly Compensated Employee, his amount of Excess Contributions for the subject Plan Year under this leveling method is equal to: (i) the total of the ADP Pre-Tax Savings Contributions paid to the Trust for the subject Plan Year on his behalf (determined before the application of this leveling method), less (ii) the amount determined by multiplying the Highly Compensated Employee's Actual Deferral Percentage for the subject Plan Year (determined after the application of this leveling method) by his ADP Compensation for the subject Plan Year. In no event shall the Excess Contributions which are determined to apply to a Highly Compensated Employee for the subject Plan Year under this leveling method exceed the total of the ADP Pre Tax Savings Contributions paid to the Trust on his behalf for the subject Plan Year (determined before application of this leveling method). However, the leveling method described in this paragraph (a) is used only to determine the total sum of Excess Contributions for the subject Plan Year and is not used to determine the portion of such total sum of Excess Contributions which will be distributed to any Eligible Participant who is a Highly Compensated Employee for the subject Plan Year; instead, the method for determining the portion of such Excess Contributions which will be distributed to each such Highly Compensated Employee is described in paragraph (b) below.

(b) The portion of the total sum of Excess Contributions for the subject Plan Year which will be distributed to any Eligible Participant who is a Highly Compensated Employee for the subject Plan Year shall be determined under the dollar amount reduction method described in this paragraph (b). Under this dollar amount reduction method, the dollar amount of the ADP Pre-Tax Savings

Contributions paid to the Trust for the subject Plan Year on behalf of the Highly Compensated Employee(s) with the highest dollar amount of ADP Pre-Tax Savings Contributions for the subject Plan Year is reduced to the extent required to equal the dollar amount of the ADP Pre-Tax Savings Contributions paid to the Trust for the subject Plan Year on behalf of the Highly Compensated Employee(s) with the next highest dollar amount of ADP Pre-Tax Savings Contributions for the subject Plan Year or to cause the total dollar amount of the reductions in ADP Pre-Tax Savings Contributions for the subject Plan Year under this dollar amount reduction method to equal the total sum of the Excess Contributions for the subject Plan Year (as determined under the leveling method described in paragraph (a) above), whichever comes first. This process is repeated as necessary until the total dollar amount of the reductions in ADP Pre-Tax Savings Contributions for the subject Plan Year equals the total sum of the Excess Contributions for the subject Plan Year (as determined under the leveling method described in paragraph (a) above). For each Highly Compensated Employee, his portion of the total amount of the Excess Contributions for the subject Plan Year which will be distributed to him is equal to the total dollar amount of the reductions made in his ADP Pre Tax Savings Contributions for the subject Plan Year under this dollar amount reduction method.

5A.3.3 The distribution of any portion of the Excess Contributions for the subject Plan Year to an Eligible Participant under the provisions of this Section 5A.3 shall be adjusted upward for the Trust's income and earnings allocable thereto (and downward for the Trust's expenses and losses allocable thereto) for the subject Plan Year (and, if and only if the subject Plan Year begins prior to December 31, 2008, for the gap period that applies to the subject Plan Year), as determined under this Subsection 5A.3.3. For purposes of this Section 5A.3, the "gap period" that applies to the subject Plan Year refers to the period from the end of the subject Plan Year through the last date for which investment returns of the Investment Funds have been determined and the results of which are reasonably available to the Committee prior to the date the Excess Contributions are being distributed. Also, for purposes hereof, the Trust's income, earnings, expenses, and losses allocable to any such Excess Contributions shall for the subject Plan Year (and, if applicable, the gap period that applies to the subject Plan Year) be determined under any reasonable method that is adopted by the Committee for this purpose. Such method shall be used consistently for all Participants and for all corrective distributions or forfeitures made under the Plan for the subject Plan Year, shall not violate the requirements of Code section 40l(a)(4), and shall be a method that is reasonably consistent with the method used by the Plan for allocating income, earnings, expenses, and losses to Participants' Accounts for the subject Plan Year.

5A.3.4 If any Excess Contributions applicable to an Eligible Participant and for the subject Plan Year are distributed to the Eligible Participant under the provisions of this Section 5A.3, then, pursuant to section 411(a)(3)(G) of the Code and Treasury Regulations section 1.411(a)-4(b)(7), any Matching Contributions which are allocated to the Eligible Participant's Account for the subject Plan Year by reason of such Excess Contributions (and not yet distributed or forfeited under the Plan by the date the Excess Contributions are distributed) shall, together with the Trust's income and earnings allocable thereto (and less the Trust's expenses and losses allocable thereto) for the subject Plan Year (and, if and only if the subject Plan Year begins prior to December 31, 2008, for the gap period that applies to the subject Plan Year), be forfeited as of the day such Excess Contributions are distributed to the Eligible Participant (and such forfeited amounts shall be reallocated to Accounts of Participants in accordance with later provisions of the Plan). For these purposes, the Trust's income, earnings, expenses, and losses allocable to any such forfeited Matching Contributions shall for the subject Plan Year (and, if applicable, the gap period that applies to the subject Plan Year) be determined under any reasonable method that is adopted by the Committee for this purpose. Such method shall be used consistently for all Participants and for all corrective distributions or forfeitures made under the Plan for the subject Plan Year, shall not violate the requirements of Code section 401(a)(4), and shall be a method that is reasonably consistent with the method used by the Plan for allocating income, earnings, expenses, and losses to Participants' Accounts for the subject

Plan Year.

5A.3.5 Any distribution of Excess Contributions (as adjusted by any Trust income, earnings, expenses, or losses allocable thereto) to an Eligible Participant under the foregoing provisions of this Section 5A.3 shall be made from the portion of the Eligible Participant's Account that is attributable to his ADP Pre-Tax Savings Contributions. If the entire balance of the portion of the Eligible Participant's Account that is attributable to his ADP Pre Tax Savings Contributions is distributed to the Eligible Participant prior to when a distribution of Excess Contributions is to be made for the subject Plan Year (and no balance remains in that Account portion when such Excess Contribution distribution is to be made), then such prior distribution shall be deemed for all purposes of this Plan as a distribution under this Section 5A.3 of the Excess Contributions to the Eligible Participant for the subject Plan Year (as adjusted by Trust income, earnings, expenses, or losses allocable thereto) to the extent Excess Contributions (as adjusted by allocable Trust income, earnings, expenses, or losses) would otherwise have been required to be distributed to the Eligible Participant from such Account portion under this Section 5A.3.

5A.3.6 Notwithstanding any other provision of the Plan to the contrary, the limitations set forth in Section 5A.1 above shall be deemed met for the subject Plan Year if the Excess Contributions for the subject Plan Year are distributed in accordance with and to the extent required by the foregoing provisions of this Section 5A.3.

5A.3.7 If any Excess Contributions applicable to the subject Plan Year are not distributed to the appropriate Eligible Participants within 2-1/2 months (or six months in the case of Excess Contributions to an eligible automatic contribution arrangement as such term is defined in section 414(w)(3) of the Code) after the last day of the subject Plan Year, an excise tax will generally be imposed under Code section 4979 on the Participating Companies in an amount equal to 10% of such Excess Contributions (unadjusted for the Trust's income, earnings, expenses, or losses allocable thereto).

5A.4    Definitions for Average Actual Deferral Percentage Limits.    Except as is otherwise provided in the Plan, for purposes of the limits set forth in this Article 5A, the definitions set forth in the following subsections of this Section 5A.4 shall apply.

5A.4.1 "Average Actual Deferral Percentage" for any Plan Year means: (a) with respect to the Highly Compensated Employees, the average (to the nearest one-hundredth of a percent) of the Actual Deferral Percentages of the Eligible Participants who are Highly Compensated Employees for such Plan Year; and (b) with respect to the Non-Highly Compensated Employees, the average (to the nearest one-hundredth of a percent) of the Actual Deferral Percentages of the Eligible Participants who are Non-Highly Compensated Employees for such Plan Year.

5A.4.2 "Actual Deferral Percentage" for any Plan Year means, with respect to any person who is an Eligible Participant for such Plan Year, the ratio (expressed as a percentage to the nearest one-hundredth of a percent) of the ADP Pre-Tax Savings Contributions made on behalf of the Eligible Participant for such Plan Year to the ADP Compensation of the Eligible Participant for such Plan Year. The Actual Deferral Percentage of a person who is an Eligible Participant for such Plan Year but who does not have any ADP Pre-Tax Savings Contributions made on his behalf for such Plan Year is 0%.

5A.4.3 "ADP Compensation" means, with respect to any person who is an Eligible Participant and for any Plan Year, the Eligible Participant's Total Compensation for such entire Plan Year (regardless of whether he is a Participant for the entire Plan Year or for only part but not all of such Plan Year).

5A.4.4 "ADP Pre-Tax Savings Contributions" means, with respect to any Plan Year (for purposes of this Subsection 5A.4.4, the "subject Plan Year") and any person who is an Eligible Participant for the subject Plan Year, the Eligible Participant's Pre-Tax Savings Contributions for the subject Plan Year (as determined under the Articles of the Plan that precede this Article 5A) but with the adjustments described in the following paragraphs of this Subsection 5A.4.4.

(a)If any portion of the Eligible Participant's Pre-Tax Savings Contributions for the subject Plan Year is not paid to the Trust by the end of the next following Plan Year, then such portion of the Eligible Participant's Pre-Tax Savings Contributions for the subject Plan Year shall not be taken into account as ADP Pre-Tax Savings Contributions of the Eligible Participant for the subject Plan Year (or any other Plan Year).

(b)If the Eligible Participant is a Non-Highly Compensated Employee for the subject Plan Year and if any portion of the Eligible Participant's Pre-Tax Savings Contributions for the subject Plan Year (as determined under the Articles of the Plan that precede this Article 5A) would be deemed to be an Excess Deferral under and as defined in Section 5B.l below for any taxable year of the Eligible Participant if only the Eligible Participant's Elective Deferrals (as defined in Subsection 5B.3.1 below) under this Plan and all other plans, contracts, and arrangements of the Affiliated Employers were taken into account, then such portion of the Eligible Participant's Pre-Tax Savings Contributions for the subject Plan Year shall not be taken into account as ADP Pre-Tax Savings Contributions of the Eligible Participant for such Plan Year (or any other Plan Year).

(c)If any portion of the Eligible Participant's Pre-Tax Savings Contributions for the subject Plan Year (as determined under the Articles of the Plan that precede this Article 5A) are treated as catch-up contributions to the Plan for any taxable year of the Eligible Participant in accordance with, and subject to the limitations of, section 414(v) of the Code (and Section 5.4 above) by reason of such contributions exceeding a statutory limit or an employer-provided limit (as those terms are defined in Treasury Regulations section 1.414(v) l(b)(l) and (2)), then such portion of the Eligible Participant's Pre-Tax Savings Contributions for the subject Plan Year shall not be taken into account as ADP Pre-Tax Savings Contributions of the Eligible Participant for the subject Plan Year (or any other Plan Year).

(d)     If any portion of the Eligible Participant's Pre-Tax Savings Contributions for the subject Plan Year (as determined under the Articles of the Plan that precede this Article 5A) are made pursuant to the provisions of section 414(u) of the Code (and Section 17.3 below) by reason of the Eligible Participant's qualified military service (as determined under Code section 414(u)), then such portion of the Eligible Participant's Pre-Tax Savings Contributions for the subject Plan Year shall not be taken into account as ADP Pre-Tax Savings Contributions of the Eligible Participant for the subject Plan Year (or any other Plan Year).

5A.4.5 "Eligible Participant" means, for any Plan Year, each person who is both a Participant under the Plan and a Covered Employee during at least part of such Plan Year.

5A.5    Disaggregating Portions of Plan.    Notwithstanding any of the foregoing provisions of this Article 5A, the provisions of Sections 5A.l through 5A.4 above shall be applied separately for the portion of this Plan which covers Participants who are (and while they are) Collectively Bargained Employees and the portion of this Plan which covers Participants who are not (and while they are not) Collectively Bargained Employees and as if each such portion were a separate plan.

ARTICLE 5B

EXCESS DEFERRAL DISTRIBUTIONS

5B.1    Distribution of Excess Deferral. If any Participant certifies in writing to a Plan representative that a specific amount of the Pre-Tax Savings Contributions made for him under the Plan for any taxable year of his (for purposes of this Section 5B.1, the "subject taxable year"), which amount is set forth in such certification, is, when added to all other Elective Deferrals made on behalf of the Participant for the subject taxable year under all other plans, contracts, and arrangements, in excess of the Applicable Limit for the subject taxable year (with such excess amount referred to in this Article 5B as the Participant's "Excess Deferral" for the subject taxable year), and if such certification is filed with the Plan representative no later than the first March 1 following the end of the subject taxable year, then the Participant's Excess Deferral for the subject taxable year shall be distributed to the Participant by the first April 15 following the end of the subject taxable year. For purposes hereof, the Participant shall automatically be deemed to provide such certification on a timely basis for the subject taxable year with respect to an Excess Deferral that is no less than the amount of the Pre-Tax Savings Contributions of the Participant for the period of the subject taxable year that, when added only to all other Elective Deferrals made on behalf of the Participant for the subject taxable year under other plans, contracts, and arrangements maintained by the Affiliated Employers, exceeds the Applicable Limit for the subject taxable year. The distribution of the Participant's Excess Deferral for the subject taxable year shall also be subject to the rules specified in Section 5B.2 below.

5B.2    Special Rules Applicable to Distribution of Excess Deferral.

5B.2.1 Notwithstanding any provision of Section 5B.1 above that may be read to the contrary, the distribution of a Participant's Excess Deferral for any taxable year (for purposes of this Subsection 5B.2.1, the "subject taxable year") that is required under the provisions of Section 5B.1 above may be made during the subject taxable year (and not just after the end of such year) only if the Participant's certification (or deemed certification) that is described in Section 5B.l above occurs during the subject taxable year, if the distribution is made after the date on which the Plan receives the Excess Deferral, and if the Plan designates the distribution as a distribution of an Excess Deferral.

5B.2.2 In addition, and also notwithstanding any provision of Section 5B.l above that may be read to the contrary, the distribution of a Participant's Excess Deferral for any taxable year (for purposes of this Subsection 5B.2.2, the "subject taxable year") that is required under the provisions of Section 5B.l above shall be adjusted upward for the Plan's income and earnings allocable thereto (and downward for the Plan's expenses and losses allocable thereto) for the subject taxable year (and, if the distribution is made after the end of the subject taxable year and if the subject taxable year ends in a Plan Year that begins prior to December 31, 2008, for the gap period that applies to the subject taxable year), as determined under this Subsection 5B.2.2. For purposes of this Section 5B.2, the "gap period" that applies to the subject taxable year refers to the period from the end of the subject taxable year through the last date for which investment returns of the Investment Funds have been determined and the results of which are reasonably available to the Committee prior to the date the Excess Deferral is being distributed. For purposes hereof, the Plan's income and expenses (and expenses and losses) allocable to a Participant's Excess Deferral for the subject taxable year (and, if applicable, the gap period that applies to the subject taxable year) shall be determined under any reasonable method that is adopted by the Committee for this purpose. Such method shall be used consistently for all Participants and for all corrective distributions made under the Plan for the subject taxable year and shall be a method that is reasonably consistent with the method used by the Plan for allocating the Plan's income, earnings, expenses, and losses to Participants' Accounts for the subject taxable year.

5B.2.3 If any Excess Deferral applicable to a Participant and for any taxable year (for purposes of this Subsection 5B.2.3, the "subject taxable year") is distributed to the Participant under the provisions of this Article 5B, then, pursuant to section 411(a)(3)(G) of the Code and Treasury Regulations section 1.411(a)-4(b)(7), any Matching Contributions which are allocated to the Participant's Account for the subject taxable year by reason of such Excess Deferral (and not yet distributed or forfeited under the Plan by the date the Excess Deferral is distributed) shall, together with the Plan's income and earnings allocable thereto (and less the Plan's expenses and losses allocable thereto) for the subject taxable year (and, if the distribution is made after the end of the subject taxable year and if the subject taxable year ends in a Plan Year that begins prior to December 31, 2008, for the gap period that applies to the taxable year), be forfeited as of the day such Excess Deferral is distributed to the Participant (and such forfeited amounts shall be reallocated to Accounts of Participants in accordance with later provisions of the Plan). For these purposes, the Plan's income and earnings (and expenses and losses) allocable to any such forfeited Matching Contributions shall, for the subject taxable year (and, if applicable, for the gap period that applies to the subject taxable year), be determined under any reasonable method that is adopted by the Committee for this purpose. Such method shall be used consistently for all Participants and for all corrective distributions made under the Plan for the subject taxable year and shall be a method that is reasonably consistent with the method used by the Plan for allocating the Plan's income, earnings, expenses, and losses to Participants' Accounts for the subject taxable year.

5B.2.4 The amount of any Excess Deferral of a Participant that is applicable to any taxable year (for purposes of this Subsection 5B.2.4, the "subject taxable year") and otherwise distributable under the foregoing provisions of this Article 5A shall be reduced by any prior distribution of Excess Contributions (as defined in Section 5A.3 above) applicable to the Plan Year that begins with or within the subject taxable year that are made to the Participant under the provisions of Article 5A above. For reporting purposes, to the extent the distribution of Excess Contributions reduces the distribution of an Excess Deferral hereunder, such distribution shall be treated as a distribution of the Excess Deferral instead of a distribution of Excess Contributions.

5B.2.5 Any distribution of an Excess Deferral (adjusted by any Plan income, earnings, expenses, and/or losses allocable thereto) to a Participant under the foregoing provisions of this Article 5B shall be made from the portion of the Participant's Account which is attributable to Pre-Tax Savings Contributions.

5B.2.6 Notwithstanding any provision of Article 5A above to the contrary, to the extent an Excess Deferral for any taxable year that is applicable to a Participant who is a Non Highly Compensated Employee for the Plan Year that ends with or within such taxable year would still be considered an Excess Deferral if only Elective Deferrals under this Plan were taken into account, it shall not be taken into account as Pre-Tax Savings Contributions for purposes of determining the Participant's Actual Deferral Percentage for such Plan Year under the provisions of Article 5A above.

5B.3    Definitions for Excess Deferral Requirements. For purposes of the provisions set forth in this Article 5B, the following definitions shall apply:

5B.3.1 "Elective Deferrals" means, with respect to a Participant, any contributions made by or on behalf of the Participant to plans, contracts, or accounts that are treated as elective deferrals for purposes of section 402(g) of the Code. Such contributions generally include employer contributions made under a qualified cash or deferred arrangement (as defined in Code section 40l(k)) to the extent not includable in income for Federal income tax purposes under Code section 402(e)(3), employer contributions to a simplified employee pension to the extent not includable in income for Federal income tax purposes under Code section 402(h)(l )(B), employer contributions to purchase an annuity contract under Code section 403(b) pursuant to a salary reduction agreement, and elective employer contributions to a simple retirement plan under Code section 408(p)(2)(A)(I).

5B.3.2 "Applicable Limit" means, with respect to any Participant and any taxable year of his, the applicable dollar limit established for the calendar year in which such taxable year begins under and pursuant to section 402(g)(l)(B) of the Code (including, when applicable, by any adjustment in such limit that is made for such calendar year by the Secretary of the Treasury or his delegate pursuant to Code section 402(g)'s cost-of-living adjustment provisions).

ARTICLE 6

MATCHING CONTRIBUTIONS OF PARTICIPATING COMPANIES

6.1Matching Contributions. Subject to the other provisions of the Plan, in addition to the Savings Contributions to be credited to Participants' Accounts under the Plan, certain other contributions, called "Matching Contributions" in this Plan, shall be made to the Plan for certain Participants who have Savings Contributions made under the Plan. The amount of the Matching Contributions under the Plan shall be determined under the following provisions of this Section 6.1.

6.1.1Matching Contributions shall apply to a Participant with respect to each of his Pay Days for which Basic Savings Contributions are made on behalf of the Participant (for purposes of this Subsection 6.1.1, a "subject Pay Day"). The amount of the Matching Contributions to apply to any such Participant with respect to any such subject Pay Day of the Participant shall be equal to:

(a)except as is provided in paragraph (b) or (c) below, 66-2/3% of the Participant's Basic Savings Contributions for the subject Pay Day;

(b)if both the subject Pay Day occurs on or after January 1, 2007 and prior to January 1, 2010 and the Participant is on the subject Pay Day a Premise Technician OOT Employee, 100% of the Participant's Basic Savings Contributions for the subject Pay Day; or

(c)if both the subject Pay Day occurs on or after February 1, 2008 and the Participant is on the subject Pay Day a Tier 2 Employee, 100% of the Participant's Basic Savings Contributions for the subject Pay Day.

6.1.2For purposes of any other provision of this Plan, the Matching Contributions made on behalf of a Participant under the Plan that are to be treated as having been made with respect to the Participant "for" any Plan Year shall be deemed to include (and only to include) those Matching Contributions of the Participant that are made for his Pay Days that occur during such Plan Year.

6.2	Timing of Matching Contributions.

6.2.1The amounts of the Matching Contributions to be made for any Participant with respect to any Pay Day of the Participant shall be paid to the Plan by the Participating Companies as of such date as is chosen by the Participating Companies in their discretion, but such payment date shall not in any event occur before the date on which the Participant's Savings Contributions that relate to such Pay Day (and with respect to which such Matching Contributions are made) are paid to the Plan or later than the end of the calendar month that next follows the calendar month in which such Pay Day falls. Such amounts shall be credited to the Participant's Account under the Plan as soon as administratively possible after they are paid to the Plan. Further, the payment of such amounts to the Plan shall not be dependent on profits of the Participating Companies or any other similar factor.

6.2.2In addition, any Matching Contributions that are allocated to a Participant's Account under the subsequent provisions of the Plan shall not in any event be contributed to the Plan: (a) before the Savings Agreement that results in the Savings Contributions with respect to which the Matching Contributions are allocated is entered into by the Participant; or (b) except for occasional, bona fide administrative considerations, before the earlier of (i) the performance of the Participant's services with respect to which such Savings Contributions are made or (ii) when the amount of such Savings

Contributions would be currently available to the Participant in the absence of such Savings Agreement.

6.3Mistake of Fact. Any Matching Contributions made upon the basis of a mistaken factual assumption shall be repaid by the Plan to the Participating Companies (unless repayment is not administratively possible), as a correction of such mistaken factual assumption, upon the receipt by the Trustee within one year from the date of such contributions of a written notice of a Participating Company describing such mistaken factual assumption and requesting the return of such contributions. Plan income and earnings attributable to such contributions may not be paid to the Participating Companies, but Plan expenses and losses attributable to such contributions shall reduce the amount which is otherwise to be paid. Nothing in the foregoing provisions of this Section 6.5 shall be read so as to limit in any manner the ability of the Committee to correct any errors it discovers were made in the administration or operation of the Plan by any corrective method that is permitted under the provisions of Subsection 13.2.4 below.

ARTICLE 6A

AFTER-TAX SAVINGS AND MATCHING CONTRIBUTION DISCRIMINATION STANDARDS

6A.1    After- Tax Savings and Matching Contribution Discrimination Standards Under Code Section 401(m)(2) for Participants Who Are Not Collectively Bargained Employees. The discrimination standards that apply to After-Tax Savings Contributions and Matching Contributions under Code section 401(m)(2) shall be met by the portion of this Plan that covers Participants who are not Collectively Bargained Employees, for any Plan Year, by following the rules and procedures described in the following subsections of this Section 6A.1. In this regard, the provisions of this Section 6A.1 apply only to those Participants who are not Collectively Bargained Employees. As a result (and even though not indicated in the terms of the following subsections of this Section 6A.l ): (1) any references to Participants, Eligible Participants, or Highly Compensated Employees that are contained in the following subsections of this Section 6A.1 shall be read to refer only to those Participants, Eligible Participants, or Highly Compensated Employees (as the case may be) who are not Collectively Bargained Employees; and (2) the provisions of this Section 6A.1 shall be applied as if the portion of this Plan which covers Participants who are not Collectively Bargained Employees is a separate plan from the portion of this Plan which covers Participants who are Collectively Bargained Employees.

6A.1.1 Average Actual Contribution Percentage Limits. In accordance with the prior year testing method described in Treasury Regulations section 1.401(m)-2(a)(2)(ii), the Average Actual Contribution Percentage for Highly Compensated Employees for any Plan Year (for purposes of this Subsection 6A.l.1, the "subject Plan Year") must satisfy one of the following limits:

(a)Limitation 1: The Average Actual Contribution Percentage of the Highly Compensated Employees for the subject Plan Year may not exceed the Average Actual Contribution Percentage of the Non-Highly Compensated Employees for the Plan Year which immediately precedes the subject Plan Year multiplied by 1.25; or

(b)Limitation 2: The Average Actual Contribution Percentage of the Highly Compensated Employees for the subject Plan Year both may not exceed the Average Actual Contribution Percentage of the Non-Highly Compensated Employees for the Plan Year which immediately precedes the subject Plan Year multiplied by 2.0 and may not exceed the Average Actual Contribution Percentage of the Non-Highly Compensated Employees for the Plan Year which immediately precedes the subject Plan Year by more than two percentage points.

6A.1.2 Special Rules for Average Actual Contribution Percentage Limits. For purposes of the limits set forth in Subsection 6A.1.1 above, the special rules set forth in the following paragraphs of this Subsection 6A.1.2 shall apply.

(a) If, with respect to any Plan Year (for purposes of this paragraph (a), the "subject Plan Year"), an Eligible Participant who is a Highly Compensated Employee for the subject Plan Year is or was eligible to participate in an aggregatable plan of which a part is subject to the provisions of section 401(m) of the Code, then, for the purpose of determining the Actual Contribution Percentage of the Eligible Participant for the subject Plan Year under this Plan, any contributions made to such aggregatable plan that (i) are allocated to the Eligible Participant's account under such aggregatable plan as of any dates within the subject Plan Year and (ii) would be treated as ACP After-Tax Savings Contributions or ACP Matching Contributions made by or for the Eligible Participant for the subject Plan Year had they been allowed and made under this Plan shall be treated as if they were ACP After-Tax Savings Contributions or ACP Matching

Contributions made by or for the Eligible Participant under this Plan for the subject Plan Year. For purposes hereof, an "aggregatable plan" is a plan other than this Plan which is qualified under section 401(a) of the Code, is maintained by an Affiliated Employer, and is not prohibited from being aggregated with this Plan for purposes of section 410(b) of the Code under Treasury Regulations section 1.410(b)-7.

(b)For purposes of determining if the Average Actual Contribution Percentage limits of Subsection 6A.1.1 above are met for any Plan Year (for purposes of this paragraph (b), the "subject Plan Year"), the Plan may treat any ADP Pre-Tax Savings Contributions (as provided for in Article 5 above) which are made on behalf of an Eligible Participant who is treated as a Non-Highly Compensated Employee for purposes of determining the Average Actual Deferral Percentage of the Non-Highly Compensated Employees for the Plan Year which immediately precedes the subject Plan Year as being ACP Matching Contributions of such Eligible Participant for such Plan Year to the extent the treatment of such ADP Pre-Tax Savings Contributions as ACP Matching Contributions is helpful in meeting the limits of Subsection 6A.1.1 above for the subject Plan Year, provided that the limits of Section 5A.l above are still met for the subject Plan Year even if the ADP Pre-Tax Savings Contributions being treated as ACP Matching Contributions hereunder are disregarded for purposes of meeting such limits.

(c)Notwithstanding any other provisions herein to the contrary, any ACP Matching Contributions which are forfeited under Subsection 5A.3.4 above (or Subsection 5B.2.3 above) by reason of relating to Excess Contributions described in Article 5A above (or an Excess Deferral described in Article 5B above) which are (or is) distributed to an Eligible Participant shall not be taken into account in determining the Eligible Participant's Actual Contribution Percentage for any Plan Year or considered as Matching Contributions for any other purpose under this Section 6A.1.

(d)For purposes of this Section 6A.1, ACP Matching Contributions are treated as being made on behalf of an Eligible Participant "for" a Plan Year if such contributions are allocated to the Account of the Eligible Participant by reason of Basic Savings Contributions which relate to Pay Days of the Eligible Participant which fall in such Plan Year. Also for purposes of this Section 6A.1 and the other provisions of the Plan, ACP After-Tax Savings Contributions are treated as being made on behalf of an Eligible Participant "for" a Plan Year if such contributions relate to Pay Days of the Eligible Participant which occur during such Plan Year.

6A.1.3 Distribution or Forfeiture of Excess Aggregate Contributions. Subject to the provisions of this Subsection 6A.1.3 but notwithstanding any other provision of the Plan to the contrary, any Excess Aggregate Contributions applicable to any Plan Year (for purposes of this Subsection 6A.1.3, the "subject Plan Year") shall be distributed no later than the last day of the immediately following Plan Year to Eligible Participants who were Highly Compensated Employees for the subject Plan Year or forfeited no later than as of the last day of such immediately following Plan Year, in accordance with the following paragraphs of this Subsection 6A.l.3. (Such Excess Aggregate Contributions shall still be treated as part of the annual addition, as defined in Article 7A below, for the subject Plan Year.) The following paragraphs of this Subsection 6A.1.3 apply to this distribution or forfeiture requirement.

(a)For purposes of this Subsection 6A.1.3 and the other provisions of the Plan, "Excess Aggregate Contributions" for the subject Plan Year means the amount (if any) by which the aggregate sum of ACP Matching Contributions and ACP After-Tax Savings Contributions paid to the Trust for the subject Plan Year on behalf of Eligible Participants who are Highly Compensated Employees for the subject Plan Year exceeds the maximum amount of such ACP Matching Contributions and ACP After-Tax Savings Contributions which could have been made and still have satisfied one of the limitations set forth in Subsection 6A.l.l above for the subject Plan Year.

(b)The Excess Aggregate Contributions for the subject Plan Year shall be determined, and applied to Eligible Participants who are Highly Compensated Employees for the subject Plan Year for distribution or forfeiture purposes, in accordance with the methods described in subparagraphs (i) and (ii) of this paragraph (b).

(i)The total amount of Excess Aggregate Contributions for the subject Plan Year shall be deemed to be the sum of the Excess Aggregate Contributions which are determined to apply to each Eligible Participant who is a Highly Compensated Employee for the subject Plan Year under the leveling method which is described in this subparagraph (i). Under this leveling method, the Actual Contribution Percentage of the Highly Compensated Employee(s) with the highest Actual Contribution Percentage for the subject Plan Year is reduced to the extent required to enable one of the applicable limitations set forth in Subsection 6A.l.l above to be satisfied for the subject Plan Year or to cause such Actual Contribution Percentage to equal the Actual Contribution Percentage of the Highly Compensated Employee(s) with the next highest Actual Contribution Percentage for the subject Plan Year, whichever comes first. This process is repeated as necessary until one of the applicable limitations set forth in Subsection 6A.l.l above is satisfied for the subject Plan Year. For each Highly Compensated Employee, his amount of Excess Aggregate Contributions for the subject Plan Year under this leveling method is equal to: (A) the total of the ACP After-Tax Savings Contributions and ACP Matching Contributions paid to the Trust for the subject Plan Year on his behalf (determined before the application of this leveling method), less (B) the amount determined by multiplying the Highly Compensated Employee's Actual Contribution Percentage for the subject Plan Year (determined after the application of this leveling method) by his ACP Compensation for the subject Plan Year. In no event shall the Excess Aggregate Contributions which are determined to apply to a Highly Compensated Employee for the subject Plan Year under this leveling method exceed the total of the ACP After-Tax Savings Contributions and ACP Matching Contributions paid to the Trust on his behalf for the subject Plan Year (determined before application of this leveling method). However, the leveling method described in this subparagraph (i) is used only to determine the total sum of Excess Aggregate Contributions for the subject Plan Year and is not used to determine the portion of such total sum of Excess Aggregate Contributions which will be distributed to any Eligible Participant who is a Highly Compensated Employee for the subject Plan Year or forfeited from such Highly Compensated Employee's Account; instead, the method for determining the portion of such Excess Aggregate Contributions which will be distributed to each such Highly Compensated Employee or forfeited from such Highly Compensated Employee's Account is described in subparagraph (ii) below.

(ii)The portion of the total sum of Excess Aggregate Contributions for the subject Plan Year which will be distributed to any Eligible Participant who is a Highly Compensated Employee for the subject Plan Year or forfeited from such Highly Compensated Employee's Account shall be determined under the dollar amount reduction method described in this subparagraph (ii). Under this dollar amount reduction method, the dollar amount of the ACP After-Tax Savings Contributions and ACP Matching Contributions made to the Trust for the subject Plan Year on behalf of the Highly Compensated Employee( s) with the highest dollar amount of ACP After-Tax Savings Contributions and ACP Matching Contributions for the subject Plan Year is reduced to the extent required to equal the dollar amount of the ACP After-Tax Savings Contributions and ACP Matching Contributions made to the Trust for the subject Plan Year on behalf of the Highly Compensated Employee(s) with the next highest dollar amount of ACP After-Tax Savings Contributions and ACP Matching Contributions for the subject Plan Year or to cause the total dollar amount of the reductions in ACP After-Tax Savings Contributions and ACP Matching Contributions for the subject Plan Year under this dollar amount reduction method to equal the total sum of the Excess Aggregate Contributions for the subject Plan Year (as determined under the leveling method described in subparagraph (i) above), whichever comes first. This process is repeated as necessary until the total dollar amount of the reductions in ACP After-Tax Savings Contributions and ACP Matching Contributions for the subject Plan Year equals the total sum of the Excess Aggregate Contributions for the subject Plan Year (as determined under the leveling method described in subparagraph (i) above). For each Highly Compensated Employee, his portion of the total sum of the Excess Aggregate Contributions for the subject Plan Year which will be distributed to him or forfeited from his Account is equal to the total dollar sum of the reductions made in his ACP After-Tax Savings Contributions and ACP Matching Contributions for the subject Plan Year under this dollar amount reduction method.

(c)Excess Aggregate Contributions applicable to an Eligible Participant for the subject Plan Year under the dollar amount reduction method described in paragraph (b)(ii) above shall be deemed composed of certain types of contributions made to the Plan on behalf of such Eligible Participant for the subject Plan Year and shall be, together with the Trust's income and earnings (and less the Trust's expenses and losses) allocable thereto in accordance with paragraph (d) below, distributed or forfeited in the order of the steps described in the following subparagraphs of this paragraph (c).

(i)Step 1: First, such Excess Aggregate Contributions shall be deemed composed of ACP After-Tax Savings Contributions which are treated as Additional Savings Contributions for the subject Plan Year. The Excess Aggregate Contributions described in this first step shall be distributed to the Eligible Participant.

(ii)Step 2: Second, only to the extent still necessary after the above step, such Excess Aggregate Contributions shall be deemed composed of ACP After-Tax Savings Contributions which are treated as Basic Savings Contributions for the subject Plan Year and the corresponding amount of Matching Contributions for the subject Plan Year which are made or allocated by reason of or with respect to such ACP After-Tax Savings Contributions. The Excess Aggregate Contributions described in this second step which are deemed to be composed of ACP After-Tax Savings Contributions shall be distributed to the Eligible Participant. A portion of the Excess Aggregate Contributions described in this second step which are deemed to be composed of Matching Contributions, which portion is equal to the amount of such Excess Aggregate Contributions multiplied by the vested percentage which applies under this Plan (as of the day the Committee takes the steps outlined in this paragraph (c)) to the part of the Participant's Matching Account to which such Excess Aggregate Contributions would otherwise be allocated but for the provisions of this Section 6A.l, shall be distributed to the Eligible Participant. The remaining portion of the Excess Aggregate Contributions described in this second step which are deemed to be composed of Matching Contributions shall be forfeited as of the day the Committee takes the steps outlined in this paragraph (c).

(iii)    Step 3: Third, only to the extent still necessary after the above two steps, such Excess Aggregate Contributions shall be deemed composed of ACP Matching Contributions for the subject Plan Year which were made or allocated by reason of or with respect to Pre-Tax Savings Contributions which are treated as Basic Savings Contributions for the subject Plan Year. A portion of the Excess Aggregate Contributions described in this third step, which portion is equal to the amount of such Excess Aggregate Contributions multiplied by the vested percentage which applies under this Plan (as of the day the Committee takes the steps outlined in this paragraph (c)) to the part of the Participant's Matching Account to which such Excess Aggregate Contributions would otherwise be allocated but for the provisions of this Section 6A.l, shall be distributed to the Eligible Participant. The remaining portion of the Excess Aggregate Contributions described in this third step shall be forfeited as of the day the Committee takes the steps outlined in this paragraph (c).

(d)The distribution or forfeiture of any portion of Excess Aggregate

Contributions which apply to the subject Plan Year and to an Eligible Participant under the provisions of paragraphs (b)(ii) and (c) above shall be adjusted upward for the Trust's income and earnings allocable thereto (and downward for the Trust's expenses and losses allocable thereto) for the subject Plan Year (and, if any only if the subject Plan Year begins prior to December 31, 2008, for the gap period that applies to the subject Plan Year), as determined under this paragraph (d). For purposes of this Subsection 6A.1.3, the "gap period" that applies to the subject Plan Year refers to the period from the end of the subject Plan Year through the last date for which investment returns of the Investment Funds have been determined and the results of which are reasonably available to the Committee prior to the date the Excess Aggregate Contributions are being distributed. Also, for purposes hereof, the Trust's income, earnings, expenses, and losses allocable to any such Excess Aggregate Contributions for the subject Plan Year (and, if applicable, the gap period that applies to the subject Plan Year) and applied to an Eligible Participant for distribution or forfeiture purposes which is composed of a certain type of contribution (e.g., After-Tax Savings Contributions or Matching Contributions) shall be determined under any reasonable method that is adopted by the Committee for this purpose. Such method shall be used consistently for all Participants and for all corrective distributions or forfeitures made under the Plan for the subject Plan Year, shall not violate the requirements of Code section 40l(a)(4), and shall be a method that is reasonably consistent with the method used by the Plan for allocating income, earnings, expenses, and losses to Participants' Accounts for the subject Plan Year.

(e)If the entire balance of the portion of an Eligible Participant's Account which is attributable to a certain type of contribution (e.g., After-Tax Savings Contributions or Matching Contributions) is distributed to the Eligible Participant or forfeited prior to when a distribution and/or forfeiture of Excess Aggregate Contributions is to be made for the subject Plan Year (and no balance remains in that portion of his Account when such Excess Aggregate Contribution distribution and/or forfeiture is to be made), then such prior distribution or forfeiture shall be deemed for all purposes of this Plan as a distribution or forfeiture under this Subsection 6A.1.3 of Excess Aggregate Contributions applicable to the Eligible Participant for the subject Plan Year (as adjusted by Trust income, earnings, expenses, losses allocable thereto) to the extent Excess Aggregate Contributions composed of such type of contribution (as adjusted by allocable Trust income, earnings, expenses, losses) would otherwise have been required to be distributed to the Eligible Participant or forfeited under this Subsection 6A.1.3.

(f)Notwithstanding any other provision of the Plan to the contrary, the limitations set forth in Subsection 6A.1.1 above shall be deemed met for the subject Plan Year if the Excess Aggregate Contributions for the subject Plan Year are distributed or forfeited in accordance with the foregoing provisions of this Subsection 6A.1.3.

(g)If any Excess Aggregate Contributions are distributed to the appropriate Eligible Participants or forfeited more than 2-1/2 months (or six months in the case of Excess Aggregate Contributions to an eligible automatic contribution arrangement as such term is defined in section 414(w)(3) of the Code) after the last day of the subject Plan Year, an excise tax will generally be imposed under Code Section 4979 on the Participating Companies in an amount equal to 10% of such Excess Aggregate Contributions (unadjusted for the Trust's income, earnings, expenses, or losses allocable thereto).

6A.1.4 Definitions for Average Actual Contribution Percentage Limits. For purposes of the limits set forth in this Section 6A.1, the definitions set forth in the following paragraphs of this Subsection 6A.1.4 shall apply.

(a)"Average Actual Contribution Percentage" for any Plan Year means: (i) with respect to the Highly Compensated Employees, the average (to the nearest one hundredth of a percent) of the Actual Contribution Percentages of the Eligible Participants who are Highly Compensated Employees for such Plan Year; and (ii) with respect to the Non-Highly Compensated Employees, the average (to the nearest one-hundredth of a percent) of the Actual Contribution Percentages of the Eligible Participants who are Non-Highly Compensated Employees for such Plan Year.

(b)"Actual Contribution Percentage" for any Plan Year means, with respect to any person who is an Eligible Participant for such Plan Year, the ratio, expressed as a percentage to the nearest one-hundredth of a percent, of the ACP Matching Contributions and ACP After-Tax Savings Contributions made on behalf of the Eligible Participant for such Plan Year to the ACP Compensation of the Eligible Participant for such Plan Year. The Actual Contribution Percentage of a person who is an Eligible Participant for such Plan Year but who does not have any ACP Matching Contributions or ACP After-Tax Savings Contributions made on his behalf for such Plan Year is 0%.

(c)"ACP Compensation" means, with respect to any person who is an Eligible Participant and for any Plan Year, the Eligible Participant's Total Compensation for such entire Plan Year (regardless of whether he is a Participant for the entire Plan Year or for only part but not all of such Plan Year).

(d)"ACP After-Tax Savings Contributions" means, with respect to any Plan Year (for purposes of this paragraph (d), the "subject Plan Year") and any person who is an Eligible Participant for the subject Plan Year, the Eligible Participant's After-Tax Savings Contributions for such Plan Year (as determined under the Articles of the Plan that precede this Article 6A) but with the adjustments described in the following subparagraphs of this paragraph (d).

(i)If any portion of the Eligible Participant's After-Tax Savings Contributions for the subject Plan Year is not paid to the Trust by either the end of the subject Plan Year or a reasonable period after the latest Pay Day to which it relates, then such portion of the Eligible Participant's After-Tax Savings Contributions for the subject Plan Year shall not be taken into account as ACP After-Tax Savings Contributions of the Eligible Participant for the subject Plan Year (or any other Plan Year).

(ii)If any portion of the Eligible Participant's After-Tax Savings Contributions for the subject Plan Year (as determined under the Articles of the Plan that precede this Article 6A) is made pursuant to the provisions of section 414(u) of the Code (and Section 17.3 below) by reason of the Eligible Participant's qualified military service (as determined under Code section 414(u)), then such portion of the Eligible Participant's After-Tax Savings Contributions for the subject Plan Year shall not be taken into account as ACP After-Tax Savings Contributions of the Eligible Participant for the subject Plan Year (or any other Plan Year).

(e)"ACP Matching Contributions" means, with respect to any Plan Year (for purposes of this paragraph (e), the "subject Plan Year") and any person who is an Eligible Participant for the subject Plan Year, the Matching Contributions made for the Eligible Participant for the subject Plan Year (as determined under the Articles of the Plan that precede this Article 6A) but with the adjustments described in the following subparagraphs of this paragraph (e).

(i)If any portion of the Matching Contributions applicable to the Eligible Participant for the subject Plan Year is not paid to the Trust by the end of the next following Plan Year,

then such portion of such Matching Contributions for the subject Plan Year shall not be taken into account as ACP Matching Contributions of the Eligible Participant for the subject Plan Year (or any other Plan Year).

(ii)If any portion of the Matching Contributions applicable to the Eligible Participant for the subject Plan Year is forfeited under Subsection 5A.3.4 above by reason of relating to Excess Contributions described in Article 5A above or under Subsection 5B.2.3 above by reason of relating to an Excess Deferral described in Article 5B above, then such portion of such Matching Contributions for the subject Plan Year shall not be taken into account as ACP Matching Contributions of the Eligible Participant for the subject Plan Year (or any other Plan Year).

(iii)If any portion of the Matching Contributions applicable to the Eligible Participant for the subject Plan Year (as determined under the Articles of the Plan that precede this Article 6A) is made pursuant to the provisions of section 414(u) of the Code by reason of the Eligible Participant's qualified military service (as determined under Code section 414(u)), then such portion of such Matching Contributions for the subject Plan Year shall not be taken into account as ACP Matching Contributions of the Eligible Participant for the subject Plan Year (or any other Plan Year).

(f)"Average Actual Deferral Percentage," "Actual Deferral Percentage," and "Eligible Participant" shall have the same meanings as are set forth in Section 5A.4 above, and "Excess Contributions" shall have the same meaning as is set forth in Section 5A.3 above.

6A.2    Matching Contribution Discrimination Standards Under Code Section 401(m)(2) for Participants Who Are Collectively Bargained Employees. The discrimination standards that apply to Matching Contributions under Code section 401(m)(2) shall automatically be met by the portion of this Plan that covers Participants who are Collectively Bargained Employees with respect to any Plan Year by reason of Treasury Regulations section 1.401(m)-1(b)(2).

ARTICLE 7

ACCOUNTS AND THEIR ALLOCATIONS AND VESTING

7.1Accounts Held for Participants.    The Committee shall establish and maintain a separate bookkeeping account, called herein an "Account," for each Participant. The Account held for any Participant shall reflect all contributions, all Plan income, earnings, expenses, and losses, and all withdrawals, distributions, and forfeitures that apply to the Participant's interest under the Plan, all pursuant to the following provisions of this Article 7 and the other Articles of this Plan.

7.2	Savings Subaccounts and Allocation of Savings Contributions Thereto.

7.2.1The Committee shall provide that a part of each Participant's Account, called herein the Participant's "Savings Subaccount," shall reflect the amounts discussed in this Section 7.2.

7.2.2Except as otherwise provided in the Plan, the Committee shall allocate to a Participant's Savings Subaccount all Savings Contributions made on or after the Effective Amendment Date to the Plan on behalf of the Participant at such times as are required under Section 5.4 above.

7.2.3In addition, any and all amounts which were (a) attributable to contributions made under any Prior Plan by or at the election of a Participant (not including matching-type contributions) and (b) credited to the Participant's account under such Prior Plan immediately before the Effective Amendment Date (or, if applicable and later, immediately prior to the merger of such Prior Plan into this Plan or the transfer of assets and liabilities of the Prior Plan to this Plan) shall be deemed to have been allocated to the Participant's Savings Subaccount at the time they were actually credited to the Participant's account under such Prior Plan. Further, any and all amounts transferred to this Plan on behalf of a Participant from another plan qualified under section 401(a) of the Code on or after the Effective Amendment Date shall, to the extent such amounts reflect amounts which were contributed to such other plan by or at the election of the Participant (not including matching-type contributions), be deemed to be allocated to the Participant's Savings Subaccount as of the date of such transfer.

7.2.4The Committee shall keep records, to the extent necessary to administer this Plan properly under the other provisions of the Plan and under the applicable provisions of the Code, showing the portion of a Participant's Savings Subaccount which is attributable to each different type of contribution reflected in it, e.g., Pre-Tax Savings Contributions or After-Tax Savings Contributions. In this regard, to the extent any amounts allocated to a Participant's Savings Subaccount under this Plan reflect contributions made under a Prior Plan or any other plan at the election of the Participant, such amounts shall be deemed to reflect Pre-Tax Savings Contributions for purposes of this Plan to the extent such amounts were made under such Prior Plan or other plan on a "pre-tax" basis (i.e., prior to the Participant being deemed in receipt of such amounts for Federal income tax purposes) and shall be deemed to reflect After-Tax Savings Contributions for purposes of this Plan to the extent such amounts were made under such Prior Plan or other plan on an "after-tax" basis (i.e., after the Participant was deemed in receipt of such amounts for Federal income tax purposes). Further, to the extent any amounts allocated to a Participant's Savings Subaccount under this Plan reflect contributions made under any Prior Plan or other plan at the election of the Participant, such amounts shall be deemed to reflect Basic Savings Contributions for purposes of this Plan to the extent employer matching contributions were made by reason of such amounts under such Prior Plan or other plan and shall be deemed to reflect Additional Savings Contributions for purposes of this Plan to the extent no such employer matching contributions were made by reason of such amounts under such Prior Plan or other plan.

7.3Matching Subaccounts and Allocation of Matching and Other Contributions Thereto.

7.3.1The Committee shall provide that a part of each Participant's Account, called herein a "Matching Subaccount," shall reflect the amounts discussed in this Section 7.3.

7.3.2Except as otherwise provided in the Plan, the Committee shall allocate to a Participant's Matching Subaccount all Matching Contributions made on or after the Effective Amendment Date to the Plan on behalf of the Participant at such times as are required under Section 6.2 above.

7.3.3In addition, any and all amounts which were (a) attributable to contributions made by the Participating Companies under a matching contribution portion and/or a nonelective contribution portion of a Prior Plan for a Participant and (b) credited to the Participant's account under such Prior Plan immediately before the Effective Amendment Date (or, if applicable and later, immediately prior to the merger of such Prior Plan into this Plan or the transfer of assets and liabilities of such Prior Plan to this Plan) shall be deemed to have been allocated to the Participant's Matching Subaccount at the time they were actually credited to the Participant's account under such Prior Plan. Further, any and all amounts transferred to this Plan on behalf of a Participant from another plan qualified under section 40l(a) of the Code on or after the Effective Amendment Date shall, to the extent such amounts reflect amounts which were contributed under the matching contribution portion and/or the nonelective contribution portion of such other plan, be deemed to be allocated to the Participant's Matching Subaccount as of the date of such transfer.

7.3.4The Committee shall keep records, to the extent necessary to administer this Plan properly under the other provisions of the Plan and under the applicable provisions of the Code, showing the portion of a Participant's Matching Subaccount which is attributable to each different type of contribution reflected in it.

7.4Rollover Subaccounts and Allocation of Rollover Contributions Thereto. In the event a Participant makes a Rollover Contribution to the Plan, the Committee shall provide that a part of the Participant's Account, called herein a "Rollover Subaccount," shall reflect the amounts discussed in this Section 7.4. Except as otherwise provided in the Plan, the Committee shall allocate to a Participant's Rollover Subaccount any Rollover Contribution made on or after the Effective Amendment Date to the Plan on behalf of the Participant under Section 5.7 above as soon as administratively practical after it is contributed to the Plan. In addition, any and all amounts which were (a) attributable to contributions made by the Participating Companies under a rollover contribution portion of a Prior Plan for a Participant and (b) credited to the Participant's account under such Prior Plan immediately before the Effective Amendment Date (or, if applicable and later, immediately prior to the merger of such Prior Plan into this Plan or the transfer of assets and liabilities of such Prior Plan to this Plan) shall be deemed to have been allocated to the Participant's Rollover Subaccount at the time they were actually credited to the Participant's account under such Prior Plan.

7.5Allocation of Forfeitures. Any forfeitures from Accounts arising under any of the provisions of the Plan during any Plan Year which begins on or after the Effective Amendment Date shall be allocated to other Accounts pursuant to and in accordance with the provisions of Section 9.6 below.

7.6Maximum Annual Addition to Accounts. A Participant's Account held under the Plan shall be subject to the maximum annual addition limits of Article 7A below.

7.7Investment of Accounts. A Participant's Account held under the Plan shall be invested in accordance with the provisions of Article 7B below.

7.8Allocation of Income and Losses of Investment Funds to Accounts.

7.8.1.Each Investment Fund shall be valued at its fair market value as of each Valuation Date by the Trustee (or any other party designated for this purpose by the Committee). Each Subaccount which has amounts allocable thereto invested at least in part in any such Investment Fund shall be credited with the income and earnings of such Investment Fund, and charged with its expenses and losses, by any reasonable accounting method approved by the Committee for this purpose. For purposes of the Plan, any income and earnings of any such Investment Fund are deemed to include all income and realized and unrealized gains of such Investment Fund; similarly, for purposes of this Plan, any expenses and losses of an Investment Fund are deemed to include all expenses and realized and unrealized losses of the Investment Fund.

7.8.2.As is indicated before in the Plan, the Committee shall keep records, to the extent necessary to administer this Plan properly under the other provisions of this Plan and under the applicable provisions of the Code, showing the portion of each Subaccount which is attributable to each different type of contribution or to contributions under each different plan applicable to such Subaccount. In general, a pro rata portion of any income, earnings, expenses, and losses of an Investment Fund which is allocated under the foregoing provisions of this Section 7.8 to a Subaccount shall, when appropriate, be further allocated to any portion of such Subaccount for which a separate record is being maintained by the Committee. As a result, any reference in the provisions of the Plan to a portion of a Subaccount which is attributable to a specific type of contribution or to contributions previously made under a specific plan shall be deemed to be referring to the balance of the portion of such Subaccount which reflects not only such specific type of contribution or contributions previously made under such specific plan allocated to such Subaccount but also the income, earnings, expenses, and losses allocated to such Subaccount by reason of such specific type of contribution or contributions previously made under such specific plan.

7.8.3.Further, when the investment of two or more Subaccounts in the available Investment Funds is to be determined on an aggregate basis by a Participant under later provisions of the Plan, the Committee shall keep records, to the extent necessary to administer this Plan under the applicable provisions of this Plan and under the applicable provisions of the Code, showing the interest of each such Subaccount in each such Investment Fund. In general, when the investment of two or more Subaccounts in the available Investment Funds is to be determined on an aggregate basis, each such Subaccount shall be considered to be invested in a pro rata portion of each different Investment Fund investment made on such aggregate basis.

7.9Loans to Participants. Notwithstanding any other provision of the Plan to the contrary, loans shall be made to Participants in accordance with the following subsections of this Section 7.9.

7.9.1Subject to the following provisions of this Section 7.9, a Participant may request a loan be made to him from the Plan in accordance with the provisions of this Section 7.9. The Committee shall approve or deny any request for a loan under the following provisions of this Section 7.9. The Trust shall provide any requested loan approved by the Committee.

7.9.2Only two loans made under the Plan to a Participant may be outstanding at any point in time.

7.9.3The amount of any loan made under the Plan to a Participant may not be less than $1,000 and may not exceed the lesser of: (a) $50,000 (reduced by the highest outstanding balance of loans made from the Plan, and from any other plans that both are qualified under section 401(a) of the Code and are maintained by one or more Affiliated Employers, to the Participant during the one year period ending on the day before the date of the loan); or (b) 50% of the portion of the Participant's Account in which the Participant is then vested under the other provisions of the Plan, excluding the part of such Account that is attributable to (i) any Basic Savings Contributions, Matching Contributions, or any other nonelective contributions of the Participating Companies that are made (with respect to each such type of contribution) for the Plan Year in which the loan is made and the two immediately preceding Plan Years and (ii) the net amount of the Plan's income, earnings, expenses, and losses allocated after December 31, 1988 to such Account on the basis of the Pre-Tax Savings Contributions made for the Participant.

7.9.4Each loan made to a Participant from the Plan shall bear a rate of interest for the entire term of the loan equal to a rate or rates to be determined by the Committee and to be generally based on the interest rate or rates used on commercial loans which are comparable in risk and return to the subject loan at the time the loan is made.

7.9.5All loans made to a Participant from the Plan shall be adequately secured by up to 50% of the vested portion of the Participant's Account under the Plan, with the specific percent (not in excess of 50%) of such vested portion to be used as security to be set by the Committee based on its determination as the percent needed to provide adequate security for the loans. Also, except as is otherwise provided in the following provisions of this Subsection 7.9.5, any loan made to a Participant from the Plan shall be paid by means of payroll deductions and shall be conditioned on the Participant agreeing to give the Participating Companies the right to deduct from the Participant's salary or wages as payable the amounts necessary to make payments to the Plan on such loan and the right to forward such amounts to the Plan on behalf of the Participant as payments on such loan are due. However, the Committee may, under such reasonable administrative rules as it decides to adopt, permit any loan that was made by the Plan to a Participant to be paid other than by means of payroll deductions (e.g., through direct payments in cash to a Plan representative or agent) while the Participant is on a leave of absence approved by a Participating Company or a leave of absence to serve in the armed forces of the United States.

7.9.6The term of any loan made to a Participant from the Plan shall not be less than six months or extend beyond 60 months (59 months for any loan made before December 31, 2000).

7.9.7Payments of principal and interest on any loan made to a Participant from the Plan shall be made according to a definite payment schedule, which generally shall call for payments each payroll period (while the Participant is an Employee) but in no event shall call for payments to be made other than on a monthly or faster basis. The entire unpaid balance of such loan, and all accrued interest under the loan, may be prepaid to the Plan by the Participant at any time after six months have expired after the date the loan proceeds were paid to the Participant, provided such prepayment is made by a lump sum payment.

7.9.8The entire unpaid balance of any loan made to a Participant under the Plan and all accrued interest under the loan shall become immediately due and payable without notice or demand, and in default, upon the occurrence of either of the following: (a) the failure to make any payment of principal or interest on the loan or any other payment required under the loan by the date it is due (and within any grace period permitted under the written loan policy of the Committee referred in the following provisions of this Section 7.9); or (b) the date on which the Plan pursuant to its terms otherwise begins distributing any part of the Participant's vested Account under the Plan (or, if earlier, the first date by which the Plan pursuant to its terms could otherwise begin distributing the Participant's entire vested Account under the Plan if applicable requests and consents were given for such distribution, as extended to the end of any grace period set forth in the written loan policy of the Committee referred to in the following provisions of this Section 7.9).

7.9.9In the event of a default on any loan made to a Participant from the Plan, foreclosure on the loan and the attachment of the security under the loan by the Plan shall be made when, but not until, an event occurs which, under the other terms of the Plan, would otherwise allow the complete distribution of the Participant's vested Account under the Plan (if all applicable requests and consents were given for such distribution). A foreclosure on the portion of the Participant's vested Account which is being used as security for the loan shall be deemed to be an actual distribution of such portion of the Participant's Account at the time of such foreclosure. However, any outstanding loan balance plus accrued interest may be taxable upon such default if required under the provisions of section 72(p) of the Code, regardless of whether or not the loan has been foreclosed and the security as to the loan has been attached by the Plan. Interest shall continue to accrue for Plan purposes (but not necessarily for purposes of section 72(p) of the Code) until a loan is paid in full or until a distributable event occurs under the foregoing provisions, regardless of the taxability of the loan.

7.9.10Notwithstanding any of the foregoing provisions of this Section 7.9, no loans may be made to a Participant who is not an Employee, except for a Participant who is a party in interest (within the meaning of section 3(14) of ERISA) with respect to the Plan. In the event a Participant who is not an Employee but who is a party in interest with respect to the Plan requests a loan, the provisions of this Section 7.9 shall apply to such loan, except that: (a) the Participant shall be allowed to make each required payment under the loan in cash or by check; and (b) the loan shall not be in default merely because the Participant has ceased to be an Employee of any Participating Company (when he has not yet received his entire vested Account under the Plan).

7.9.11The expenses of originating and processing any loan, as determined by the Committee, may, in the Committee's discretion, be charged to the Participant and have to be paid by him to the Plan in order for the loan to be made.

7.9.12A Participant shall be required to sign a promissory note and security agreement and any other documents deemed necessary by the Committee to carry out the terms of any loan made to the Participant from the Plan.

7.9.13Unless otherwise provided by agreement between the Participant and the Committee, the principal amount of any loan made by the Plan to the Participant shall be charged, and the value of any payments made to the Plan on such loan credited, (a) first to the portion of the Participant's Savings Subaccount which is attributable to his Pre-Tax Savings Contributions that reflect the Participant's Additional Savings Contributions; (b) second to the portion of the Participant's Savings Subaccount which is attributable to his Pre-Tax Savings Contributions that both reflect the Participant's Basic Savings Contributions and are made for any Plan Years preceding the period of the three consecutive Plan Years that end with the Plan Year in which the loan's proceeds are paid to the Participant; (c) third to the portion of the Participant's Savings Subaccount which is attributable to his After-Tax Savings Contributions that reflect the Participant's Additional Savings Contributions; (d) fourth to the portion of the Participant's Savings Subaccount which is attributable to his After-Tax Savings Contributions that both reflect the Participant's Basic Savings Contributions and are made for any Plan Years preceding the period of the three consecutive Plan Years that end with the Plan Year in which the loan's proceeds are paid to the

Participant; (e) fifth to the Participant's Rollover Subaccount; and (f) sixth to the portion of the Participant's Matching Subaccount in which the Participant is then vested and which is attributable to Matching Contributions and any other special nonelective contributions made for any Plan Years preceding the period of the three consecutive Plan Years that end with the Plan Year in which the loan's proceeds are paid to the Participant. Further, any payment on the loan shall, to the extent it is credited to a Subaccount of the Participant, be invested in the Investment Fund or Funds in the same manner as new contributions allocated to such Subaccount are then being invested. Notwithstanding any other provision of the Plan to the contrary, any Subaccount of a Participant shall not share in the other income, earnings, expenses, and losses of the Plan to the extent that the Subaccount has been charged by reason of a loan made pursuant to this Section 7.9; and no loan made to a Participant under the Plan or payments thereon shall be charged or credited to the Accounts of any other Participants. Instead, for purposes of the Plan, any loan made to a Participant shall be considered as a separate Investment Fund in which a portion of the Participant's Account is invested (and in which no other Accounts are invested).

7.9.14The Committee shall be the party responsible for administering the loan program provided for under this Section 7.9. The Committee may provide for written loan procedures which set forth further and more detailed rules concerning loans made to Participants under the Plan, provided that such written loan procedures are not inconsistent with any of the other provisions set forth in this Section 7.9. Such written loan procedures may include, but not be limited to, rules concerning procedures for requesting and repaying loans, times when loans may be paid, and any other matters required to be in such loan procedures pursuant to the provisions of U.S. Department of Labor Regulations section 2550.408b-1. Such loan procedures may also provide, but not be limited to, rules for granting a suspension of required loan payments under a loan or any adjustment in the installments as to the loan when a Participant is on an approved leave of absence without pay or at a rate of pay (after income and employment tax withholding) that is less than the amount of the installment payments otherwise required on the loan. Any such written loan procedures shall be deemed a part of this Plan and incorporated by reference herein.

7.10Deduction of Benefit Payments, Forfeitures, and Withdrawals.    Any benefit payment, forfeiture, or withdrawal made from the balance of an Account of a Participant or any Subaccount thereof under the provisions of the Plan shall be deducted, as of the date of such payment, forfeiture, or withdrawal, from such Account or such Subaccount. If such Account or such Subaccount is invested in more than one Investment Fund and such payment, forfeiture, or withdrawal is of less than the entire balance in such Account or such Subaccount, then, except to the extent otherwise provided by accounting rules adopted by the Committee, the value of the investment of such Account or such Subaccount among the Investment Funds will be reduced on a pro-rata basis (i.e., in the proportion that the balance of such Account or such Subaccount then invested in each Investment Fund bears to the total balance of such Account or such Subaccount then invested in all such Investment Funds) to reflect the amount of such payment, forfeiture, or withdrawal.

7.11Account Balances. For purposes of the Plan, the balance or value of any Account shall be the sum of the balance or value of each Subaccount held under such Account. Also, the balance or value of any Subaccount as of any specific date shall be deemed to be the net sum of amounts allocated or credited to, or charged or deducted from, such Subaccount on such date under the provisions of the Plan. No Participant, however, shall acquire any right or interest in a specific asset of the Trust merely as a result of any allocation provided for in the Plan, other than as expressly set forth in the Plan.

7.12Vested Rights. A Participant shall be deemed vested in (i.e., have a nonforfeitable right to) his Account (and the balances therein) only in accordance with the following subsections of this Section

7.12.

7.12.1 A Participant shall be fully vested at all times in the Savings Subaccount and Rollover Subaccount portions of his Account.

7.12.2    Except as is otherwise provided in Subsection 7.12.3 below, a Participant shall be fully vested in the Matching Subaccount portion of his Account that then exists when or if he either: (a) has been credited with at least three years of Vesting Service; (b) terminates employment because of his disability which prevents him from performing his job with the Participating Companies and which is expected to result in his death or last for an indefinite period (and which disability is to be determined by the Committee based on medical evidence it receives); (c) attains Normal Retirement Age while an Employee; (d) ceases to be an Employee of any Participating Company pursuant to the provisions of the Company's Supplemental Income Protection Program or Management Surplus Reduction Plan or in accordance with a Participating Company's practices with respect to technological displacement; (e) is covered by an Interchange Agreement which provides for the full vesting of the Participant's Account; (f) is laid off by a Participating Company; or (g) first performed an Hour of Service prior to January 1,
1994. Except as is otherwise provided in Subsection 7.12.3 below, a Participant shall not be vested at all in the Matching Subaccount portion of his Account at any time when he does not meet any of the conditions set forth in the immediately preceding sentence.

7.12.3    Notwithstanding any of the provisions of Subsection 7.12.2 above, any Participant who fails to complete at least one Hour of Service on or after the Effective Amendment Date shall have a vested interest in any Matching Subaccount portion of his Account to the extent, and only to the extent, provided under each and any Prior Plan in which the amounts reflected in such Subaccount or Subaccounts were credited (in accordance with the provisions of the Prior Plan as in effect at the time the Participant ceased to be an employee for purposes of such Prior Plan).

7.13	Voting of Company Common Shares Held in Investment Fund.

7.13.1Any common shares of the Company which are held in the Investment Fund described in Article 7B below as the Company Share Fund shall be voted, on any matter on which such common shares have a vote, in the manner directed by the Participants pursuant to this Section 7.13.

7.13.2    Specifically, each Participant who has any portion of his Account invested in the Company Share Fund as of the record date used by the Company to determine the Company common shares eligible to vote on any matter may direct the Trustee as to how a number of the Company common shares held in the Company Share Fund as of such record date are to be voted on such matter. The number of Company common shares subject to the Participant's direction shall be equal to the product produced by multiplying the total number of Company common shares held in the Company Share Fund as of such record date by a fraction. Such fraction shall have a numerator equal to the value of the portion of the Participant's Account which is invested in the Company Share Fund determined as of such record date and a denominator equal to the total value of the Company Share Fund as of such record date. The Trustee shall vote any Company common shares held in the Company Share Fund which are not yet allocated to any Participants' Accounts, or which are allocated to Participants' Accounts but for which it does not receive any voting instructions from the Participants, in the same proportions as it votes the Company common shares for which it does receive voting instructions from Participants. All voting instructions shall be confidential and not be disclosed to any Affiliated Employer. Each Participant shall be deemed a named fiduciary as that term is defined in ERISA with respect to and to the extent the vote of the

Company common shares held in the Company Share Fund as to any matter are based on the Participant's directions.

7.13.3    Before any annual or special meeting of Company shareholders, the Committee or a Plan representative will send each Participant who is entitled to direct the vote of any Company common shares held in the Company Share Fund on a matter being voted on at such meeting a copy of the proxy solicitation materials for the meeting and a form allowing the Participant to instruct the Trustee as to how to vote such shares on such matter.

7.14	Effect of Tender Offer on Company Common Shares Held in Investment Fund.

7.14.1    For purposes of the Plan, a "Tender Offer" means a tender offer, exchange offer, or other offer to purchase one or more percent of the then outstanding Company common shares by any one or more persons, corporations, or other entities (other than an Affiliated Employer or an employee benefit plan of an Affiliated Employer).

7.14.2    In the event of a Tender Offer, each Participant shall have the right to determine and, in accordance with the provisions of this Section 7.14, direct the Trustee whether the Company common shares allocable to his Account shall be tendered, in accordance with the provisions of this Section 7.14. For purposes hereof, the number of Company common shares that are deemed to be allocable to his Account shall be deemed to be equal to the product obtained by multiplying the total number of Company common shares held in the Investment Fund described in Article 7B as the Company Share Fund at the time the Trustee responds to such Tender Offer by a fraction. Such fraction shall have a numerator equal to the value of the portion of the Participant's Account which is invested in the Company Share Fund determined at the time the Trustee responds to such Tender Offer and a denominator equal to the total value of the Company Share Fund as of such time. Each Participant shall be deemed a named fiduciary as that term is defined in ERISA with respect to whether the Company common shares allocable to his Account shall be tendered in the event of a Tender Offer. The Trustee may not take any action in response to a Tender Offer except as is otherwise provided in this Section 7.14.

7.14.3    Subject to the other provisions of this Section 7.14, each Participant may direct the Trustee to sell, offer to sell, exchange, or otherwise dispose of the Company common shares allocable to his Account in accordance with the terms and conditions of a Tender Offer. Such shall be confidential and not be disclosed to any Affiliated Employer. Such direction shall be in such form and filed in such manner and at such time as the Trustee may prescribe. The Trustee shall sell, offer to sell, exchange, or otherwise dispose of the Company common shares allocable to a Participant's Account with respect to which it has received timely and valid directions under this Section 7.14.

7.14.4    To the extent to which Participants do not issue timely or valid directions to the Trustee to sell, offer to sell, exchange, or otherwise dispose of the Company common shares allocable to their Accounts in response to a Tender Offer, such Participants shall be deemed to have directed the Trustee that such shares not be sold, offered for sale, exchanged, or otherwise disposed of in response to such Tender Offer.

7.14.5    Any Company common shares allocable to Participants' Account which, pursuant to the provisions of this Section 7.14, are tendered by the Trustee in response to a Tender Offer but are not accepted by the party making such Tender Offer and are returned to the Trustee shall be credited among the Accounts of Participants from which such shares were tendered, in proportion to the Company common shares tendered with respect to each such Account.

ARTICLE 7A

MAXIMUM ANNUAL ADDITION LIMITS

7A.1    General Maximum Annual Addition Limit Rules. Subject to the other provisions of this Article 7A but notwithstanding any other provision of the Plan to the contrary, in no event shall the annual addition to a Participant's accounts for any limitation year exceed the lesser of the defined contribution dollar limitation for such limitation year, as defined in Subsection 7A.1.1 below, or (b) the defined contribution compensation limitation for such limitation year, as defined in Subsection 7A.1.2 below.

7A.1.1 Defined Contribution Dollar Limitation. For purposes of this Article 7A, the "defined contribution dollar limitation" for any limitation year is the dollar amount set forth in section 415(c)(l)(A) of the Code, as adjusted, effective January 1 of each calendar year, under section 415(d) of the Code in such manner as the Secretary of the Treasury or his delegate shall prescribe. A limitation as adjusted under Code section 415(d) as of the January 1 of any calendar year shall apply to the limitation year ending with or within such calendar year. (For example, the defined contribution dollar limitation is $40,000 for the limitation year beginning on January 1, 2002 or January 1, 2003, $41,000 for the limitation year beginning on January 1, 2004, $42,000 for the limitation year beginning on January 1, 2005, $44,000 for the limitation year beginning on January 1, 2006, $45,000 for the limitation year beginning on January 1, 2007, $46,000 for the limitation year beginning on January 1, 2008, $49,000 for the limitation year beginning on January 1, 2009 or January 1, 2010, and a dollar amount to be determined under Code sections 415(c)(1)(A) and 415(d) for any limitation year that begins after 2010).

7A.1.2 Defined Contribution Compensation Limitation.    For purposes of this Article 7A, the "defined contribution compensation limitation" for any limitation year is a dollar amount equal to 100% of the Participant's compensation for such limitation year.

The part, if any, of the annual addition attributable to contributions to a defined benefit plan for medical benefits under Code section 401(h) or to contributions to a welfare benefit fund for funding for post-retirement medical benefits under Code section 419A(d) shall not be applied against the limit set forth in Subsection 7A.1.2 above, however.

7A.2    Necessary Terms. For purposes of the rules set forth in this Article 7A, the terms set forth in the following subsections of this Section 7A.2 shall apply.

7A.2.1 The "annual addition" to a Participant's accounts for a limitation year for purposes of this Plan shall be determined under the provisions of the Code (and mainly Code section 415(c)(2) and Treasury Regulations section 1.415(c)-1) in effect for such limitation year.

(a)In general, the annual addition is generally the sum of employer contributions, employee contributions, and forfeitures allocated to the Participant's accounts for such limitation year under each defined contribution plan (as defined in Code section 414(i)) maintained by one or more Affiliated Employers that is a plan described in Code section 401(a) which includes a trust exempt from tax under Code section 501(a), a simplified employee pension described in Code section 408(k), or mandatory employee contributions made by the Participant to a defined benefit plan, plus any contributions made on behalf of the Participant for such limitation year under Code section 415(1) or Code section 419A(d) (e.g., contributions to a defined benefit plan for medical benefits or contributions on behalf of a key employee to a welfare benefit fund for funding for post-retirement medical benefits) under defined benefit plans or welfare benefit funds maintained by the Affiliated Employers.

(b)However, any catch-up contributions made by a Participant to the Plan in accordance with the Plan's provisions applicable to catch-up contributions (as described in Code section 414(v)), any Rollover Contributions of a Participant, any restoration of a Participant's accounts under Section 9.4, 9.5, and/or 11.3 below or a similar Plan provision, or any repayment of a loan made under Section 7.10 above or a similar provision of the Plan shall not be considered part of an annual addition for the limitation year in which the contributions, restorations, or repayments occur.

7A.2.2 A Participant's "compensation" shall, for purposes of the restrictions of this Article 7A, refer to his Total Compensation as defined in Subsection 2.1.28 above.

7A.2.3 The "limitation year" for purposes of the restrictions under this Article 7A shall be a calendar year.

7A.3    Combining of Plans. If any other defined contribution plans (as defined in section 414(i) of the Code) in addition to this Plan are maintained by one or more Affiliated Employers, then the limitations set forth in this Article 7A shall be applied as if this Plan and such other defined contribution plans are a single plan. If any reduction or adjustment in a Participant's annual addition is required by this Article 7A, such reduction or adjustment shall when necessary be made to the extent possible under any of such other defined contribution plans in which a portion of the annual addition was allocated to the Participant's account as of a date in the applicable limitation year which is later than the latest date in such year as of which any portion of the annual addition was allocated to the Participant's account under this Plan (provided such other plan or plans provide for such reduction or adjustment in such situation). To the extent still necessary, such reduction or adjustment shall be made under this Plan.

7A.4    IRS Regulations Issued Under Code Section 415. For any limitation year that begins on or after January 1, 2008, the provisions of the final regulations issued by the Internal Revenue Service under Code section 415 shall, to the extent and only to the extent they provide details as to the manner in which any of the requirements set forth in the foregoing provisions of this Article 7A are to be applied (such as details as to the application of such requirements when benefits are transferred to this Plan from another plan or when an Affiliated Employer that maintains another defined contribution plan loses its status as an Affiliated Employer), be deemed to be incorporated into this Article 7A.

ARTICLE 7B

INVESTMENT OF ACCOUNTS

7B.1    General Rules for Investment of Participant Accounts. Any Participant's Account shall be invested in the manner provided under and in accordance with the following provisions of this Section 7B.l.

7B.1.1 Except as is otherwise provided in Subsection 7B.1.3 below, each Participant may elect, in accordance with administrative procedures adopted by the Committee and generally to be effective as of the next Pay Day of the Participant by which the Committee can reasonably put such election into effect, to invest, as soon as practical after they are credited to the Participant's Account, all of the contributions made by or for the Participant made to the Plan (for purposes of this Section 7B.1, his "future contributions") among any or all of the Investment Funds (in increments of 1%). If the Participant never makes any election as to the investment of his future contributions, then his future contributions shall be invested in such manner as is determined under procedures adopted by the Committee until and unless he changes such election under this Subsection 7B.l.l.

7B.1.2 Further, except as is otherwise provided in Subsection 7B.1.3 below, each Participant may at any time elect, in accordance with administrative procedures adopted by the Committee and generally to be effective as of the next day by which the Committee can reasonably put such election into effect, to change the investment of the then balance of his Account among any or all of the Investment Funds (in increments of 1%).

7B.1.3 If there exist positive balances of any Subaccount portions of a Participant's Account as of the Effective Amendment Date, such balances shall continue after such date to be invested among the Investment Funds in the manner in which they were invested immediately prior to the Effective Amendment Date until and unless the Participant makes a new election to change the investment of his then Account balance under the provisions of Subsection 7B.1.2 above.

7B.1.4 Unless a Participant elects to change the investment of the balance of any part of his Account as of any date under the foregoing provisions of this Section 7B.1, any net income arising under any Investment Fund and allocable to the Participant's Account shall be reinvested in such Investment Fund.

7B.1.5 Any election made by a Participant under this Section 7B.1 must be made by a communication to a Plan representative under a telephonic or electronic system approved by the Committee or by any other method approved by the Committee. If such election is made by a telephonic or electronic communication, it shall be confirmed in writing by the Plan representative to the Participant.

7B.2    Investment Funds. Several funds shall be maintained in the Trust Fund for the investment of Plan funds. For purposes hereof, an "Investment Fund" means a separate commingled investment fund established under the Trust which is used for the investment of assets of the Plan. Each of such Investment Funds has a specific investment focus and party or parties directing its investments, which in both cases is chosen by the Committee or an investment committee appointed under the provisions of the Trust. Each Investment Fund is subject to all of the terms of the Trust. One of the Investment Funds, which shall be referred to in this Plan as the "Company Share Fund," shall be invested primarily in common stock of the Company.

7B.3    Elimination of Convergys Corporation Share Investment Fund.

7B.3.1 On December 31, 1998, the Company distributed to its shareholders, including the Plan, common shares of Convergys Corporation ("Convergys"), which had been a subsidiary of the Company, in order to effect a "spin-off' of Convergys from the Company's controlled group of organizations. The Convergys common shares received in such distribution by the Plan were credited to an Investment Fund that was designed to invest primarily in Convergys common shares (the "Convergys Share Fund"). If, on December 31, 1998, any Participant then had a portion of any Account of his invested in the Company Share Fund, such Account was allocated an appropriate interest in the Convergys Share Fund. Since December 31, 1998, such a Participant had the ability to direct that all or any portion of his Accounts' interests in the Convergys Share Fund be transferred to one of the other Investment Funds available under the Plan (but not to have any new contributions, forfeitures, or his Accounts' interests in the Plan's other Investment Funds invested in or transferred to the Convergys Share Fund).

7B.3.2 The Plan shall, by the close of business on September 29, 2008, no longer maintain the Convergys Share Fund (and thus shall have no Investment Fund that invests primarily in Convergys common shares). The Committee shall, during the period from August 20, 2007 to September 29, 2008, take such actions and develop such administrative procedures as it determines are necessary to eliminate the Convergys Share Fund as an Investment Fund under the Plan, including actions that (a) permit each Participant whose Accounts have interests in the Convergys Share Fund to direct the transfer of such interests to other Investment Funds available under the Plan and (b) provide for an automatic transfer of such Convergys Share Fund interests to a "default" Investment Fund chosen by the Committee in the event the Participant fails to affirmatively make such a direction or otherwise fails to eliminate his Accounts' interests in the Convergys Share Fund.

ARTICLE 8

WITHDRAWALS DURING EMPLOYMENT

8.1	Withdrawals From After- Tax Portion of Savings Subaccount, Rollover
Subaccount, and Matching Subaccount.

8.1.1Subject to the other provisions of this Section 8.1, upon written notice filed with a Plan representative, a Participant may request a withdrawal of any part of the then values of the following Subaccounts or Subaccount portions of the Participant's Account:

(a)the portion of the Participant's Savings Subaccount which is attributable to his After-Tax Savings Contributions that reflect the Participant's Additional Savings Contributions;

(b)the portion of the Participant's Savings Subaccount which is attributable to his After-Tax Savings Contributions that both reflect the Participant's Basic Savings Contributions and are made for any Plan Years preceding the period of the three consecutive Plan Years that end with the Plan Year in which the requested withdrawal is paid;

(c)	the Participant's Rollover Subaccount;

(d)the portion of the Participant's Matching Subaccount in which the Participant is then vested and which is attributable to Matching Contributions made for any Plan Years preceding the period of the three consecutive Plan Years that end with the Plan Year in which the requested withdrawal is paid; and/or

(e)the portion of the Participant's Savings Subaccount which is attributable to his After-Tax Savings Contributions that both reflect the Participant's Basic Savings Contributions and are made for the Plan Year in which the requested withdrawal is paid or either of the two immediately preceding Plan Years.

8.1.2Any withdrawal requested by a Participant under this Section 8.1 shall be withdrawn from the Participant's Subaccount or Subaccount portions described in paragraphs (a) through (e) of Subsection 8.1.1 above in the order of such paragraphs as set forth in such Subsection, and all available amounts described in a paragraph of such Subsection must be extinguished by the withdrawal before the withdrawal shall affect any amount described in a subsequent paragraph of such Subsection. In addition, the withdrawal shall be deemed to be taken from the Investment Funds in which the amounts described in paragraphs (a) through (e) of Subsection 8.1.1 above from which the withdrawal is taken are invested at the time of the payment of the withdrawal in proportion to the then values of such funds that are allocated to such amounts.

8.1.3If a withdrawal requested by a Participant under this Section 8.1 includes any amount described in paragraph (e) of Subsection 8.1.1 above, then: (a) the Participant shall not be permitted to make any Savings Contributions for a period of six months beginning on the date on which the requested withdrawal is paid; and (b) if the Participant is not vested in his Matching Subaccount at the time the requested withdrawal is paid, he shall forfeit, as of the date of the payment of such withdrawal, all amounts then allocated to the Participant's Matching Subaccount.

8.1.4Any withdrawal requested by a Participant under this Section 8.1 must be at least $500; except that the withdrawal may be less than $500 if either (a) the withdrawal extinguishes all of the amounts described in paragraphs (a) through (c) of Subsection 8.1.1 above and does not include any amount described in any other paragraphs of such Subsection, (b) the withdrawal extinguishes all of the amounts described in paragraphs (a) through (d) of Subsection 8.1.1 above and does not include any amount described in paragraph (e) of such Subsection, or the withdrawal extinguishes all of the amounts described in paragraphs (a) through (e) of Subsection 8.1.1 above.

8.1.5 If a withdrawal under the foregoing provisions of this Section 8.1 is requested by a Participant and if all of the rules applicable to such withdrawal which are set forth in such foregoing provisions are met, the actual payment of the requested withdrawal shall be distributed to the Participant as soon as administratively practical after the Participant's request.

8.2    Withdrawals From Pre-Tax Portion of Savings Subaccount.

8.2.1 Subject to the other provisions of this Section 8.2, upon written notice filed with a Plan representative, a Participant may request a withdrawal of any part of the then value of the portion of the Participant's Savings Subaccount which is attributable to his Pre-Tax Savings Contributions (excluding the part of such Subaccount that reflects the net amount of the Plan's income, earnings, expenses, and losses which were allocated to such Subaccount for any period that occurs after December 31, 1988). No withdrawal may be allowed under this Section 8.2 unless the withdrawal is requested because of a hardship.

8.2.2If a withdrawal is requested by a Participant under this Section 8.2, the actual withdrawal payment shall be distributed in cash to the Participant as soon as administratively practical after such election, provided the Committee or a Plan representative determines that such request is to be granted under the rules set forth in this Section 8.2 (and, Section 8.3 below). Any such withdrawal shall be deemed to be taken from the Investment Funds in which the Participant's Savings Subaccount is invested at the time of the payment of the withdrawal in proportion to the then values of such funds that are allocated to such Subaccount.

8.2.3Also, any withdrawal requested by a Participant under this Section 8.2 shall be deemed for Plan purposes to consist first of those Pre-Tax Savings Contributions which reflect the Participant's Additional Savings Contributions and second (only to the extent still necessary) of those Pre-Tax Savings Contributions which reflect the Participant's Basic Savings Contributions.

8.2.4Any withdrawal requested by a Participant under this Section 8.2 shall be granted by the Committee or a Plan representative if (and only if) the Committee or the Plan representative determines that the requested withdrawal meets the hardship requirements set forth in Section 8.3 below.

8.3Requirements for Hardship Withdrawals. Any withdrawal which is requested by a Participant under Section 8.2 above must meet the following hardship requirements in order to be granted by the Committee or a Plan representative:

8.3.1Any such withdrawal must be requested by the Participant and certified to be on account of an immediate and heavy financial need of the Participant. Also, written documentation of the reason for requesting the withdrawal may be required by the Committee or a Plan representative. Whether a withdrawal is requested on account of an immediate and heavy financial need of the Participant shall be determined by the Committee or a Plan representative on the basis of all facts and circumstances. In this regard, a withdrawal shall be considered to be requested on account of an immediate and heavy financial need of the Participant only if the request is on account of:

(a)expenses for (or necessary to obtain) medical care that would be deductible to the Participant under section 213(d) of the Code (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(b)costs directly related to the purchase (excluding mortgage payments) of a principal residence of the Participant;

(c)the payment of tuition, related educational fees, and room and board expenses for up to the next twelve months of post-secondary education for the Participant or his spouse, children, or dependents (as defined in section 152 of the Code but without regard to subsection (b)(1), (b)(2), or (d)(1)(B) thereof);

(d)payments necessary to prevent the eviction of the Participant from his principal residence or the foreclosure on the mortgage of the Participant's principal residence;

(e)for any withdrawal made on or after December 31, 2005, payments for burial or funeral expenses for the Participant's deceased parent, spouse, children, or dependent (as defined in section 152 of the Code but without regard to subsection (d)(1)(B) thereof); or

(f)for any withdrawal made on or after December 31, 2005, expenses for the repair of damage to the Participant's principal residence that would qualify for the casualty deduction under section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income).

8.3.2Any such hardship withdrawal must also be necessary to satisfy the need for the withdrawal. A withdrawal shall be deemed necessary to satisfy such need if, and only if, all of the following conditions are met:

(a)the withdrawal is not in excess of the amount of the immediate and heavy financial need of the applicable Participant which has caused the Participant to request the withdrawal. The amount of an immediate and heavy financial need of the Participant may include an amount permitted by the Committee under uniform rules to cover Federal income taxes or penalties which can reasonably be anticipated to result to the Participant from the distribution;

(b)the Participant has obtained or is obtaining by the date of the withdrawal all withdrawals (other than hardship withdrawals) and all nontaxable (at the time of the loans) loans then available under the Plan and all other tax-qualified and non-tax-qualified deferred compensation plans of the Affiliated Employers, including any such loans then available under Section 7.9 above and any such withdrawal then available under Section 8.1 above;

(c)the Participant is prohibited, under the terms of the applicable plans or an otherwise legally enforceable agreement, from making employee contributions, or having before-tax contributions made by reason of his election, to or under the Plan or any other tax-qualified and non-tax-qualified deferred compensation plans, stock option plans, stock purchase plans, or similar plans of the

Affiliated Employers for a six month period beginning on the date on which the withdrawal payment is made; and

(d)for any withdrawal made prior to December 31, 2005, the Participant certifies that he cannot relieve such need through any other resources.

8.4    Suspension of Savings Contributions. Notwithstanding any other provision in the Plan to the contrary, any Participant who makes a withdrawal under Sections 8.2 and 8.3 above because of a hardship shall automatically be suspended from making Savings Contributions under this Plan for the six month period beginning on the date on which the withdrawal payment is made. The Participant may elect to have Savings Contributions resume as of any Pay Day which occurs at least six months after such withdrawal date (or any subsequent day) only by filing a new Savings Agreement with a Plan representative an administratively reasonable number of days prior to such Pay Day.

ARTICLE 9

DISTRIBUTIONS ON ACCOUNT OF TERMINATION
OF EMPLOYMENT FOR REASONS OTHER THAN DEATH

9.1Distribution of Retirement Benefit. Each Participant who is vested in any part of his Account under the Plan shall be entitled to a retirement benefit under the Plan, which is payable in accordance with the following subsections of this Section 9.1.

9.1.1Except as may otherwise be provided in Section 9.2 below, such benefit shall be paid in the form of a lump sum payment.

9.1.2Further, subject to the other provisions of the Plan, such benefit shall be paid (or, in the event the form of benefit is determined under Section 9.2 below, such benefit shall commence to be paid) within a reasonable administrative period after the date the Participant provides a Plan representative with a claim (on a written, telephonic, or electronic form prepared or approved by the Committee) to pay (or commence to pay) the benefit, except that in no event shall such benefit be paid (or commence to be paid) prior to the earlier of the date the Participant ceases to be an Employee or the Participant's Required Commencement Date or later than the Participant's Required Commencement Date.

9.1.3Notwithstanding the provisions of Subsection 9.1.2 above, such benefit shall automatically be paid, with no direction or consent of the Participant being required, within a reasonable administrative period after the date the Participant ceases to be an Employee if (a) the lump sum amount of such benefit is then determined to be $5,000 or less (or $1,000 or less if such benefit has not begun to be paid to the Participant prior to March 28, 2005) and (b) the Participant's ceasing to be an Employee occurs prior to his or her Required Commencement Date; except that such benefit shall in no event be paid later than the Participant's Required Commencement Date.

9.1.4Also, in no event shall distribution of such benefit be made or commence, provided the Participant has filed a written claim to pay the benefit (when such claim is required) and the amount of the benefit can be determined, later than 60 days after the end of the later of the Plan Year during which the Participant attains his Normal Retirement Age or the Plan Year in which he ceases to be an Employee.

9.1.5If a Participant dies before the full distribution of the retirement benefit to which he is entitled, his beneficiary under the Plan shall be entitled to a benefit under Article 10 below and the provisions of this Section 9.1 shall no longer apply.

9.2Special Optional Forms of Benefit in Case of Retirement or Disability.     If a Participant ceases to be an Employee after attaining his Normal Retirement Age or because of a disability and the provisions of Subsection 9.1.3 do not apply, the Participant may, notwithstanding any of the foregoing provisions of this Article 9, elect to have the value of all amounts which would otherwise be distributed in cash to him under the provisions of Section 9.1 above (for purposes of this Section 9.2, his "initial Plan benefit") either: (a) paid from the Plan in annual installments in accordance with the following provisions of this Section 9.2 or (b) applied directly to the purchase by the Trustee of an annuity contract in the name of the Participant from an insurance carrier selected by the Committee, which annuity contract is not contingent upon the survival of the Participant or any other person and which commences payments as of any date a cash distribution of the Participant's retirement benefit could otherwise be made under the provisions of Section 9.1 above, and provided that the annuity contract may not provide for annuity payments extending beyond the life expectancy of the Participant and otherwise meets the requirements of section 401(a)(9) of the Code (which section is incorporated herein by reference and the Treasury regulations issued under such Code section). Such an election shall be made on a form that is provided for this purpose by the Committee, signed by the Participant, and delivered to the benefits office of his Affiliated Employer within 90 days prior to his ceasing to be an Employee. If a Participant who is entitled to elect, and so elects, to receive his initial Plan benefit in annual installments from the Plan, then such election and form of payment shall be paid in accordance with subject the following subsections of this Section 9.2.

9.2.1The Participant may elect to receive any number of annual installment payments as long as such number does not exceed the lesser of 20 or the then remaining number of years of life expectancy of the Participant (as determined under table V of Treasury Regulations section 1.72-9 as in effect at the time of such election). The installment payments shall, in accordance with procedures of the Committee, consist of approximately equal amounts each year, with the initial installment paid as of the date determined under Subsection 9.1.2 above and each subsequent installment payment being made as of an annual anniversary of such initial installment payment date.

9.2.2Notwithstanding the foregoing and in accordance with the requirements of section 401(a)(9) of the Code, at least a minimum amount must be distributed for each distribution calendar year in accordance with the provisions of this Subsection 9.2.2 (until the entire balance of the Participant's Account has been distributed). The minimum amount that applies to any distribution calendar year must be distributed: (a) by the Participant's Required Commencement Date when such distribution calendar year is the first distribution calendar year; or (b) by the end of such distribution calendar year when such distribution calendar year is not the first distribution calendar year. The minimum amount that must be distributed for any distribution calendar year shall be the quotient obtained by dividing the balance of the Participant's vested account as of the end of the latest Valuation Date occurring in the preceding calendar year by the distribution period in the Uniform Lifetime Table set forth in Treasury Regulations section 1.401(a)(9)-9, using the Participant's age as of his birthday in the distribution calendar year. For purposes hereof, a "distribution calendar year" means (a) the calendar year that immediately precedes the calendar year in which the latest possible Required Commencement Date applicable to the Participant falls (which is the first distribution calendar year) and (b) each subsequent calendar year.

9.2.3The Participant (who has elected to receive his initial Plan benefit in installments) may revoke such installment payment election effective at the end of any calendar month by giving a written notice signed by the Participant and delivered to the Secretary of the Committee at least 20 days before the end of such month. In the event of such revocation, the then remaining balance of the Participant's Account shall be paid in a lump sum within a reasonable administrative period after the end of such month. Further, if the Participant dies before he has received all of the installment payments scheduled to be made of his initial Plan benefit, the then remaining balance of the Participant's Account shall be paid in a lump sum to his beneficiary (as determined under the provisions of Article 10 below) within a reasonable administrative period after the end of the calendar month in which the Participant dies.

9.2.4If the Participant (who has elected to receive his initial Plan benefit in installments) is reemployed as a Covered Employee prior to receiving all of the scheduled installments of such benefit, the elected installment payments shall continue as scheduled during the period of reemployment but only with respect to the amounts attributable to the sums credited to the Participant's Account prior to the reemployment. Any additional amounts credited to his Account by reason of his service after such reemployment (for purposes of this Subsection 9.2.4, the Participant's "new Plan benefit") shall be paid pursuant to the provisions of this Article 9 as if his new Plan benefit constituted a completely separate benefit from his initial Plan benefit; except that, if he still is owed installments of his initial Plan benefit at the time his new Plan benefit is required to be paid or commence to be paid under the provisions of this Article 9, he may elect to receive his new Plan benefit in the form of installments under the provisions of this Section 9.4 only if the number of installment payments of his new Plan benefit and the dates of such payments are the same number and dates as still then apply to the payment of the Participant's initial Plan benefit.

9.3Forfeiture of Nonvested Account on Termination of Employment. If a Participant ceases to be an Employee for any reason when any part of his Account under the Plan is not fully vested, the Participant will forfeit from his Account the nonvested balance therein (i.e., the total balance of such Account less the vested portion, if any, of such balance), on and as determined as of the earlier of (a) the date on which he receives distribution of the full vested portion of his Account or (b) the end of the Plan Year in which he first incurs a Break in Service of at least five consecutive years which ends after the Participant ceases to be an Employee. The forfeited amount shall be allocated to Accounts of other Participants in accordance with Section 9.6 below. For purposes hereof, a Participant who ceases to be an Employee at a time when he has no vested balance in his Account at all shall be deemed to have received a complete distribution of the vested portion of his Account on the date of such termination of employment.

9.4Special Rules as to Effect of Rehirings on Accounts. If a former Participant who ceases to be an Employee and thereby forfeits all or a part of his Account is rehired as an Employee prior to incurring a Break in Service of at least five consecutive years, the dollar amount which was previously forfeited from such Account shall be restored, as of the last day of the Plan Year in which he is rehired, to a new Account established for him under the Plan. Any amounts restored to a Participant's new Account under the provisions of this Subsection 9.4 shall be applied to Subaccounts and otherwise treated for other purposes of the Plan that deal with withdrawal or vesting rules as if such amounts had not previously been distributed or forfeited under the Plan.

9.5Source of Restorals. Any restorals required under Section 9.4 above for any Plan Year shall, except to the extent otherwise indicated in Section 9.6 below, be made from a special contribution paid by the Participating Companies to the Plan. Such special contribution shall not be considered a Participating Company contribution for purposes of the foregoing Articles of this Plan or a part of an annual addition (as defined in Subsection 7A.1.2(a) above) under the Plan.

9.6Application of Forfeitures. Any amount of forfeitures arising under the Plan during a Plan Year (adjusted by any income, earnings, expenses, and losses of the Plan that are allocated to such forfeiture amount under any reasonable accounting method used under the Plan) shall, notwithstanding any other provision of the Plan to the contrary, be used, no later than by the end of the Plan Year immediately following the Plan Year in which such forfeitures occurred, to reduce contributions of the Participating Companies that are otherwise required to be made under the Plan. In the event the Plan is completely terminated, any such forfeiture amount that cannot be so applied prior to the distribution of all assets of the Plan shall be credited ratably among the Participants' Accounts in proportion to the amounts of the Participating Company contributions made to each such Account for the last Plan Year with respect to which contributions are made.

ARTICLE 10

DISTRIBUTIONS ON ACCOUNT OF DEATH

10.1Distribution of Death Benefit. If a Participant dies, whether while employed as an Employee or after such employment has ceased, prior to having a retirement benefit paid to him in full under the provisions of Article 9 above, the Participant's beneficiary shall be entitled to receive a death benefit under the Plan. Such death benefit is payable solely from and attributable to the vested portion of the Participant's Account that exists at the time of his death. Such death benefit shall be payable in accordance with the following subsections of this Section 10.1.

10.1.1 Such benefit shall be paid in the form of a lump sum payment.

10.1.2 Further, subject to the other provisions of the Plan, such benefit shall be paid within a reasonable administrative period after the end of the month in which the Participant dies (and after the Participant's beneficiary files a claim for the benefit to be paid). In no event may such distribution be made later than December 31 of the calendar year containing the fifth annual anniversary of the Participant's death (but with such calendar year determined without regard to the 2009 calendar year and as if the 2009 calendar year did not exist).

10.2	Designation of Beneficiary.

10.2.1 Except as is otherwise noted in this Section 10.2, a Participant's beneficiary for purposes of the Plan shall be deemed to be the surviving spouse of the Participant.

10.2.2 The Participant may designate a different beneficiary on a written, telephonic, or electronic form prepared or approved by the Committee and filed with a Plan representative. Such a designation is not effective, however, unless (a) no spouse survives the death of the Participant (or it is established to the satisfaction of a Plan representative that no spouse survives such death, the spouse cannot reasonably be located, or there exist other circumstances prescribed by the Secretary of the Treasury or his delegate which warrant the disregarding of any need for spousal consent to the designated beneficiary) or the spouse irrevocably consents to the different beneficiary before the Participant's death, (b) the subject form is filed with a Plan representative prior to the Participant's death, and (c) the designated beneficiary survives the death of the Participant. Such different beneficiary may consist of one or more persons, trusts, or estates. The Participant may amend or revoke such designation at any time prior to his death on a written, telephonic, or electronic form prepared or approved by the Committee and filed (prior to his death) with a Plan representative, provided that any designation of a beneficiary other than his spouse shall only be effective if such designation meets all of the conditions of the second sentence of this Subsection 10.2.2.

10.2.3 Any consent of a spouse required hereunder must be made in writing, acknowledge the effect of such consent, and be witnessed by a notary public or a Plan representative.

10.2.4 If the Committee determines that the Participant is not survived by a spouse or other properly designated beneficiary or that there is any question as to the legal right of a designated beneficiary to receive a distribution under the Plan, the Participant's beneficiary for purposes of the Plan shall be deemed to be the estate of the Participant.

ARTICLE 11

ADDITIONAL WITHDRAWAL DISTRIBUTION PROVISIONS

11.1Allocation of Contributions After Distribution. Notwithstanding any provision of the Plan to the contrary, any contributions which are allocated to the Account of a Participant as of a date which is on or prior to the date of a complete distribution of the vested balance of such Account to the Participant (or his beneficiary) under Article 9 or 10 above but which are actually paid to the Plan after the date such distribution is processed and any contributions which both are allocated to such Account and actually paid to the Plan after the date such distribution is processed (such contributions being referred to under this Section 11.1 in either case as "late contributions") shall be disregarded in the determination of the amount of the vested balance of such Account to be distributed. Instead, subject to the other provisions of the Plan, any late contributions (to the extent the Participant is vested in such amounts under the other provisions of the Plan) shall be paid within a reasonable administrative period after they are actually paid to the Plan to the Participant (or, if the Participant dies before such payment, to the appropriate beneficiary of the Participant under the other provisions of the Plan) in accordance with the other provisions of the Plan and assuming for such purpose that such late contributions were the sole benefit applicable to the Participant under the Plan.

11.2Form of Payment.    Except as may otherwise be provided in the immediately following sentence, if any withdrawal or distribution payment of any part of a Participant's Account is to be paid to the Participant or the Participant's beneficiary under the provisions of Article 8, 9, or 10 above (other than in the form of an annuity contract) and part of such payment is attributable to a portion of the Participant's Account that is invested immediately prior to the payment in an Investment Fund that invests primarily in common shares of the Company or in shares of any other single corporation, then such part of the payment shall be made in the form of such shares if the Participant or his beneficiary (whomever is receiving the payment) specifically requests, in a written, telephonic, or electronic form prepared or approved by the Committee that is filed with a Plan representative prior to the payment, that such part of the payment be paid in the form of such shares (and otherwise it shall be paid in cash).

11.3Determination of Proper Party For Distribution and Forfeiture When Proper Party Cannot Be Located.

11.3.1 The facts as shown by the records of the Committee at the time of any payment due under the Plan shall be conclusive as to the proper payee and of the amounts properly payable, and payment made in accordance with such state of facts shall constitute a complete discharge of any and all obligations under the Plan.

11.3.2 If a Participant (or a person, trust, or estate claiming through him) who is entitled to a benefit hereunder makes no timely claim for such benefit and the Committee cannot reasonably locate or know how to find the Participant (or such other person, trust, or estate), then such benefit, in the discretion of the Committee, may continue to be held for the Participant (or such other person, trust, or estate) or may be forfeited. If, however, such benefit is forfeited but the lost Participant (or person, trust, or estate claiming through him) thereafter makes a claim for the amount previously forfeited hereunder, such benefit shall be restored and paid to the proper party (without any interest credited on the previously forfeited benefit) within a reasonable administrative period thereafter. The restorals required under this Subsection 11.3.2 shall, except to the extent otherwise indicated in Section 9.6 above, be made from a special contribution paid by the Participating Companies to the Plan. Such special contribution shall not be considered a Participating Company contribution for purposes of the foregoing Articles of this Plan or a part of an annual addition (as defined in Subsection 7A.1.2(a) above) under the Plan.

11.4Reemployed Participant. Notwithstanding any other provision of the Plan to the contrary, if a Participant in this Plan who ceased to be an Employee and became thereby entitled to the distribution of all or any part of his Account resumes employment as an Employee prior to his Required Commencement Date, the Committee shall then direct the Trustee to postpone or cease distribution of such Account, to the extent such action is administratively possible, until the Participant's later ceasing to be an Employee (or, if earlier, his Required Commencement Date).

11.5	Nonalienation of Benefits.

11.5.1To the extent permitted by law and except as provided in Subsection
11.5.2 below or in Treasury Regulations section 1.401(a)-13, no benefit payable under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, encumbrance, or charge, whether voluntary or involuntary, nor shall any such benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the person entitled to such benefit.

11.5.2 The Committee shall, however, adopt procedures to allow benefits to be assigned in connection with qualified domestic relations orders (as defined in and in accordance with the provisions of section 206(d)(3) of ERISA and section 414(p) of the Code). In this regard, the Plan shall permit a lump sum cash payment to be made at any time to a Participant's alternate payee (as also is defined in ERISA section 206(d)(3) and Code section 414(p)) if directed by a qualified domestic relations order, even if the Participant has not yet ceased to be an Employee and has not attained his earliest retirement date (again as defined in ERISA section 206(d)(3) and section 414(p) of the Code). Further, the Plan shall permit any such alternate payee to have the same rights to direct the investment of any part of any Account which is held under the Plan on behalf of the alternate payee pursuant to a qualified domestic relations order, vote any Company common shares or any other company's shares held in any Investment Fund in which such part of the Account is invested, and name a beneficiary as to such part of the Account as a Participant would have if such part of the Account were his (except that the alternate payee shall be deemed not to be married when applying the rules for designating any beneficiary of the alternate payee even if the alternate payee is or becomes married).

11.6    Incompetency. Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally or legally competent and of age until the date on which the Committee receives written notice that such person is incompetent or a minor for whom a guardian or other person legally vested with the care of his person or estate has been appointed. If the Committee finds that any person to whom a benefit is payable under the Plan is unable to care for his affairs because he is incompetent or is a minor, any payment due (unless a prior claim therefor has been made by a duly appointed legal representative) may be paid to the spouse, a child, a parent, a brother, or a sister of such person, or to any person or institution deemed by the Committee to have incurred expense for such person. If a guardian of the estate of any person receiving or claiming benefits under the Plan is appointed by a court of competent jurisdiction, benefit payments may be made to such guardian provided that proper proof of appointment and continuing qualification is furnished in a form and manner acceptable to the Committee. Any payment made pursuant to this Section 11.6 shall be a complete discharge of liability therefor under the Plan.

11.7Legal Distribution Limits. Notwithstanding any other provision of this Plan to the contrary, any payment of a retirement or death benefit in any form must meet and be in accordance with the distribution requirements of section 401(a)(9) of the Code (as amended by the Small Business Job

Protection Act of 1996), including the incidental death benefit requirements which are referred to in such section, and such section is hereby incorporated by reference into this Plan.

11.8Distribution Form Notices. The Plan shall provide a Participant (or a beneficiary) with one or more notices that satisfy the requirements of Treasury Regulations sections 1.402(g)- 1 and 1.411(a)-11(c) and that set forth information as to the times at and any options in which he may receive any retirement (or death) benefit to which he is entitled so that he may make a choice among his distribution times and options and, for any distribution to be made in a Plan Year beginning after December 30, 2006, as to the individual's right, if any, to defer receipt of the distribution and the consequences of failing to defer such receipt. Any such notice shall be provided at such time as is determined by the Committee but in no event more than 90 days (or, when the benefit is to be paid on or after the first day of the first Plan Year beginning after December 30, 2006, more than 180 days) and, except as is provided in the immediately following sentence, in no event less than 30 days before the date of the distribution of the benefit. Notwithstanding the foregoing, the distribution of any benefit to a Participant may commence less than 30 days after the notice or notices required under the foregoing provisions of this Section 11.8 are given to him, provided that: (a) the Participant is clearly informed that he has a right to a period of at least 30 days after receiving the notice or notices to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and (b) the Participant, after receiving the notice or notices, affirmatively elects a distribution.

11.9Direct Rollover Distributions. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section 11.9, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution otherwise payable to him paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

11.9.1 For purposes of this Section 11.9, the following terms shall have the meanings indicated in the following paragraphs of this Subsection 11.9.1.

(a)An "eligible rollover distribution" means, with respect to any distributee, any distribution of all or any portion of the entire benefit otherwise payable under the Plan to the distributee, except that an eligible rollover distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required to be made under section 401(a)(9) of the Code; (iii) any distribution which is made under the Plan by reason of the distributee's hardship and in accordance with hardship withdrawal provisions of the Plan, or (iv) any other distribution that is not permitted to be directly rolled over to an eligible retirement plan under regulations of the Secretary of the Treasury or his delegate. For purposes of this paragraph (a), a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income; however, such portion may be paid only to: an eligible retirement plan that is described in clause (i), (ii), or (iii) of paragraph (b) below; or in a direct rollover to an eligible retirement plan that is described in clause (v) (or, effective for any distribution made on or after January 1, 2007, clause (vii)) of paragraph (b) below that agrees to separately account for amounts so transferred (and, effective for any distribution made on or after January 1, 2007, earnings thereon), including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(b)An "eligible retirement plan" means, with respect to any distributee's eligible rollover distribution, any of the following accounts, annuities, plans, or contracts that accepts the distributee's eligible rollover distribution: (i) an individual retirement account described in section 408(a) of the Code; (ii) an individual retirement annuity described in section 408(b) of the Code; (iii) effective for any distribution made on or after January 1, 2008, a Roth IRA (as defined in Code section 408A), but, if the eligible rollover distribution is made prior to January 1, 2010, only if the distributee meets the conditions applicable to making a qualified rollover distribution to a Roth IRA that are set forth in Code section 408(c)(3)(B); (iv) an annuity plan described in section 403(a) of the Code; (v) an annuity contract described in section 403(b) of the Code; (vi) an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan; or (vii) a qualified trust described in section 401(a) of the Code. This definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in section 206(d)(3) of ERISA and section 414(p) of the Code.

(c)A "distributee" means a Participant. In addition, a Participant's surviving spouse, or a Participant's spouse or former spouse who is the alternate payee under a qualified domestic relations order (as defined in section 206(d)(3) of ERISA and section 414(p) of the Code), is a distributee with regard to any interest of the Participant which becomes payable under the Plan to such spouse or former spouse.

(d)A "direct rollover" means, with respect to any distributee, a payment by the Plan to an eligible retirement plan specified by the distributee.

11.9.2As a special rule and notwithstanding any other provision of this section 11.9 to the contrary, if a person who is a designated beneficiary (as defined in Code section401(a)(9)(E) and including, to the extent provided in rules prescribed by the Secretary of the Treasury or his delegate, a trust established for the benefit of one or more designated beneficiaries) of a deceased Participant and who is not the Participant's surviving spouse is entitled under the Plan to receive after December 31, 2009 (and, to the extent permitted under nondiscriminatory rules adopted by the Committee and in effect during all or part of the period between January 1, 2007 and December 31, 2009, to receive in the period between January 1, 2007 and December 31, 2009 when such rules are in effect) a Plan distribution that would be an eligible rollover distribution were such person a distributee, such person may elect to have all or a part of the distribution directly rolled over by the Plan to an inherited individual retirement account or annuity (within the meaning of Code section 408(d)(3)(C)(ii) and any related provisions of the Code) to the extent permitted by and subject to the provisions of section 402(c)(11) of the Code. However any direct rollover that is made prior to January 1, 2010 pursuant to the provisions of this Subsection 11.9.2 shall not be considered a direct rollover of an eligible rollover distribution for purposes of any withholding or notice requirements that normally apply under the Code to direct rollovers of eligible rollover distributions.

11.9.3 The Committee may prescribe reasonable rules and take sufficient actions in order to provide for the Plan to meet the provisions of this Section 11.9 and all rules of the Code that apply to direct rollovers of eligible rollover distributions. Any such rules shall comply with the provisions of Code section 401(a)(31) and any applicable Treasury regulations which are issued with respect to the direct rollover requirements. For example, subject to meeting the provisions of Code section 401(a)(31) and applicable Treasury regulations, the Committee may: (a) prescribe the specific manner in which a direct rollover shall be made by the Plan, whether by wire transfer to the eligible retirement plan, by mailing a check to the eligible retirement plan, by providing the distributee a check made payable to the eligible retirement plan and directing the distributee to deliver the check to the eligible retirement plan, and/or by some other method; (b) prohibit any direct rollover of any eligible rollover distributions payable during a calendar year to a distributee when the total of such distributions is less than $200; and/or (c) refuse to make a direct rollover of an eligible rollover distribution to more than one eligible retirement plan.

11.9.4 Except as is otherwise provided pursuant to Treasury Regulations section 1.401(a)(31)-1 (Question and Answer 16), a distributee may not elect to have the portion of an eligible rollover distribution otherwise payable to him that reflects a loan made by the Plan to the distributee (or, if the distributee is the surviving, current, or former spouse of a Participant, to such Participant) paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

11.10Distribution Restrictions.    No withdrawal or distribution of any portion of a Participant's Account may be distributed unless such withdrawal or distribution is authorized by another provision of this Plan. In addition, and notwithstanding any other provision of this Plan to the contrary, in no event may any amount held under the Plan which is attributable to the Participant's Pre-Tax Savings Contributions under this Plan be distributed earlier than: (a) the Participant's severance from employment from the Affiliated Employers, death, or disability; (b) the Participant's attainment of age 59-1/2; (c) the hardship of the Participant (determined under the other provisions of the Plan and excluding any part of such amount that reflects the net amount of the Plan's income, earnings, expenses, and losses which were allocated for any period that occurs after December 31, 1988); or (d) the event described in section 401(k)(10) of the Code (e.g., a single sum payment made by reason of the termination of the Plan without the establishment or maintenance of another defined contribution plan other than an employee stock ownership plan).

11.11Coverage of Pre-Effective Amendment Date Participants.    Except as is otherwise specifically provided in this Plan, the provisions of this Plan only apply to persons who become Participants in this Plan under Article 4 above, to contributions and allocations made on or after the Effective Amendment Date, and to benefits which have not been paid prior to the Effective Amendment Date. However, any person who was a participant in one or more Prior Plans and, while never becoming a Participant in this Plan under Article 4 above, still had a nonforfeitable right to an unpaid benefit under the Prior Plans as of the date immediately preceding the Effective Amendment Date shall be considered a participant in this Plan to the extent of his interest in such benefit. The amount of such benefit, the form in which such benefit is to be paid, and the conditions (if any) which may cause such benefit not to be paid shall, except as is otherwise specifically provided in this Plan or in the Prior Plans, be determined solely by the versions of the Prior Plans in effect at the time he ceased to be an Employee.

ARTICLE 12

ADMINISTRATION OF THE PLAN

12.1Plan Administration. The Company shall be the Plan's administrator (as that term is defined in ERISA), but, except as is otherwise noted elsewhere in this Article 12, the general administration of the Plan and the responsibility for carrying out its provisions shall be placed by the Company in a committee of not less than three persons who are appointed by and serve at the pleasure of the Company and which committee is named the Employees' Benefit Committee of the Company, called herein the "Committee."

12.2Committee Procedures. The Committee may elect such officers as it deems necessary. The Committee shall hold meetings upon such notice, at such place or places, and at such time or times as its members may from time to time determine. The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs, and the provisions of any such bylaws or regulations shall apply under this Plan to the extent they are not inconsistent with the terms of this Plan.

12.3Authority of Committee. The Committee shall be a named fiduciary of the Plan, and, except as is otherwise noted elsewhere in this Article 12, shall have authority to control and manage the operation and administration of the Plan.

12.3.1The Committee shall have all powers and discretion necessary to exercise its authority and discharge its responsibilities, including, but not by way of limitation, the full power and discretion:

(a)to construe and interpret the Plan and determine all questions relating to the eligibility of Employees to become Participants;

(b)to maintain all necessary records for the administration of the Plan other than those maintained by the Trustee of the Trust;

(c)to compute and certify to the Trustee of the Trust the amount and kind of benefits payable to Participants and their beneficiaries;

(d)	to authorize all disbursements by the Trustee from the Trust;

(e)to make and publish rules for the administration of the Plan and the transaction of its business;

(f)to employ one or more persons to render advice with regard to any responsibility to be discharged by any person under the Plan;

(g)to prescribe procedures to be followed by Participants or their beneficiaries in obtaining benefits;

(h)to receive from the Participating Companies and from Employees such information and prescribe the use of such forms as shall be necessary for the proper administration of the Plan;

(i)to prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan;

(j) to delegate to one or more of the members of the Committee the right to act in its behalf in any or all matters connected with the administration of the Plan;

(k)to receive and review reports of the financial condition and of the receipts and disbursements of the Trust from the Trustee;

(1)to delegate any duty or power assigned to the Committee under the provisions of the Plan or the Trust (except duties provided in the Trust for the management or control of the assets of the Plan) to such person or persons as the Committee may choose, and to designate one or more of such persons as a named fiduciary (as such term is defined in ERISA) for purposes of the Plan. To the extent any such duty or power is so delegated, the person or persons to whom such duty or power is delegated may take any actions that are within the scope of his or their authority with the same force and effect as if the Committee had acted directly;

(m)to appoint or employ for the Plan agents it deems advisable, including, but not limited to, legal counsel, to assist the Committee in discharging its duties hereunder, and to dismiss any such agents and engage another at any time; and

(n)to correct, by any reasonable method determined by the Committee, any errors in the administration or application of the Plan (or any delays in distributing benefits beyond a reasonable period) which it discovers, however arising and notwithstanding any other provision of the Plan to the contrary, and, as far as possible, adjust any benefit payments accordingly, provided only that the correction methods used by the Committee are not inconsistent with any revenue procedures or other guidance issued by the Internal Revenue Service or the U.S. Department of Labor as to the manner in which corrections of errors under employee benefit plans may be made.

12.3.2 Notwithstanding the foregoing provisions of this Section 12.3, if the Committee cannot reasonably and economically determine or verify, with respect to any Employee or a class of Employees, service, compensation, date of hire, date of termination, or any other pertinent factor in the administration of the Plan, the Committee shall adopt, with respect to such Employee or class of Employees, reasonable and uniform assumptions regarding the determination of such factor or factors, provided that no such assumption shall (a) discriminate in favor of Highly Compensated Employees, (b) reduce or eliminate a protected benefit (within the meaning of Treasury Regulations section 1.411(d)-4), or (c) operate to the disadvantage of such Employee or class of Employees.

12.3.3Unless otherwise provided in the Trust, the Committee may also establish guidelines with respect to the investment of all funds held by the Trustee under the Plan, direct investments of all or part of such funds, and/or appoint investment managers to direct investments of all or part of such funds.

12.3.4For purposes hereof, any party which has been authorized by the Plan or under a procedure authorized under the Plan to perform fiduciary and/or nonfiduciary administrative duties hereunder, whether such party is the Committee, the Company, an agent appointed or permitted by the Committee to carry out its duties, or otherwise, shall, when properly acting within the scope of his authority, sometimes be referred to in the Plan as a "Plan representative."

12.4Reliance on Information and Effect of Decisions. When making a determination or calculation with respect to the Plan, the Committee shall be entitled to rely upon information furnished by any Participant, any beneficiary, any Participating Company, legal counsel of any Participating Company, the Trustee of the Trust, or an investment manager appointed under the Trust. The determination of the Committee as to the interpretation of the provisions of the Plan or any disputed questions shall be conclusive, subject only to applicable law and the provisions of Article 13 below for review of a decision denying a claim.

12.5Funding Policy and Method.    Pursuant to ERISA, the Committee from time to time shall establish a funding policy and method for carrying out the objectives of the Plan which is consistent with the requirements of the Plan and applicable law. In this connection, the Committee shall consider the Plan's short and long term financial needs and any Plan provisions that permit Participants to direct the investment of their Accounts among Investment Funds. In addition, the Committee shall allocate the contributions and other costs of this Plan that are required to be paid by the Participating Companies under the other provisions of this Plan among each Participating Company using any reasonable allocation methods adopted by the Committee. In general, such allocation methods shall be designed so that each Participating Company pays to the extent practical the contributions and other Plan costs that are attributable to its own Employees.

12.6Participant Information Forms. At the discretion of the Committee, at any time an Employee may be furnished with a form or forms which shall be executed by him and returned to the Committee setting forth such information as the Committee deems necessary to the administration of the Plan. In addition, a Participant must keep current with the Plan his address and the address of his spouse or other beneficiary, if any, and any spouse or other beneficiary entitled to a future benefit under this Plan must continue to keep current the spouse's or beneficiary's address after the Participant's death. All benefits payable under this Plan may be based on the latest address and information provided to the Committee by the Participant or his spouse or beneficiary.

12.7Disbursement of Funds. The Committee shall determine the manner in which the funds of the Plan shall be disbursed, including the form of any voucher or warrant to be used in making disbursements, and the due qualification of persons authorized to approve and sign the same, but subject to the provisions of the Trust.

12.8Insurance.    The Participating Companies (but not the Plan) may, in their discretion, obtain, pay for, and keep current a policy or policies of insurance insuring the Committee members, the members of the Board, the members of the Review Committee (as described in Section 12.11 below), and other persons to whom any fiduciary responsibility with respect to the administration of the Plan is delegated, against any and all liabilities, costs, and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of their duties, responsibilities, and obligations under the Plan and any applicable Federal or state law.

12.9Compensation of Committee and Payment of Plan Administrative and Investment Charges. Unless otherwise determined by the Company, the members of the Committee (and the members of the Review Committee, as described in Section 12.11 below) shall serve without compensation for their services as such. All expenses of the administration and investment of the Plan (excluding brokerage fees, expenses related to securities transactions, and any taxes on the assets held in the Trust Fund, which expenses shall only be payable out of the Trust Fund), including, without limitation, the fees and charges of the Trustee, any investment manager or other financial advisor, any attorney, any accountant, any specialist, or any other person employed by the Committee or the Company in the administration of the Plan, shall be paid out of the Trust Fund (or, if the Participating Companies so elect, by the Participating Companies directly). In this regard, the Plan administrative and investment expenses which shall be paid out of the Trust Fund (unless the Participating Companies elect to pay them directly) shall also include compensation payable to any employees of the Affiliated Employers who perform administrative or investment services for the Plan to the extent such compensation would not have been sustained had such services not been provided, to the extent such compensation can be fairly allocated to such services, to the extent such compensation does not represent an allocable portion of overhead costs or compensation for performing "settlor" functions (such as services incurred in establishing or designing the Plan), and to the extent such compensation does not fail for some other reason to constitute a "direct expense" within the meaning of U.S. Department of Labor Regulations section 2550.408c-2(b )(3).

12.10Indemnification. The Participating Companies shall indemnify each member of the Committee, the Review Committee (as described in Section 12.11 below), and the Board for all expenses and liabilities (including reasonable attorneys' fees) arising out of the administration of the Plan, other than any expenses or liabilities resulting from the member's own willful misconduct or lack of good faith.

12.11Employees' Benefit Claim Review Committee. While the Committee generally handles all administrative matters involving the Plan, it shall not review or decide any appeal claims made by Participants whose initial claims for benefits or other relief have been denied, in whole or in part, by the Committee (or any delegate of the Committee). Instead, the Company shall appoint an Employees' Benefit Claim Review Committee (for purposes of this Section 12.11 and Article 13 below, the "Review Committee"), consisting of one or more persons who are not members of the Committee. The Review Committee shall serve as the final review committee, under the Plan and ERISA, for the review of all appeal claims by Participants whose initial claims for benefits have been denied, in whole or part, by the Committee (or any delegate of the Committee). Such appeal review duties are described in Article 13 below. Further, the provisions of Section 12.2 above shall apply to the Review Committee in the same manner as if the Review Committee were the Committee.

ARTICLE 13

CLAIM AND APPEAL PROCEDURES

13.1Initial Claim. In general, benefits due under this Plan will be paid only if the applicable Participant or beneficiary of a deceased Participant files a notice with the Committee electing to receive such benefits, except to the extent otherwise required under the Plan. Further, if a Participant (or a person claiming through a Participant) has a dispute as to the failure of the Plan to pay or provide a benefit, as to the amount of benefit paid, or as to any other matter involving the Plan, the Participant (or such person) may file a claim for the benefit or relief believed by the Participant (or such person) to be due. Such claim must be provided by written notice to the Committee or any other person designated by the Committee for this purpose. Any claim made pursuant to this Section 13.1 will be decided by the Committee (or any other person or committee designated by the Committee to perform this review on behalf of the Committee).

13.2	Actions in Event Initial Claim is Denied.

13.2.1 If a claim made pursuant to Section 13.1 above is denied, in whole or in part, notice of the denial in writing will be furnished by the Committee (or any other person or committee designated by the Committee to decide the claim on behalf of the Committee) to the claimant within 90 days (or, if a Participant's disability is material to the claim, 45 days) after receipt of the claim by the Committee; except that if special circumstances require an extension of time for processing the claim, the period in which the Committee (or such other designated person or committee) is to furnish the claimant written notice of the denial will be extended for up to an additional 90 days (or, if a Participant's disability is material to the claim, 30 days) and the Committee (or such other designated person or committee) will provide the claimant within the initial 90-day period (or, if applicable, 45-day period) a written notice indicating the reasons for the extension and the date by which the Committee (or such other designated person or committee) expects to render the final decision).

13.2.2 The final notice of denial will be written in a manner designed to be understood by the claimant and set forth: (a) the specific reasons for the denial, (b) specific reference to pertinent Plan provisions on which the denial is based, (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and (d) information as to the steps to be taken if the claimant wishes to appeal such denial of his claim (including the time limits applicable to making a request for an appeal and, if the claim involves a claim for benefits, a statement of the claimant's right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on appeal).

13.3Appeal of Denial of Initial Claim. Any claimant who has a claim denied under Sections 13.1 and 13.2 above may appeal the denied claim to the Review Committee (or any other person or committee designated by the Review Committee to perform this review on behalf of the Review Committee). But, if a Participant's disability is material to the denied claim, the Review Committee will make sure that the persons reviewing and deciding the appeal of the denied claim may not include any person who made the decision on the initial claim or his subordinate.

13.3.1An appeal must, in order to be considered, be filed by written notice to the Review Committee (or such other designated person or committee) within 60 days (or, if a Participant's disability is material to the claim, 180 days) of the receipt by the claimant of a written notice of the denial of his initial claim, unless it was not reasonably possible for the claimant to make such appeal within such period, in which case the claimant must file his appeal within 60 days (or, if a Participant's disability is material to the claim, 180 days) after the time it becomes reasonable for him so to file an appeal.

13.3.2If any appeal is filed in accordance with such rules, the claimant (a) will be given, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the claim and (b) will be provided the opportunity to submit written comments, documents, records, and other information relating to the claim. A formal hearing may be allowed in its discretion by the Review Committee (or such other person or committee) but is not required.

13.4Decision on Appeal.    Upon any appeal of a denied claim made pursuant to Section 13.3 above, the Review Committee (or such other person or committee with authority to decide the appeal) will provide a full and fair review of the subject claim, taking into account all comments, documents, records, and other information submitted by the claimant (without regard to whether such information was submitted or considered in the initial benefit determination of the claim), and decide the appeal within 60 days (or, if a Participant's disability is material to the claim, 45 days) after the filing of the appeal; except that if special circumstances require an extension of time for processing the appeal, the period in which the appeal is to be decided will be extended for up to an additional 60 days (or, if a Participant's disability is material to the claim, 45 days) and the party deciding the appeal will provide the claimant written notice of the extension prior to the end of the initial 60-day period (or, if applicable, 45-day period). However, if the decision on the appeal is extended due to the claimant's failure to submit information necessary to decide the appeal, the period for making the decision on the appeal will be tolled from the date on which the notification of the extension is sent until the date on which the claimant responds to the request for additional information.

13.4.1 The decision on appeal will be set forth in a writing designed to be understood by the claimant, specify the reasons for the decision and references to pertinent Plan provisions on which the decision is based, and contain statements that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the claim and, if the claim involves a claim for benefits, of the claimant's right to bring a civil action under section 502(a) of ERISA.

13.4.2 The decision on appeal will be furnished to the claimant by the Review Committee (or such other person or committee with authority to decide the appeal) within the period described above that the Review Committee (or such other party) has to decide the appeal.

13.5Additional Rules. A claimant may appoint a representative to act on his behalf in making or pursuing a claim or an appeal of a claim. Unless otherwise required by applicable law, a claimant must exhaust his claim and appeal rights provided under this Article 13 in order to be entitled to file a civil suit under section 502(a) of ERISA as to his claim. In addition, the Committee may prescribe additional rules which are consistent with the other provisions of this Article 13 in order to carry out the Plan's claim and appeal procedures.

ARTICLE 14

CERTAIN RIGHTS AND OBLIGATIONS OF COMPANY RELATING TO AMENDMENTS, PLAN TERMINATIONS, AND CONTRIBUTIONS

14.1Authority to Amend Plan.    Subject to any collective bargaining requirements under applicable law, the Company reserves the right, at any time, to modify and amend, in whole or in part, any or all of the provisions of the Plan.

14.1.1It is provided, however, that no modification or amendment of the Plan shall decrease any Participant's Account. In addition, except as is otherwise provided in regulations issued under section 411(d)(6) of the Code or allowed by the Internal Revenue Service in any submission made to it, no amendment to the Plan which eliminates or reduces an early retirement benefit or a retirement-type subsidy or eliminates an optional form of retirement benefit shall be permitted with respect to any Participant who meets (either before or after the amendment) the pre-amendment conditions for such early retirement benefit, retirement-type subsidy, or optional form of benefit, to the extent such early retirement benefit, retirement-type subsidy, or optional form of benefit is based and calculated on the basis of the Participant's Account determined as of the date of such amendment.

14.1.2It is provided, further, that no modification or amendment of the Plan shall make it possible, at any time prior to the satisfaction of all liabilities with respect to the Participants, for any part of the assets of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of such Participants (or their beneficiaries) or the payment of the costs or expenses of the Plan.

14.1.3Notwithstanding the foregoing restrictions on modifications or amendments of the Plan, however, any modification or amendment may be made to the Plan, even if retroactive in effect, if such modification or amendment is necessary to continue the qualification of the Plan under sections 401(a) and 501(a) of the Code.

14.2	Amendment to Vesting Schedule.

14.2.1Notwithstanding any other provision of the Plan to the contrary, no Plan amendment may be adopted changing any vesting schedule or affecting the computation of the nonforfeitable percentage of any Participant's Account under the Plan unless the nonforfeitable percentage of the Participant's Account, as applicable and determined as of the later of the date such amendment is adopted or the date such amendment becomes effective, will at all times not be less than such nonforfeitable percentage computed under the Plan without regard to such amendment.

14.2.2In addition and also notwithstanding any other provision of the Plan to the contrary, if a Plan amendment is adopted which changes any vesting schedule under the Plan or if the Plan is amended in any way which directly or indirectly affects the computation of the nonforfeitable percentage of a Participant's Account, and if the Participant has completed at least three years of Vesting Service, then he may elect, within the election period, to have his nonforfeitable percentage computed under the Plan without regard to such amendment. For purposes hereof, the "election period" is a period which begins on the date the Plan amendment is adopted and ends on the date which is 60 days after the latest of the following days: (a) the day the Plan amendment is adopted; (b) the day the Plan amendment becomes effective; or (c) the day the Participant is issued a written notice of the Plan amendment by an Affiliated Employer or the Committee.

14.3Authority to Terminate Plan. Subject to any collective bargaining requirements under applicable law, the Company shall have the right to partially or completely terminate the Plan at any time, subject to the provisions of Article 15 below.

14.4	Procedure for Amending or Terminating Plan.

14.4.1Section 14.3 above authorizes the Company to terminate the Plan (subject to any collective bargaining requirements under applicable law). The procedure for the Company to terminate this Plan is as follows. In order to terminate the Plan, the Board (or its Executive Committee) shall adopt resolutions, pursuant and subject to the regulations of the Company and any applicable law, and either at a duly called meeting of the Board (or its Executive Committee) or by a written consent in lieu of a meeting, to terminate the Plan. Such resolutions shall set forth therein the effective date of the Plan's termination. Such Board (or Executive Committee) resolutions shall be incorporated herein by reference.

14.4.2 Further, Section 14.1 above authorizes the Company to amend the Plan, subject to certain limitations set forth in Sections 14.1 and 14.2 above (and subject to any collective bargaining requirements under applicable law). The procedure for the Company to amend the Plan is as follows. Subject to Subsections 14.4.3 and 14.4.4 below, in order to amend the Plan, the Board (or its Executive Committee) shall adopt resolutions, pursuant and subject to the regulations of the Company and any applicable law, and either at a duly called meeting of the Board (or, if applicable, its Executive Committee) or by written consent in lieu of a meeting, to amend this Plan. Such resolutions shall either (a) set forth the express terms of the Plan amendment or (b) simply set forth the nature of the amendment and direct an officer of the Company to have prepared and to sign on behalf of the Company the formal amendment to the Plan. In the latter case, such officer shall have prepared and shall sign on behalf of the Company an amendment to the Plan which is in accordance with such resolutions.

14.4.3 In addition to the procedure for amending the Plan set forth in Subsection 14.4.2 above, the Board (or its Executive Committee) may also adopt resolutions, pursuant and subject to the regulations of the Company and any applicable law, and either at a duly called meeting of the Board (or, if applicable, its Executive Committee) or by a written consent in lieu of a meeting, to delegate to any officer of the Company authority to amend the Plan. Such Board (or, if applicable, Executive Committee) resolutions shall be incorporated herein by reference and considered a part of the Plan. Such resolutions may either grant to such designated party broad authority to amend the Plan in any manner such designated party deems necessary or advisable, but subject to the limitations set forth in Sections 14.1 and 14.2 above, or may limit the scope of amendments such designated party may adopt, such as by limiting such amendments to matters related to the administration of the Plan or to changes requested by the Internal Revenue Service. In the event of any such delegation to amend the Plan, the party to whom authority is delegated may amend the Plan by having prepared and signing on behalf of the Company an amendment to the Plan which is within the scope of amendments which such party has authority to adopt. Also, any such delegation to amend the Plan may be terminated at any time by later resolution adopted by the Board (or its Executive Committee).

14.4.4 Further, and in addition to the procedures for amending the Plan set forth in Subsections 14.4.2 and 14.4.3 above, the Committee shall, for and on behalf of the Company in connection with the Company's position as the sponsor of the Plan, have the power to recommend to the Company any amendment to the Plan which the Committee believes is advisable, including but not limited to any amendment that is intended to improve the administration of the Plan, any amendment that is intended to further the purposes or understanding of the Plan, and any amendment that the Committee determines is necessary to maintain the tax-favored status of the Plan, but subject to the limitations set forth in Sections
14.1 and 14.2 above. When recommending any such amendment, the Committee shall not be acting in any fiduciary capacity with respect to the Plan but instead shall be acting solely as an agent and representative of the Company in its position as the sponsor of the Plan. Any amendment to the Plan that is recommended by the Committee shall become effective when (and shall not be effective unless and until) (a) it is consented to in writing by the Chief Executive Officer of the Company (or such other Company officer who is permitted to consent to such amendment by resolutions of the Board or the Board's Executive Committee) and (b) it is approved by resolutions adopted by the Board or the Board's Executive Committee (except that the approval by the Board or the Board's Executive Committee shall not be required in the case of any amendment that the Committee has determined is necessary to maintain the tax-qualified status of the Plan under section 401(a) of the Code or any amendment that the Committee determines will not have a material cost impact on the Participating Companies).

14.4.5 Finally, in the event of any right of parties other than the Board or its Executive Committee to amend the Plan that is delegated or provided them under Subsection14.4.3 or 14.4.4 above, and even while such right remains in effect, the Board (and its Executive Committee) shall continue to retain its own right to amend the Plan pursuant to the procedure set forth in Subsection 14.4.2 above.

ARTICLE 15

TERMINATION OF PLAN

15.1Full Vesting on Termination. Upon a complete or partial termination of the Plan or a complete discontinuance of contributions to the Plan, all interests of each Participant affected by the complete or partial termination or complete discontinuance of contributions in his Account, as applicable and determined as of the date of complete or partial termination, shall become nonforfeitable. In addition, if such an affected Participant has met the requirements for an early retirement or optional form of benefit as of the date of the complete or partial termination, he shall be deemed fully vested in such early or optional form of benefit to the extent based on his Account determined as of the date of the complete or partial termination. Notwithstanding any other provision herein to the contrary, no Participant (or person claiming through him) shall have any recourse towards satisfaction of any Plan benefit from other than the assets of the Plan.

15.2Distribution Method on Termination. Upon a complete termination of the Plan, the Committee shall discharge and satisfy all obligations under the Plan on behalf of Participants by the liquidation and distribution of the assets of the Plan. Any distribution made by reason of the termination of the Plan shall continue to meet the provisions of the Plan concerning the form in which distributions from the Plan must be made, however.

ARTICLE 16

TOP HEAVY PROVISIONS

16.1    Determination of Whether Plan Is Top Heavy. For purposes of this Article 16, this Plan shall be considered a "Top Heavy Plan" for any Plan Year (for purposes of the first two sentences of this Section 16.1, the "subject Plan Year") if, and only if, (a) this Plan is an Aggregation Group Plan during at least part of the subject Plan Year, and (b) the ratio of the total Present Value of all accrued benefits of Key Employees under all Aggregation Group Plans to the total Present Value of all accrued benefits of both Key Employees and Non-Key Employees under all Aggregation Group Plans equals or exceeds 0.6. All calculations called for in clauses (a) and (b) above with respect to this Plan and with respect to the subject Plan Year shall be made as of this Plan's Determination Date which is applicable to the subject Plan Year, and all calculations called for under clause (b) above with respect to any Aggregation Group Plan other than this Plan and with respect to the subject Plan Year shall be made as of that plan's Determination Date which is applicable to such plan's plan year that has its Determination Date fall within the same calendar year as the Determination Date being used by this Plan for the subject Plan Year. For the purpose of this Article 16, the following terms shall have the meanings hereinafter set forth:

16.1.1 Aggregation Group Plan. "Aggregation Group Plan" refers, with respect to any plan year of such plan, to a plan (a) which qualifies under Code section 401(a), (b) which is maintained by an Affiliated Employer, and (c) which either includes a Key Employee as a participant (determined as of the Determination Date applicable to such plan year) or allows another plan qualified under Code section 401(a), maintained by an Affiliated Employer, and so including at least one Key Employee as a participant to meet the requirements of Section 401(a)(4) or Section 410(b) of the Code. In addition, if the Company so decides, any plan which meets clauses (a) and (b) but not (c) of the immediately preceding sentence shall be treated as an "Aggregation Group Plan" with respect to any plan year of such plan if the group of such plan and all other Aggregation Group Plans will meet the requirements of sections 401(a)(4) and 410(b) of the Code with such plan being taken into account.

16.1.2 Determination Date. The "Determination Date" which is applicable to any plan year of an Aggregation Group Plan refers to the last day of the immediately preceding plan year (except that, for the first plan year of such a plan, the "Determination Date" applicable to such plan year shall be the last day of such first plan year).

16.1.3 Key Employee. With respect to any Aggregation Group Plan and as of any Determination Date that applies to a plan year of such plan, a "Key Employee" refers to a person who at any time during the plan year ending on the subject Determination Date is:

(a)an officer of an Affiliated Employer, provided such person receives compensation from the Affiliated Employers of an amount greater than $130,000 (as adjusted under section 416(i) of the Code for plan years beginning after December 31, 2002) for the applicable plan year. For this purpose, no more than 50 employees (or, if less, the greater of three or 10% of the employees of the Affiliated Employers) shall be treated as officers;

(b)	a 5% or more owner of any Affiliated Employer; or

(c)a 1% or more owner of any Affiliated Employer who receives compensation of $150,000 or more from the Affiliated Employers for the applicable plan year.

For purposes of paragraphs (b) and (c) above, a person is considered to own 5% or 1%, as the case may be, of an Affiliated Employer if he owns (or is considered as owning within the meaning of Code section 318, except that subparagraph (C) of Code section 318(a)(2) shall be applied by substituting "5%" for "50%") at least 5% or 1%, as the case may be, of either the outstanding stock or the voting power of all stock of the Affiliated Employer (or, if the Affiliated Employer is not a corporation, at least 5% or 1%, as the case may be, of the capital or profits interest in the Affiliated Employer). Further, for purposes of this entire Subsection 16.1.3, the term "Key Employee" includes any person who is deceased as of the subject Determination Date but who when alive had been a Key Employee at any time during the plan year ending on the subject Determination Date, and any accrued benefit payable to his beneficiary shall be deemed to be the accrued benefit of such person.

16.1.4 Non-Key Employee. With respect to any Aggregation Group Plan and as of any Determination Date that applies to a plan year of such plan, a "Non-Key Employee" refers to a person who at any time during the plan year ending on the subject Determination Date is an employee of an Affiliated Employer and who has never been considered a Key Employee as of such or any earlier Determination Date. Further, for purposes of this Subsection 16.1.4, the term "Non-Key Employee" includes any person who is deceased as of the subject Determination Date and who when alive had been an employee of an Affiliated Employer at any time during the plan year ending on the subject Determination Date but had not been a Key Employee as of the subject or any earlier Determination Date, and any accrued benefit payable to his beneficiary shall be deemed to be the accrued benefit of such person.

16.1.5	Present Value of Accrued Benefits.

(a)For any Aggregation Group Plan which is a defined benefit plan (as defined in Code section 414(j)), including such a plan which has been terminated, the "Present Value" of a participant's accrued benefit, as determined as of any Determination Date, refers to the single sum value (calculated as of the latest Valuation Date which coincides with or precedes such Determination Date and in accordance with the actuarial assumptions adopted under such defined benefit plan for valuing single sum forms of benefits for purposes of such plan's top heavy provisions which are in effect as of such Valuation Date) of the monthly retirement or termination benefit which the participant had accrued under such plan to such Valuation Date. For this purpose, such accrued monthly retirement or termination benefit is calculated as if it was to first commence as of the first day of the month next following the month the participant first attains his normal retirement age under such plan (or, if such normal retirement age had already been attained, as of the first day of the month next following the month in which occurs such Valuation Date) and as if it was to be paid in the form of a single life annuity. Further, the accrued benefit of any participant under such plan (other than a participant who is a Key Employee) shall be determined under the method which is used for accrual purposes for all defined benefit plans of the Affiliated Employers (or, if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rates permitted under the fractional rule of section 411(b)(1)(C) of the Code). In addition, the dollar amount of any distributions made from the plan (including the value of any annuity contract distributed from the plan) actually paid to such participant prior to the subject Valuation Date but still within the plan year ending on the subject Determination Date (or, when the distribution is made other than by reason of the participant's severance from employment from the Affiliated Employers, his death, or his disability, the five consecutive plan years ending on the subject Determination Date) shall be added in calculating such "Present Value" of the participant's accrued benefit.

(b)For any Aggregation Group Plan which is a defined contribution plan (as defined in Code section 414(i)), including such a plan which has been terminated, the "Present Value" of a participant's accrued benefit, as determined as of any Determination Date, refers to the sum of (i) the total of the participant's account balances under the plan (valued as of the latest Valuation Date which coincides with or precedes such Determination Date), and (ii) an adjustment for contributions due as of such Determination Date. In the case of a profit sharing or stock bonus plan, the adjustment in clause (ii) above shall be the amount of the contributions, if any, actually made after the subject Valuation Date but on or before such Determination Date (and, in the case of the first plan year, any amounts contributed to the plan after such Determination Date which are allocated as of a date in such first plan year). In the case of a money purchase pension or target benefit plan, the adjustment in clause (ii) above shall be the amount of the contributions, if any, which are either actually made or due to be made after the subject Valuation Date but before the expiration of the period allowed for meeting minimum funding requirements under Code section 412 for the plan year which includes the subject Determination Date. In addition, the value of any distributions made from the plan (including the value of any annuity contract distributed from the plan) actually paid to such participant prior to the subject Valuation Date but still within the plan year ending on the subject Determination Date (or, when the distribution is made other than by reason of the participant's severance from employment from the Affiliated Employers, his death, or his disability, the five consecutive plan years ending on the subject Determination Date) shall be added in calculating such "Present Value" of the participant's accrued benefit.

(c)In the case of any rollover (as defined in the appropriate provisions of the Code), or a direct plan-to-plan transfer, to or from a subject Aggregation Group Plan, which rollover or transfer is both initiated by a participant and made between a plan maintained by an Affiliated Employer and a plan maintained by an employer other than an Affiliated Employer, (i) the Aggregation Group Plan, if it is the plan from which the rollover or transfer is made, shall count the amount of the rollover or transfer as a distribution made as of the date such amount is distributed by such plan in determining the "Present Value" of the participant's accrued benefit under paragraph (a) or (b) above, as applicable, and (ii) the Aggregation Group Plan, if it is the plan to which the rollover or transfer is made, shall not so consider the amount of the rollover or transfer as part of the participant's accrued benefit in determining such "Present Value" if such rollover or transfer was or is accepted after December 31, 1983 and shall so consider such amount if such rollover or transfer was accepted prior to January 1, 1984.

(d)In the case of any rollover (as defined in the appropriate provisions of the Code), or a direct plan-to-plan transfer, to or from a subject Aggregation Group Plan, which rollover or transfer is not described in paragraph (c) above, (i) the subject Aggregation Group Plan, if it is the plan from which the rollover or transfer is made, shall not consider the amount of the rollover or transfer as part of the participant's accrued benefit in determining the "Present Value" thereof under paragraph (a) or (b) above, as applicable, and (ii) the subject Aggregation Group Plan, if it is the plan to which the rollover or transfer is made, shall consider the amount of the rollover or transfer when made as part of the participant's accrued benefit in determining such "Present Value."

(e)As is noted in paragraphs (a) and (b) above, the "Present Value" of any participant's accrued benefit under any Aggregation Group Plan (that is either a defined benefit plan or a defined contribution plan) as of any Determination Date includes the value of any distribution from such a plan actually paid to such participant prior to the last Valuation Date which coincides with or precedes such Determination Date but still within the plan year ending on the subject Determination Date (or, in some cases, within the five year period ending on the subject Determination Date). This rule shall also apply to any distribution under any terminated defined benefit or defined contribution plan which, if it had not been terminated, would have been required to be included as an Aggregation Group Plan.

(f)Notwithstanding the foregoing provisions, the "Present Value" of a participant's accrued benefit under any Aggregation Group Plan (that is either a defined benefit plan or a defined contribution plan) as of any Determination Date shall be deemed to be zero if the participant has not performed services for any Affiliated Employer at any time during the plan year ending on the subject Determination Date.

16.1.6Valuation Date. A "Valuation Date" refers to: (a) in the case of an Aggregation Group Plan that is a defined benefit plan (as defined in Code section 414(j)), the date as of which the plan actuary computes plan costs for minimum funding requirements under Code section 412 (except that, for an Aggregation Group Plan that is a defined benefit plan which has terminated, a "Valuation Date" shall be deemed to be the same as a Determination Date); and (b) in the case of an Aggregation Group Plan that is a defined contribution plan (as defined in Code section 414(i)), the date as of which plan income, gains, and/or contributions are allocated to plan accounts of participants.

16.1.7Compensation. For purposes hereof, a participant's "compensation" shall refer to his Total Compensation as defined in Subsection 2.1.24 above.

16.2	Effect of Top Heavy Status on Vesting.

16.2.1For any Plan Year in which this Plan is considered a Top Heavy Plan, each Participant who completes at least one Hour of Service in such year and who is not fully vested in any part of his Account under the provisions of Section 7.12 above shall be deemed fully vested in all parts of such Account if he has completed by the end of such year at least three years of Vesting Service.

16.2.2 For any Plan Year in which this Plan is not considered a Top Heavy Plan, the provisions of this Section 16.2 shall not be effective; except that, if the Plan is not a Top Heavy Plan in a Plan Year after the Plan was considered a Top Heavy Plan in the immediately preceding Plan Year, any change back to the appropriate vesting schedule or provisions set forth in Section 7.12 above shall be considered an amendment to the vesting schedule (effective and adopted as of the first day of such new Plan Year) for purposes of Section 14.2 above.

16.3	Effect of Top Heavy Status on Contributions.

16.3.1Subject to Subsections 16.3.2 and 16.3.3 below, for any Plan Year in which this Plan is considered a Top Heavy Plan, the amount of the employer contributions and forfeitures allocated under all Aggregation Group Plans which are defined contribution plans (as defined in Code section 414(i)) for such Plan Year to the accounts of a Participant who is a Non Key Employee on the last day of such Plan Year (excluding any contributions made on behalf of the Non-Key Employee by reason of his election under an arrangement qualifying under section 401(k) of the Code but including any matching contributions within the meaning of Code section 401(m)(4)(A) which are allocated to an account of the Non-Key Employee) must be at least equal to the lesser of (a) 3% of the Participant's compensation for such Plan Year or (b) the largest allocation of contributions and forfeitures made for such Plan Year to the accounts of a Participant who is a Key Employee as of the Determination Date applicable to such Plan Year under all such Aggregation Group Plans (measured as a percent of the Key Employee's compensation for such Plan Year and including both any contributions made on behalf of the Key Employee by reason of his election under an arrangement qualifying under section 401(k) of the Code and any matching contributions within the meaning of Code section 401(m)(4)(A) which are allocated to an account of the Key Employee). To the extent necessary, and regardless of the existence of current or accumulated profits, the Participating Companies shall make additional contributions to this Plan which are just allocable to the Accounts of Participants who are Non-Key Employees so that the requirement set forth in the immediately preceding sentence is met for the subject Plan Year.

16.3.2 Notwithstanding the provisions of Subsection 16.3.1 above but subject to the provisions of Subsection 16.3.3 below, in the case of any Non-Key Employee who participates in both this Plan and another Aggregation Group Plan that is a defined benefit plan (as defined in Code section 414(j)) which is maintained by an Affiliated Employer, the provisions of Subsection 16.3.1 above shall be inapplicable if the Affiliated Employer causes such defined benefit plan to provide an accrued benefit (attributable only to employer contributions) for such Non-Key Employee which, if expressed as a single life annuity commencing on the first day of the month next following the month in which the Non-Key Employee attains his normal retirement age (within the meaning of section 411(a)(8) of the Code) or any later date, shall be equal at least to the product of (a) 2% of the Non-Key Employee's average annual compensation for the five consecutive calendar years which produce the highest result and (b) the Non-Key Employee's years of service (up to but not exceeding ten such years). For purposes of computing the product in the foregoing sentence: (a) compensation received in any Plan Year which began prior to January 1, 1984 and in any Plan Year which begins after the end of the last Plan Year in which the Plan is considered a Top Heavy Plan shall all be disregarded; and (2) years of service shall refer generally to years of Vesting Service except that years of service for this purpose shall not include the period of any Plan Year which began prior to January 1, 1984 or any Plan Year as of which the Plan is not considered a Top Heavy Plan.

16.3.3 Notwithstanding the foregoing provisions of Subsections 16.3.1 and 16.3.2 above, such provisions shall not apply so as to cause any additional contribution or benefit to be provided a Participant for a Plan Year under an Aggregation Group Plan if (a) such Participant actively participates in an Aggregation Group Plan maintained by an Affiliated Employer at a date in the applicable Plan Year which is later than the latest date in such year on which he actively participates in this Plan and (b) such other plan provides for the same contribution or benefit as would otherwise be required under Subsections 16.3.1 and 16.3.2 above for such Plan Year.

ARTICLE 17

MISCELLANEOUS

17.1    Exclusive Benefit of Participants. All assets of the Plan shall be held in the Trust for the benefit of the Participants (and their beneficiaries). In no event shall it be possible, at any time prior to the satisfaction of all liabilities with respect to the Participants, for any part of the assets of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of the Participants or their beneficiaries (except as may be otherwise provided in Sections 5.7 and 6.3 above) or for payment of proper administrative costs and expenses of the Plan. No person shall have any interest in or right to any part of the Trust, or any rights in, to, or under the Trust, except as and to the extent expressly provided in the Plan.

17.2Mergers, Consolidations, and Transfers of Assets.

17.2.1 Notwithstanding any other provision hereof to the contrary, in no event shall this Plan be merged or consolidated with any other plan and trust, nor shall any of the assets or liabilities of this Plan be transferred to any other plan or trust or vice versa, unless:

(a)either the Plan is amended to provide for such action or the Committee both consents to such merger, consolidation, or transfer of assets or liabilities as consistent with the rules set forth herein and determines that such action furthers the purposes of this Plan;

(b)each Participant and beneficiary would (if this Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if this Plan had then terminated); and

(c)such merger, consolidation, or transfer of assets does not cause any accrued benefit, early retirement benefit, retirement-type subsidy, or optional form of benefit of a person under this Plan or the applicable other plan to be eliminated or reduced except to the extent such elimination or reduction is permitted under section 411(d)(6) of the Code or in Treasury regulations issued thereunder.

In the event of any such merger, consolidation, or transfer, the requirements of clause (b) set forth in the immediately preceding sentence shall be deemed to be satisfied if the merger, consolidation, or transfer conforms to and is in accordance with regulations issued under section 414(1) of the Code.

17.2.2 Subject to the provisions of this Section 17.2, the Committee may take action to merge or consolidate this Plan with any other plan and trust or permit the transfer of any assets and liabilities of this Plan to any other plan and trust or vice versa. In no event, however, shall any merger, consolidation, or transfer of assets or liabilities of or to this Plan be made on or after the Effective Amendment Date involving any amounts from a plan which is subject to the qualified joint and survivor requirements of sections 401(a)(17) and 417 of the Code.

17.2.3 If an Employee who is participating in the Cincinnati Bell Retirement Savings Plan, as such plan exists as of the Effective Amendment Date or is subsequently amended or renamed (for purposes of this Subsection 17.2.3, the "RSP"), becomes a Participant in this Plan, his account under the RSP (and the assets related thereto) shall be transferred to and assumed by this Plan as soon as is administratively practical after the Employee becomes a Participant in the Plan. Any savings agreement he had in effect under the RSP shall not apply under this Plan, however. Further, if a Participant in this Plan becomes a participant in the RSP, his Account under the Plan (and the assets related thereto) shall be transferred to and assumed by the RSP. Any transfer of an account and assets provided under this Subsection 17.2.3, however, shall be subject to the provisions of Subsection 17.2.1 above.

17.3Plan Benefits and Service for Military Service. Notwithstanding any provision of the Plan to the contrary and in order to satisfy the requirements of sections 401(a)(37) and 414(u) of the Code with respect to a Participant's qualified military service, the following subsections of this Section 17.3 shall apply.

17.3.1 If any contribution is made to the Plan by the Participating Companies or with respect to a Participant or by the Participant as a result of the Participant's rights under chapter 43 of title 38 of the United States Code (as such chapter is in effect on December 12, 1994 and without regard to any subsequent amendment) and by reason of the Participant's qualified military service, then: (a) such contribution shall not be subject to any otherwise applicable limitation under Code section 402(g), 404(a), or 415, and shall not be taken into account in applying such limitations to other contributions made under the Plan, with respect to the year in which the contribution is made; (b) such contribution shall be subject to the limitations described in clause (a) above with respect to the year to which the contribution relates; and (c) the Plan shall not be treated as failing to meet the requirements of Code section 401(a)(4), 401(k)(3), 401(m), 410(b), or 416 by reason of the making of such contribution.

17.3.2 If a Participant is entitled to the benefits of chapter 43 of title 38 of the United States Code (as such chapter is in effect on December 12, 1994 and without regard to any subsequent amendment), then the following paragraphs of this Subsection 17.3.2 shall apply with respect to the Participant.

(a)The Participant may make additional Pre-Tax Savings Contributions and/or After-Tax Savings Contributions under the Plan (in the amount determined under paragraph (c) below) during the period which begins on the date of the Participant's reemployment by a Participating Company and has the same length as the lesser of (i) the product of 3 and the Participant's period of qualified military service which resulted in his rights under this paragraph (a) or (ii) 5 years.

(b)The Participating Companies shall make Matching Contributions under the Plan with respect to any additional Savings Contributions made pursuant to paragraph (a) above which would have been required under the Plan had such additional Savings Contributions actually been made during the period of the Participant's qualified military service which results in the Participant's rights under paragraph (a) above.

(c) The amount of additional Pre-Tax Savings Contributions or After- Tax Savings Contributions that can be made by the Participant under paragraph (a) above is the maximum amount of such contributions that the Participant would have been permitted to make under the Plan during the period of his qualified military service which results in his rights under paragraph (a) above if the Participant had continued to be employed by a Participating Company during such period and received compensation as determined under Subsection 17.3.6 below. However, the amount determined under this paragraph (c) shall be properly adjusted for any Pre Tax Savings Contributions or After-Tax Savings Contributions the Participant actually made under the Plan during the period of such qualified military service.

17.3.3 If the Plan suspends the Participant's obligation to repay any loan made to him by the Plan for any period during which the Participant is performing service in the uniformed services, as defined in chapter 43 of title 38 of the United States Code (as such chapter is in effect on December 12, 1994 and without regard to any subsequent amendment), such suspension shall not be taken into account for purposes of applying Code section 72(p), 401(a), or 4975(d)(l) to the loan on the Plan.

17.3.4 An individual reemployed as an Employee under chapter 43 of title 38 of the United States Code (as such chapter is in effect on December 12, 1994 and without regard to any subsequent amendment) shall be treated as not having incurred a Break in Service for purposes of the Plan by reason of such individual's qualified military service.

17.3.5 Each period of qualified military service served by an individual shall, upon reemployment as an Employee under chapter 43 of title 38 of the United States Code (as such chapter is in effect on December 12, 1994 and without regard to any subsequent amendment), be deemed to constitute Vesting Service for purposes of the Plan.

17.3.6 For purposes of Article 8A above and Subsection 17.3.2(c) above, a Participant who is in qualified military service shall be treated as receiving compensation from the Participating Companies during the period of qualified military service equal to the compensation the Participant would have received during such period were he not in qualified military service, determined based on the rate of pay the Participant would have received from the Participating Companies but for his absence during the during the period of qualified military service; except that, if the compensation the Participant would receive during the period of qualified military service is not reasonably certain, then the Participant shall be treated as receiving compensation from the Participating Companies during the period of qualified military service equal to the Participant's average compensation from the Participating Companies during the shorter of (a) the twelve month period immediately preceding the period of the qualified military service or (b) the Participant's entire period of employment by the Participating Companies.

17.3.7 If a Participant dies on or after January 1, 2007 and while performing qualified military service, the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan had the Participant resumed and then terminated employment with the Affiliated Employers on account of death. However, the amount of such death benefit is not determined as if the Participant's Account was allocated contributions or forfeitures during such qualified military service.

17.3.8 An individual receiving, in a Plan Year that begins after December 30, 2008, a differential wage payment from a Participating Company shall be treated as an Employee and the differential wage payment shall be treated as part of the Participant's Total Compensation solely for purposes of applying Subsection 2.1.12 above, Article 5A above, Article 6A above, Article 7A above, and Article 16 above and applying any other requirement imposed by the Code on the Plan (but shall not be treated as part of the Participant's Covered Compensation or used for any other purposes of the Plan). Notwithstanding the immediately preceding sentence, for purposes of Section 11.10 above, such individual shall be treated as having been severed from employment with the Affiliated Employers during any period in which he is performing service in the uniformed services (as defined in chapter 43 of title 38 of the United States Code) while on active duty for a period of more than 30 days. However, if such individual elects to receive a distribution from the Plan by reason of the first sentence of this Subsection 17.3.8, he may not make any Savings Contribution to the Plan during the six-month period beginning on the date of the distribution. For purposes hereof, a "differential wage payment" means any payment that is made by a Participating Company to an individual with respect to any period during which the individual is performing service in the uniformed services (as defined in chapter 43 of title 38 of the United States Code) while on active duty for a period of more than 30 days and represents all or a portion of the wages that the individual would have received from the Employer if the individual were performing service for the Participating Company.

17.3.9 Nothing in this Section 17.3 shall be deemed to require (a) any crediting of Plan income or earnings to a Participant's Account with respect to any contribution before such contribution is actually made or (b) any allocation of a Plan forfeiture to a Participant's Account with respect to a period of qualified military service of the Participant.

17.3.10For all purposes of this Section 17.3, "qualified military service" means, with respect to any individual, any service of his in the uniformed services (as defined in chapter 43 of title 38 of the United States Code, as such chapter is in effect on December 12, 1994 and without regard to any subsequent amendment) if he is entitled to reemployment rights with the Participating Companies under such chapter with respect to such service.

17.4Authority to Act for Company.    Except as is otherwise expressly provided elsewhere in this Plan, any matter or thing to be done by the Company shall be done by the Board or the Board's Executive Committee, except that the Board or the Board's Executive Committee may, by resolution, delegate in writing to any officer of any Affiliated Employer any or all of its rights or duties hereunder (and any such delegation shall be deemed incorporated into and made a part of this Plan). Any such delegation shall be valid and binding upon all persons, and the persons or committee to whom authority is delegated shall have full power to act in all matters so delegated until the authority expires by its terms or is revoked by resolution of the Board or the Board's Executive Committee.

17.5Relationship of Plan to Employment Rights. The adoption and maintenance of the Plan is purely voluntary on the part of the Participating Companies and neither the adoption nor the maintenance of the Plan shall be construed as conferring any legal or equitable rights to employment on any person.

17.6Applicable Law. The provisions of the Plan shall be administered and enforced according to applicable Federal law and, only to the extent not preempted by Federal law, to the laws of the State of Ohio. The Company may at any time initiate any legal action or proceedings for the determination of any question of construction which arises or for instructions. Except as required by law, in any application to, or proceeding or action in, any court with regard to the Plan, only the Company shall be a necessary party, and no Participant, beneficiary, or other person having or claiming any interest in the Plan shall be entitled to any notice or service of process. The Company may include as parties defendant any other person or persons. Any judgment entered into in such a proceeding or action shall be conclusive upon all persons claiming under the Plan.

17.7Separability of Provisions.    If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed and enforced as if such provision had not been included.

17.8Counterparts. The Plan may be executed in any number of counterparts, each of which shall be deemed an original. The counterparts shall constitute one and the same instrument, which shall be sufficiently evidenced by any one thereof.

17.9Headings. Headings used throughout the Plan are for convenience only and shall not be given legal significance.

17.10Special Definitions. Any terms which are defined by use of a parenthetical contained in any provision of the Plan shall apply only to the provision in which such parenthetical is contained, except where otherwise indicated in such parenthetical or where the context otherwise requires.

17.11Plan Administrator and Sponsor. The Company shall be the Plan's administrator and sponsor as those terms are used in ERISA.

SIGNATURE PAGE

IN ORDER TO EFFECT THE FOREGOING PLAN PROVISIONS, Cincinnati Bell Inc.,
the sponsor of the Plan, has hereunto caused its name to be subscribed to this complete amendment and restatement of the Plan, effective for all purposes as of December 31, 2002.

CINCINNATI BELL INC.

By:	/s/ Christopher J. Wilson
Christopher J. Wilson

Title:	Vice President, General Counsel & Secretary

Date	December 28, 2010